UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

Radian Group Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Notice of 2025 Annual Meeting of

Stockholders and Proxy Statement

DATE: Wednesday, May 21, 2025

TIME: 9:00 a.m. Eastern Daylight Time

PLACE: Live via the Internet. Please visit: www.meetnow.global/MT9KVSD

OUR CORE VALUES We embrace six core organizational values that we live by, and that define who we are as an enterprise:
Deliver the Brand Promise We are a customer-centric enterprise striving to be the market leading brand as defined by our customers.	Our People are the Difference We recognize that our people make the difference in our franchise.
Innovate for the Future We embrace innovative technologies to strategically differentiate the delivery of our products and services.	Do What’s Right We will always do the right thing, without compromise.
Create Shareholder Value We build long-term shareholder value through sustainable growth and profitability.	Partner to Win We recognize that we cannot reach our goals alone, so we will develop intelligent strategic alliances with best-in-class partners.

OUR IMPACT
“I am proud to be part of a company that lives our values and is deeply dedicated to ensuring affordable, responsible and sustainable homeownership.”
Rick Thornberry, CEO

At Radian, we recognize our responsibility to our employees, customers and communities, and we believe socially responsible and sustainable practices are the right way to do business. Visit https://www.radian.com/who-we-are/corporate-responsibility to learn more about our Corporate Responsibility program. You will also find additional disclosures of relevant metrics related to our company, including those relevant to the Sustainability Accounting Standards Board (SASB) standards for the insurance industry, Task Force on Climate-Related Financial Disclosures (TCFD), and a discussion of how we help support certain United Nations Sustainable Development Goals (UN SDGs).

April 1, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Radian Group Inc., which will be held exclusively in virtual format via live audio webcast at 9:00 a.m. Eastern Daylight Time on May 21, 2025. The accompanying Notice of 2025 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting. There is no physical location for the meeting.

For our annual meeting, we have elected to use the internet as the primary means of providing our proxy materials to stockholders. Stockholders of record on the record date will receive a notice of internet availability (the “Notice”) with instructions for accessing the proxy materials and for voting. The Notice provides the information on how to vote, how to attend the meeting, and information on how stockholders who wish to request paper copies of our proxy materials, including a proxy card, may obtain them free of charge.

Regardless of whether you plan to attend the virtual annual meeting, we hope you will vote as soon as possible. Stockholders of record can vote their shares by using the internet. If you received your materials by mail, you also may vote your shares by telephone or by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you attend the virtual meeting, you may revoke your proxy, if you wish, and vote your shares during the meeting electronically via the internet. Because the representation of stockholders at the annual meeting is very important, we thank you in advance for your participation.

Sincerely,

Elizabeth A. Diffley

Senior Corporate Counsel and Corporate Secretary

Radian Group Inc.

550 East Swedesford Road, Suite 350 | Wayne, PA 19087 | 800.523.1988 | radian.com

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

DATE:

Wednesday, May 21, 2025

TIME:

9:00 a.m. Eastern Daylight Time

PLACE:

Live via the internet

Please visit: www.meetnow.global/MT9KVSD

RECORD DATE:

Stockholders of record as of the close of business on March 24, 2025, will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

ITEMS OF BUSINESS:
1	Elect eleven directors, each for a one-year term, to serve until their successors have been duly elected and qualified;
2	Conduct an advisory vote to approve the compensation of our named executive officers;
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
4	In addition to the items above, the Company may transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Instead of paper copies of this notice of meeting, our 2025 Proxy Statement and our 2024 Annual Report to
Stockholders, many stockholders received the Notice of Internet Availability of Proxy Materials (the “Notice”), which Notice was mailed to stockholders beginning on or about April 1, 2025. The Notice provides instructions on how to access these documents over the internet and information on how stockholders who wish to request paper copies of these proxy materials, including a proxy card, may obtain them free of charge. Electronic delivery enables us to more cost effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

We have determined that it is in the best interest of Radian and its stockholders to hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) “virtually” via live audio webcast. To attend the Annual Meeting or to examine a list of stockholders, go to www.meetnow.global/MT9KVSD at the meeting date and time described above and in the accompanying 2025 Proxy Statement. There is no physical location for the Annual Meeting.

Regardless of whether you plan to attend Radian’s virtual Annual Meeting, we hope you will vote as soon as possible. For instructions about voting, please see “How Shares May Be Voted by Registered Stockholders” and “How Shares May Be Voted if Held in “Street Name”” beginning on page 2 of the 2025 Proxy Statement. Because the representation of stockholders at the Annual Meeting is very important, we thank you in advance for your participation.

By Order of the Board of Directors,

Elizabeth A. Diffley

Senior Corporate Counsel and Corporate Secretary

Wayne, Pennsylvania

April 1, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2025:

Our 2025 Proxy Statement and 2024 Annual Report to Stockholders are available at
www.radian.com/StockholderReports.

Radian Group Inc.

550 East Swedesford Road, Suite 350 | Wayne, PA 19087 | 800.523.1988 | radian.com

Website References

Websites referred to in the proxy materials, including this proxy statement, are provided for reference only and are not incorporated by reference into this proxy statement.

i 2025 Proxy Statement

RADIAN GROUP INC.

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

www.radian.com

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

The board of directors (the “Board”) of Radian Group Inc. (“Radian” or the “Company”) is furnishing this proxy statement to solicit proxies from the Company’s stockholders for use at Radian’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). For our Annual Meeting, we have elected to use the internet as the primary means of providing our proxy materials to stockholders. Stockholders of record on the record date will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and for voting. The Notice provides information on how to vote, how to attend the meeting, and how stockholders who wish to request paper copies of our proxy materials, including a proxy card, may obtain them free of charge. This proxy statement and our 2024 Annual Report to Stockholders (the “Proxy Materials”) are first being released, and the Notice is being mailed, to stockholders beginning on or about April 1, 2025, to furnish information relating to the business to be transacted at the Annual Meeting. If you would like to receive a printed copy of the Proxy Materials, please follow the instructions included in the Notice. Upon request, we will promptly mail you paper copies of these materials free of charge.

Our Proxy Materials are also available at www.investorvote.com/RDN and at www.radian.com/StockholderReports.

We have determined that it is in the best interest of Radian and its stockholders to hold the Annual Meeting “virtually” via live audio webcast. The virtual Annual Meeting affords our stockholders the same rights and opportunities as an in-person meeting, while allowing them to attend the meeting regardless of their geographic location or other circumstances that could limit their ability to attend an in-person meeting. You will be able to attend the Annual Meeting online, and subject to the eligibility requirements below, you will be able to vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MT9KVSD at the meeting date and time described below. There is no physical location for the Annual Meeting.

Information About Voting

Information About Voting	2025 Proxy Statement 1

Who May Vote

Only stockholders of record on the close of business on March 24, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. On the record date, 141,220,430 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. For each share of common stock you held on the record date, you will be entitled to one vote on each matter submitted to a vote of stockholders. There is no cumulative voting.

What Shares May Be Voted

You may vote all shares of our common stock owned by you as of the close of business on the record date.

These shares include:

▪
Shares held directly in your name as the stockholder of record (“Registered Stockholder”); and
▪
Shares of which you are the beneficial owner but not the stockholder of record. These are shares not registered in your name, but registered in “street name” through an account you have with a bank, broker or other holder of record (a “Nominee”), including shares owned by the Radian Group Inc. Savings Incentive Plan (the “Savings Plan”) Stock Fund.

How Shares May Be Voted by Registered Stockholders

If you are a Registered Stockholder, as described above, you may submit a proxy to vote your shares before the Annual Meeting, as follows:

By Mail:

If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card by mail. If you received a Notice and wish to vote by mail, you can request a paper copy of the full set of Proxy Materials by following the instructions in the Notice.

Online: Go to www.investorvote.com/RDN and follow the instructions on the screen. It will be necessary to have your Notice or proxy card available for reference when you access the web page.

By Telephone:

If you received a paper proxy card or voting instruction form, call toll free 1-800-652-VOTE (1-800-652-8683) within the United States and its territories or Canada, and follow the instructions. It will be necessary to have your proxy card available for reference when you call.

Otherwise, you may vote your shares at the Annual Meeting if you attend online. See “How to Participate in the Virtual Annual Meeting” below.

You may revoke your proxy at any time before your shares are voted at the Annual Meeting, as follows:

▪
Notify our Corporate Secretary in writing that you wish to revoke your proxy;
▪
Submit another proxy with a later date by mail, internet or telephone, as described above and by the deadline set forth on your Notice or proxy card for voting by internet or telephone; or

2 2025 Proxy Statement	Information About Voting

▪
Attend the Annual Meeting online and give notice of revocation of your proxy (attendance at the Annual Meeting online, by itself, will not constitute revocation).

How Shares May Be Voted if Held in “Street Name”

If you hold your shares in “street name,” meaning your shares are held by a Nominee, you will have received voting instructions from that Nominee containing instructions that you must follow in order for your shares to be voted. If you hold your shares in “street name,” you should review and follow the voting instructions provided by your Nominee, including any instructions relating to revoking voting instructions. If your shares are held in “street name” and you wish to vote at the Annual Meeting online, you must obtain a legal proxy from your Nominee.

Your vote is important to Radian. We encourage you to submit your proxy or voting instructions, as described above, even if you plan to attend the Annual Meeting online. You can always change your vote or revoke your proxy or voting instructions before the meeting or vote online at the meeting, as described above.

How to Participate in the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by live audio webcast. No physical meeting will be held. You will only be able to attend the Annual Meeting online, and, subject to the eligibility requirements below, you will be able to participate by voting and submitting questions, by visiting www.meetnow.global/MT9KVSD.

The online meeting will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 21, 2025. We encourage you to access the meeting prior to the start time to leave ample time for check-in and to ensure that you can hear streaming audio. The virtual meeting will be accessible on desktop and laptop computers, as well as tablets and smartphones.

Participation by Registered Stockholders

To participate in the Annual Meeting, you must have been a stockholder of the Company as of the close of business on the record date, or you must hold a valid proxy for the Annual Meeting. If you are a stockholder of record, you will need to review the information included on your Notice or proxy card, including the 15-digit control number provided in the shaded bar and log in using that control number.

Participation if Shares Held in “Street Name”

If you hold your shares through a Nominee, you must register in advance to attend the Annual Meeting.

To register, you must obtain a legal proxy, executed in your favor, from the Nominee and submit proof of your legal proxy reflecting the number of shares of Radian common stock you held as of the record date, along with your name and email address to Computershare (contact information below). Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 11, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Information About Voting	2025 Proxy Statement 3

Requests for registration should be sent to the following:

By email	Forward the email from your Nominee, or attach an image of your legal proxy, to legalproxy@computershare.com	By mail	Computershare Radian Group Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Submitting Questions

Stockholders who log in to the meeting following the instructions above will have the ability to submit questions in writing during the Annual Meeting via the meeting portal at www.meetnow.global/MT9KVSD.

Troubleshooting Technical Difficulties

If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call 888-724-2416 for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting.

Where to Find Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting, if practicable, and we will publish the voting results in a Current Report on Form 8-K that will be filed with the United States Securities and Exchange Commission (the “SEC”) within four business days after the conclusion of the Annual Meeting.

Quorum and Votes Required for Approval

A quorum of our stockholders is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares entitled to vote must be present at the meeting, either live at the virtual meeting or represented by proxy. Your shares are counted as present at the Annual Meeting if you attend and vote during the Annual Meeting online or if you properly submit a proxy or follow the voting instructions provided by your Nominee, as applicable.

The following table summarizes the vote required for approval of each item of business to be transacted at the Annual Meeting. In addition, the table shows the effect on the outcome of the vote of: (i) abstentions; (ii) uninstructed shares held by a Nominee (which result in “broker non-votes” when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the Nominee is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked (i.e., unvoted) proxy cards.

4 2025 Proxy Statement	Information About Voting

Proposal	Votes Required for Approval	Effect of Abstentions (1)	Uninstructed Shares/Effect of Broker Non-votes (1)	Signed but Unmarked Proxy Cards (2)
Proposal 1
Election of directors	Majority of votes cast with respect to each nominee (3)	No effect (4)	Not voted/ No effect	Voted “For” each nominee
Proposal 2
Advisory, non-binding vote to approve named executive officer compensation	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote “Against”	Not voted/ No effect	Voted “For”
Proposal 3
Ratification of the appointment of PricewaterhouseCoopers LLP as Radian’s independent registered public accounting firm for the year ending December 31, 2025	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote “Against”	Discretionary vote by the Nominee (5)	Voted “For”
(1)
Abstentions and broker non-votes are included for purposes of determining whether a quorum is present; however, abstentions are considered “entitled to vote” whereas broker non-votes are not.
(2)
If you complete and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.
(3)
See below for an explanation of this majority voting standard, which applies with respect to uncontested director elections.
(4)
Under Section 4.13(f) of our Fourth Amended and Restated By-Laws (the “By-Laws”), abstentions are not counted as votes “For” or “Against” a director’s election.
(5)
The Nominee is permitted to vote in its discretion with respect to Proposal 3 despite not having received instructions from the beneficial owner.

This year’s election of directors is an uncontested election of directors, meaning that there are not more director nominees than the number of directors to be elected at the meeting. As described in the table above, in an uncontested election, our directors are elected by majority voting (Proposal 1). Under the majority voting standard, a director is elected only if the number of shares voted “For” that director exceeds the number of shares voted “Against” that director. In accordance with our By-Laws, each of our incumbent directors submits a conditional resignation in advance of the Annual Meeting that will become effective if the number of shares voted “For” that director does not exceed the number of shares voted “Against” that director and the Board accepts the director’s resignation. An incumbent director who fails to receive a majority of the votes cast may voluntarily retire from the Board before the resignation becomes effective. If a sitting director fails to receive a majority of the votes cast, our Board will determine within 90 days of the Annual Meeting whether to accept the resignation of such director, unless the director retires during this 90-day period. If a nominee fails to receive a majority of the votes cast and the Board accepts the director’s resignation or the director retires, there would be a vacancy created on the Board. Our Board would then have the option under our By-Laws either to appoint someone to fill the vacancy or to reduce the size of the Board.

Information About Voting	2025 Proxy Statement 5

Proposal 1 – Election of Directors

Our Amended and Restated Certificate of Incorporation and our By-Laws provide for the annual election of directors, with the number of directors determined by our Board. Upon election, each of our directors serves for a one-year term and until the director’s successor has been duly elected and qualified, or until the director’s earlier removal or resignation. Our Board currently consists of Howard B. Culang (Non-executive Chairman), Fawad Ahmad, Brad L. Conner, Debra Hess, Lisa W. Hess, Anne Leyden, Brian D. Montgomery, Lisa Mumford, Jed Rhoads, Gregory V. Serio, Noel J. Spiegel and Richard G. Thornberry.

Upon completion of her current term at the Annual Meeting, Ms. Lisa Hess will be retiring from the Board, and therefore, will not be standing for re-election at the Annual Meeting. Effective upon Ms. Lisa Hess’s retirement, the Board has approved a reduction in the size of the Board from 12 to 11 members. Upon the recommendation of the Governance Committee of our Board, the Board has nominated each of our current directors for re-election other than Ms. Lisa Hess. Proxies cannot be voted for a greater number of persons than 11, which is the number of nominees named in this proxy statement. All directors and nominees (other than our Chief Executive Officer, Mr. Thornberry) are independent under applicable independence rules of the SEC and the New York Stock Exchange (the “NYSE”), and all nominees have consented to be named in this proxy statement and to serve if elected. If, at the time of the Annual Meeting, any nominee is not available for election, proxies may be voted for another person nominated by the Board, the Board seat may become vacant or the size of the Board may be reduced.

6 2025 Proxy Statement	Proposal 1 – Election of Directors

Board Composition and Succession Planning

The Board considers Board succession planning and refreshment a top priority and the Governance Committee regularly reassesses the Board’s approach to succession planning to ensure that its aims are consistent with the Company’s evolving needs and strategic focus. The Governance Committee and Board regularly engage on this topic, and on occasion, the Governance Committee may engage the services of an independent advisor to ensure that these discussions incorporate an independent, objective perspective and advice on best practices.

Each year, the Governance Committee seeks to nominate a Board that will be most effective in overseeing the affairs of the Company and in supporting the development and execution of the Company’s strategic plan. See “Item 1. Business—General—Business Strategy” on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report on Form 10-K”) for a discussion of the Company’s current strategic focus.

Since 2019, our Board has appointed seven independent directors to the Board based on skill sets identified by the Board during its succession planning discussions and through searches conducted with the support of a third-party search firm. During this period and through 2024, the Board appointed the following directors: Debra Hess (2019), Brad L. Conner (2020), Lisa Mumford (2020), Brian D. Montgomery (2021) (who rejoined the Board in 2021 after stepping down in 2018 upon his appointment to serve as the Federal Housing Administration (“FHA”) Commissioner in the Department of Housing and Urban Development (“HUD”)), Fawad Ahmad (2023) and Anne Leyden (2023). In 2025, with the support of a third-party search firm that helped identify and vet candidates, the Governance Committee conducted a director search focused on identifying a candidate with a strong reinsurance background and skill set. As a result of this search, the Governance Committee recommended, and the Board appointed, Jed Rhoads in February 2025.

Succession planning also requires the Governance Committee and Board to proactively plan for director departures from the Board, and since 2019, four long-serving directors have retired from our Board and a fifth director, Lisa Hess, announced her intention in December 2024 not to stand for re-election at the Annual Meeting and to retire from the Board at the conclusion of her current term in May 2025. The following diagram highlights the Board’s commitment to Board refreshment and succession planning:

March 2019: Debra Hess appointed to Board	February 2020: Brad L. Conner appointed to Board	February 2020: Lisa Mumford appointed to Board	June 2021: Brian D. Montgomery rejoined Board	February 2023: Fawad Ahmad appointed to Board	August 2023: Anne Leyden appointed to Board	February 2025: Jed Rhoads appointed to Board

2019	2020	2021	2022	2023	2024	2025

May 2019: Stephen T. Hopkins retired (20 years on Board)	May 2020: David Carney retired (28 years on Board)	December 2021: Non-executive Chairman Herbert Wender retired (29 years on Board). Howard B. Culang appointed as Non-executive Chairman		May 2024: Gaetano J. Muzio retired (12 years on Board)	December 2024: Lisa Hess announced her intent not to stand for re-election in 2025 (14 years on Board)

Proposal 1 – Election of Directors	2025 Proxy Statement 7

Overview of Board Composition

The Board recognizes that directors with diverse perspectives, backgrounds and experiences can help to generate a comprehensive discussion of issues from multiple perspectives, which contributes to effective decision making and oversight over our businesses. Accordingly, the Governance Committee regularly evaluates our Board’s composition to ensure it includes naturally varying perspectives and experiences that are positively contributing to the development and execution of our strategic plan in the best interest of our stockholders. The Board considers diversity in a broad sense to mean differences of background, education, professional experience and skills, race, ethnicity, gender, age and tenure with Radian. When considering candidates for nomination as new directors, the Board first identifies the skill sets it seeks to bring to the Board as well as other potential characteristics that would benefit the composition of the Board. The Governance Committee then conducts a search that prioritizes the desired skill sets, while also ensuring that the pool of candidates it evaluates includes qualified persons who reflect a broad range of experiences and backgrounds, including underrepresented areas of race, ethnicity and gender.

All of our directors have extensive senior leadership skills and business knowledge. The table below identifies our directors’ key skills, expertise and experience for those areas considered most relevant to the Board’s oversight over our Company and strategy:

Knowledge, Skills & Experience (1)

	Ahmad	Conner	Culang	Hess, D.	Hess, L.	Leyden	Montgomery	Mumford	Serio	Rhoads	Spiegel	Thornberry
Business Development		✓	✓			✓	✓			✓	✓	✓
CEO or other C-Suite	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓
Financial		✓		✓	✓			✓		✓	✓	✓
Government / Regulatory							✓		✓
Human Capital Management						✓	✓					✓
Information Technology / Digital Technology	✓	✓	✓				✓				✓	✓
Insurance / Reinsurance	✓	✓					✓	✓	✓	✓
Mortgage / Real Estate		✓	✓	✓			✓	✓	✓			✓
Operations	✓	✓	✓			✓	✓			✓		✓
Other Public Co. Board				✓				✓			✓
Risk Management		✓	✓	✓	✓		✓	✓	✓	✓	✓	✓

Veteran			✓

(1)
For directors with a marked checkbox, the check represents specific knowledge, skills and experience acquired by having served in roles (other than as a Radian Board member) that included oversight responsibilities in the identified area.

8 2025 Proxy Statement	Proposal 1 – Election of Directors

Gender Demographics	Racial / Ethnic Demographics (1)

(1) One director self-identifies as both Hispanic and White, and therefore, is reflected in the numbers for both areas.

Our Board believes a balance of different ages and tenures is a critical component of our Board composition, allowing for both new perspectives and continuity. As a Company that provides mortgage insurance and other products and services to the real estate and mortgage finance industries, our performance can be impacted significantly by mortgage credit and housing market cycles, which can be long-lasting with lengthy periods between cycles. The institutional knowledge that our longer tenured, most senior directors have acquired through previous credit and market cycles in our industries is critical in supporting management’s efforts to successfully navigate challenges during these periods. Further, a mix of age and tenure helps further ensure that our Board oversight is well-rounded, with varying perspectives to address the complexity of matters that the Company frequently has to navigate in today’s ever evolving markets and operating environment. The Governance Committee believes that a balance of director age and tenures best enables the Board to effectively oversee our businesses and support the execution of the financial and strategic objectives that are critical to driving long-term value for our stockholders during various economic and operating environments.

Mix of Age	Mix of Tenure (Median Tenure: 7 Years)

Proposal 1 – Election of Directors	2025 Proxy Statement 9

Biographical Information for Director Nominees

Biographical information for each of the director nominees is provided below along with a discussion of each nominee’s specific experience, qualifications, attributes or skills that have led the Board to conclude that each director should be nominated for election or re-election.

Howard B. Culang

Non-executive Chairman of the Board

Independent

Age: 78

Director Since: June 1999

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Information Technology / Digital Technology

• Mortgage / Real Estate

• Operations

• Risk Management

Skills and Qualifications

Mr. Culang is highly qualified to serve as our Non-executive Chairman of the Board based on his deep institutional knowledge of Radian, his professional background and his decades of experience in the mortgage and financial services industries. Based on his tenure with Radian through multiple economic cycles, including his 17 years of leadership as Chair of the Board’s Risk Committee, Mr. Culang is uniquely positioned to lead our Board and ensure that the Board remains focused on supporting long-term growth for our stockholders. His past management experiences in both mortgage credit and real estate services, in combination with his service on the board of a privately-owned artificial intelligence (“AI”) technology company, provide him with important insights regarding the most critical aspects of our businesses, including how best to support the Company in developing and executing our strategic vision.

Experience

Mr. Culang has been a director of Radian since June 1999, serving as Chair of the Board’s Risk Committee for 17 years before assuming the role of Non-executive Chairman of our Board in December 2021. From November 1985 to December 2005, Mr. Culang worked in various roles for the Prudential Home Mortgage Company (“Prudential”), a mortgage lender, including as a Managing Director and member of the Executive Committee and as Vice Chairman of Residential Services Corporation of America, the holding company for Prudential’s mortgage lending, servicing and real estate services companies. Prior to joining Prudential, Mr. Culang held a number of senior management positions with Citibank, N.A., including as a Senior Credit Officer. More recently, Mr. Culang served as President of Laurel Corporation, a financial services firm, from January 1996 through December 2011. Mr. Culang also served as a Managing Member of JH Capital Management LLC, a management company for a private equity fund, from July 1998 to December 2010, and of Cognitive Capital Management LLC, a management company for a fund of hedge funds, from April 2001 to December 2005. Mr. Culang currently serves as a director of Phase Change Software, LLC (formerly ioSemantics, LLC), a privately-owned AI software company.

10 2025 Proxy Statement	Proposal 1 – Election of Directors

Fawad Ahmad

Independent

Age: 49

Director Since: February 2023

Committee:

• Governance

• Risk

Director Skills / Experience:

• CEO or other C-Suite

• Information Technology / Digital Technology

• Insurance / Reinsurance

• Operations

Skills and Qualifications

Mr. Ahmad brings current experience leading innovative digital, data and analytical organizations, including transformational digital initiatives at several industry-leading companies across the high-tech, e-commerce, retail, and insurance industries. This skill set and experience is highly valuable to our Company, as we continue to pursue opportunities to transform the future of the mortgage and real estate industries. In addition, Mr. Ahmad’s perspective and insights into digital transformations occurring across the financial markets, and more broadly the consumer markets, is highly valuable in supporting the Board’s oversight of the execution of our strategic objectives.

Experience

Mr. Ahmad will be joining ADT Inc. (“ADT”), as Executive Vice President, Chief Operating and Customer Officer in April 2025. ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the United States. Previously, until March 2025, he was serving as Senior Vice President, Chief Strategy and Transformation Officer at State Farm Mutual Automobile Insurance Company (“State Farm”), a property and casualty insurance provider that, with its affiliates, is the largest provider of auto and home insurance in the United States. Mr. Ahmad joined State Farm in 2016 as Vice President of Digital, and in 2017, was promoted to Vice President in Enterprise Technology – Customer Experience. In 2019 he became State Farm’s Senior Vice President and Chief Digital Officer, a role that he held until assuming the Chief Strategy and Transformation Officer position in 2024. Before joining State Farm, from 2013 to 2016, Mr. Ahmad held leadership roles at Staples Inc., an industry leader in workspace products, including General Manager of Global Omnichannel Product and Strategy. Before that, Mr. Ahmad held the role of General Manager of the North America Core Shipping Platform at eBay Inc., a global commerce leader, responsible for leading the function’s strategy, operations, and strategic partnerships.

Proposal 1 – Election of Directors	2025 Proxy Statement 11

Brad L. Conner

Independent

Age: 63

Director Since: February 2020

Committees:

• Risk (Chair)

• Compensation and Human Capital Management

• Governance

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Financial

• Information Technology / Digital Technology

• Insurance / Reinsurance

• Mortgage / Real Estate

• Operations

• Risk Management

Skills and Qualifications

Mr. Conner brings recent C-suite level experience in banking and lending solutions in large, publicly-traded financial institutions, which is a skill set that is highly valuable in supporting the Board’s oversight over virtually all aspects of our business. In addition, his deep knowledge of the mortgage industry provides him with valuable insight into the industries in which we operate and complements the Board’s role in overseeing our strategic direction and supporting the execution of our strategic objectives. These experiences are particularly relevant in Mr. Conner’s role as the Chair of the Risk Committee of our Board.

Experience

Mr. Conner recently served as Vice Chairman, Head of Consumer Banking for Citizens Financial Group, Inc. (“Citizens”), a publicly-traded financial institution, beginning in January 2014 and through his retirement from this role in January 2020. In this role, Mr. Conner was responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as Citizens’ Consumer Phone Bank and online channels. Before joining Citizens in 2008, Mr. Conner served as President of the Home Equity and Mortgage Home Loan Direct business of J.P. Morgan Chase & Co., a publicly-traded global financial services firm. Prior to this, he oversaw the combined Home Equity business of Chase and Bank One Corporation, a publicly-traded global financial services firm, after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner currently serves as a director of United Services Automobile Association (“USAA”), a diversified financial services group of companies that provides insurance, investing and banking solutions to members of the U.S. military, veterans and military families and serves as executive chairman of the board of USAA Federal Savings Bank, a bank owned by USAA.

12 2025 Proxy Statement	Proposal 1 – Election of Directors

Debra Hess

Independent

Age: 60

Director Since: March 2019

Committees:

• Audit (Chair)

• Finance and Investment

Director Skills / Experience:

• CEO or other C-Suite

• Financial

• Mortgage / Real Estate

• Other Public Co. Board

• Risk Management

Current Public Company Directorship:

• AG Mortgage Investment Trust Inc.

Former Public Company Directorship:

• Crombie Real Estate
Investment Trust

Skills and Qualifications

Ms. Debra Hess’ extensive banking, finance and real estate asset management experience provides her with valuable insight into our businesses, the industries in which we operate and the various factors impacting our strategic direction. In addition, her roles as the Chief Financial Officer of various publicly-traded companies and her executive management experience with companies in the financial services and mortgage and real estate industries provide her with significant financial, accounting and compliance expertise in areas that are valuable to the Board’s oversight responsibilities and in particular to her role as Chair of the Audit Committee of our Board.

Experience

Ms. Hess served as Chief Financial Officer of both NorthStar Asset Management Group, a global asset management firm focused on strategically managing real estate and other investment platforms, and NorthStar Realty Finance Corp., a publicly-traded real estate investment company (together with NorthStar Asset Management Group, “Northstar”), from July 2011 until January 2017. Additionally, from 2011 until 2015, Ms. Hess held various other positions, including Chief Financial Officer and Treasurer for NorthStar’s non-publicly traded companies. Prior to joining NorthStar, from August 2008 to June 2011, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, a privately-owned fund sponsor that invests in real estate related assets. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group (“Fortress”), an investment management firm, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed real estate investment trust. Prior to joining Fortress, Ms. Hess served in various positions at Goldman, Sachs & Co. (“Goldman Sachs”), including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Ms. Hess currently serves on the board of directors of AG Mortgage Investment Trust, Inc., a publicly-traded mortgage real estate investment trust, where she serves as non-executive chair of the board, chair of the nominating and corporate governance committee and as a member of the audit and compensation committees. She also serves on the board of CenterPoint Properties Trust, a privately owned acquiror, developer and manager of industrial real estate and transportation infrastructure, where she chairs the audit committee and serves as a member of the compensation committee.

Proposal 1 – Election of Directors	2025 Proxy Statement 13

Anne Leyden

Independent

Age: 64

Director Since: August 2023

Committee:

• Compensation and Human
Capital Management (Chair)

• Finance and Investment

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Human Capital Management

• Operations

Skills and Qualifications

Ms. Leyden brings recent executive level experience in human capital management in large publicly traded global information and financial institutions, including experience in succession planning, integration of strategic acquisitions and the development of operating models. In addition, her executive management experience with companies operating in the mortgage, consumer lending and other financial services industries provide her with valuable knowledge and insights about the industries in which we operate. This skill set and experience is highly valuable to our Company and complements our Board’s other expertise, as we further our commitment to maximizing talent within our organization in support of our strategic objectives.

Experience

Ms. Leyden is a senior human resources executive with broad-based business leadership experience in the financial services and consumer credit sectors. From 2014 until 2021, Ms. Leyden served as Executive Vice President, Chief Human Resources Officer for TransUnion, a consumer credit reporting agency and a leading global information and insights company operating in 30 countries. Prior to joining TransUnion, from 1994 to 2012, Ms. Leyden spent 18 years in various roles with JP Morgan Chase (“JP Morgan”) and Bank One (before its acquisition by JP Morgan), including as Senior Vice President and Head of Human Resources for JP Morgan’s Retail Financial Services division, which included its nationwide Mortgage, Retail Banking, Auto and other Consumer Lending organizations. Following her retirement from TransUnion, Ms. Leyden did, from time-to-time, provide human capital management advisory services to various companies.

14 2025 Proxy Statement	Proposal 1 – Election of Directors

Brian D. Montgomery

Independent

Age: 68

Director Since: May 2012
(rejoined June 2021 after serving in HUD from 2018-2021)

Committees:

• Audit

• Governance

• Risk

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Government / Regulatory

• Human Capital Management

• Information Technology / Digital Technology

• Insurance / Reinsurance

• Mortgage / Real Estate

• Operations

• Risk Management

Skills and Qualifications

As the only person to have been confirmed twice by the U.S. Senate to lead the FHA while also serving concurrently as HUD Deputy Secretary, Mr. Montgomery possesses a deep working knowledge of the mortgage finance industry, federal housing policies and the federal regulation of housing. This expertise is extremely valuable in supporting the Board’s oversight over the Company’s mortgage insurance business generally, and specifically over the operations and the credit and risk management aspects of our businesses, as well as helping the Company develop the most effective strategy for navigating the regulatory and legislative landscape in the housing and mortgage finance industries. In April 2023, Mr. Montgomery achieved the CERT Certificate in Cyber Security Oversight from Carnegie Mellon University-Software Engineering Institute and NACD.

Experience

Mr. Montgomery completed his second tenure at HUD in January 2021, most recently serving as the Deputy Secretary of HUD. Prior to his most recent role as Deputy Secretary, Mr. Montgomery served as FHA Commissioner from 2005 to 2009 and from 2018 to 2020. Since May 2021, Mr. Montgomery has been a partner with Gate House Strategies, LLC, an advisory firm he co-founded that is focused on housing finance-related compliance, as well as other housing-related areas such as technology, business strategy, and affordable/public housing. From August 2009 until 2017, Mr. Montgomery served in various executive leadership roles with The Collingwood Group, LLC, a consulting firm, including serving as Vice Chairman. He previously served as a director of the Company from 2012 to 2018, stepping down upon his appointment to rejoin HUD as FHA Commissioner in May 2018. Mr. Montgomery is a member of the Board of The Mortgage Collaborative, an independent network of mortgage lending institutions focused on empowering mortgage lending across the country and the Advisory Board of the American Institute of Servicing and Legal Executives (AISLE) Institute, which is a high-level forum for executives in the creditors’ rights industry.

Proposal 1 – Election of Directors	2025 Proxy Statement 15

Lisa Mumford

Independent

Age: 61

Director Since: February 2020

Committees:

• Finance and Investment (Chair)

• Audit

Director Skills / Experience:

• CEO or other C-Suite

• Financial

• Insurance / Reinsurance

• Mortgage / Real Estate

• Other Public Co. Board

• Risk Management

Current Public Company Directorship:

• Ellington Financial, Inc.

Former Public Company Directorship:

• Ellington Residential Mortgage REIT

Skills and Qualifications

Ms. Mumford brings highly valuable C-suite level experience and insight that benefits the Board in overseeing virtually all aspects of our business. Her past experience as the Chief Financial Officer of insurance company enterprises provides her with extensive risk management experience, which is a core area of focus for Radian. Her public company experience and her ongoing service on another public company board provides additional perspectives on board leadership and governance that complement the Board’s collective strengths. In addition, her deep knowledge and experience in finance and real estate management provides her with valuable knowledge about the industries in which we operate. These experiences are particularly relevant in Ms. Mumford’s role as Chair of the Finance and Investment Committee of our Board.

Experience

Ms. Mumford served as the Chief Financial Officer of Ellington Financial LLC (“Ellington Financial”), a publicly-traded asset management company, and as Chief Financial Officer of Ellington Financial Management LLC (Ellington Financial’s external manager), from October 2009 through her retirement in March 2018. Ms. Mumford also served as the Chief Financial Officer of Ellington Residential Mortgage REIT, a publicly-traded real estate investment trust, from April 2013 until her retirement in March 2018. From August 2008 to October 2009, Ms. Mumford served as Chief Financial Officer of ACA Financial Guaranty Corporation, a monoline bond insurance company, and prior to this, from 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer of ACA Capital Holdings, Inc. (“ACA”), a publicly-traded holding company providing financial guaranty insurance products and asset management services. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., a financial guaranty company, where she held the positions of Chief Financial Officer and Controller. Ms. Mumford currently serves as a member of the board of directors of Ellington Financial, Inc.

16 2025 Proxy Statement	Proposal 1 – Election of Directors

Jed Rhoads
Independent Age: 66 Director Since: February 2025 Director Skills / Experience: • Business Development • CEO or other C-Suite • Financial • Insurance / Reinsurance • Operations • Risk Management

Skills and Qualifications

Mr. Rhoads brings more than 40 years of experience as a reinsurance executive, including responsibility for overseeing global reinsurance offices and underwriting decisions for the global reinsurance business of Markel Corporation (“Markel”). With his recent executive experience in reinsurance, Mr. Rhoads brings a variety of skills that align with the Company’s core business and strategic goals. His vast experience in leading global reinsurance operations and assessing and managing risk are highly valuable to the Company and provide him with insights and perspectives that extend beyond our core markets, further strengthening and complementing the Board’s existing expertise.

Experience

Mr. Rhoads is a seasoned reinsurance executive with more than 40 years of experience, including two decades in senior executive roles at Markel, a financial holding company that markets and underwrites specialty insurance products. Most recently, from 2015 until 2022, when he retired, Mr. Rhoads served as Markel’s President and Chief Underwriting Officer for the Global Reinsurance Division. In this role, he was responsible for Markel’s global reinsurance business, which wrote more than 25 lines of reinsurance including mortgage, directors and officers liability, general liability, property, catastrophe, surety, marine, aviation, energy and cargo. From 2013 until 2015, Mr. Rhoads was Markel’s President, Property Reinsurance, Global Reinsurance Division. Before joining Markel, Mr. Rhoads spent four years with Alterra Capital Holdings Ltd. (“Alterra”) (before its acquisition by Markel) serving as President and Chief Underwriting Officer, Property from 2011 until 2012 and as its Managing Director prior to that. Before his tenure at Alterra, Mr. Rhoads held senior positions at Harbor Point Re Bermuda and Chubb Re Bermuda, and he also previously served as Executive Vice President of Reinsurance and Chief Underwriting Officer for Overseas Partners Limited and as a principal and underwriter for Stockton Reinsurance Bermuda.

Proposal 1 – Election of Directors	2025 Proxy Statement 17

Gregory V. Serio

Independent

Age: 63

Director Since: May 2012

Committees:

• Audit

• Finance and Investment

• Risk

Director Skills / Experience:

• Government / Regulatory

• Insurance / Reinsurance

• Mortgage / Real Estate

• Risk Management

Skills and Qualifications

From both his private and public sector roles, Mr. Serio possesses extensive knowledge and experience in the insurance industry and insurance regulatory matters in particular. His in-depth understanding of insurance regulatory matters, including financial and market conduct examinations and other compliance-related matters, combined with his experience in risk management and corporate governance matters, further strengthens the Board’s oversight and perspective in these areas. He is an active member of the National Association of Corporate Directors (“NACD”) and has held the Board Leadership Fellow designation of the NACD, which provides him with added perspective and insight into the Board’s corporate governance responsibilities. He has been recognized in courts and other tribunals as an expert on insurance and insurance regulatory matters.

Experience

Mr. Serio has served as a partner with Park Strategies, LLC (“Park Strategies”), a management and government relations consulting firm, since January 2005. He currently serves as the head of Park Strategies’ risk and insurance management practice group. He is also a partner in the D’Amato Law Group, a New York-based legal practice and is admitted to practice law in New York and Connecticut. Prior to joining Park Strategies, Mr. Serio served as Superintendent of Insurance for the State of New York from May 2001 to January 2005. From January 1995 until his appointment as Superintendent in 2001, Mr. Serio served as First Deputy Superintendent and General Counsel (the latter from 1995 to 1997) of the New York Insurance Department. Mr. Serio also has served as the Chairman of the Government Affairs Task Force of the National Association of Insurance Commissioners (“NAIC”) and as a member of and NAIC representative on the Financial Services and Banking Information Infrastructure Committee of the United States Treasury. He was also a commissioner of the International Commission on Holocaust Era Insurance Claims. Prior to his role in insurance regulation, Mr. Serio was the chief counsel to the New York Senate Standing Committee on Insurance. In addition to his board membership at Radian, he currently serves as lead trustee of the Senior Health Insurance Plan Trust and director of the Senior Health Insurance Company of Pennsylvania, two positions to which he was appointed by the Commissioner of Insurance of the Commonwealth of Pennsylvania. In 2019, he was appointed to the board of the Capital District Physicians Health Plan, a not-for-profit healthcare organization in New York, for which he serves as chair of its Governance Committee. In January 2025, he was appointed to the board of Lifetime Healthcare Companies, a family of non-profit companies.

18 2025 Proxy Statement	Proposal 1 – Election of Directors

Noel J. Spiegel

Independent

Age: 77

Director Since: February 2011

Committees:

• Governance (Chair)

• Compensation and Human Capital Management

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Financial

• Information Technology / Digital Technology

• Other Public Co. Board

• Risk Management

Current Public Company Directorship:

• American Eagle Outfitters, Inc.

Former Public Company Directorships:

• Vringo, Inc.

• vTv Therapeutics, Inc.

Skills and Qualifications

Mr. Spiegel’s public company board experience provides him with a depth of experience in management, corporate governance, risk management and financial reporting. His current experience in serving on the governance committees of other publicly-traded companies provides him with a unique perspective and depth of insight with respect to corporate governance, board leadership and corporate strategy. In October 2020, the NACD named Mr. Spiegel to the 2020 NACD Directorship 100, an annual award that recognizes leading corporate directors, corporate governance experts, policymakers, and influencers who significantly impact boardroom practices and performance. Mr. Spiegel’s experience and recognized expertise are particularly relevant in Mr. Spiegel’s role as Chair of the Governance Committee of our Board.

Experience

Mr. Spiegel was a partner at Deloitte & Touche, LLP (“Deloitte”) where he practiced from September 1969 until May 2010. In his career at Deloitte, he served in numerous management positions, including as Deputy Managing Partner; a member of Deloitte’s Executive Committee; Managing Partner of Deloitte’s Transaction Assurance practice, Global Offerings and International Financial Reporting Standards practice and Technology, Media and Telecommunications practice (Northeast Region); and as Partner-in-Charge of Audit Operations in Deloitte’s New York Office. Mr. Spiegel currently serves as Lead Independent Director, chairs the audit committee and serves on the nominating and governance committee of American Eagle Outfitters, Inc., a publicly-traded retail company.

Proposal 1 – Election of Directors	2025 Proxy Statement 19

Richard G. Thornberry

Age: 66

Director Since: March 2017

Director Skills / Experience:

• Business Development

• CEO or other C-Suite

• Financial

• Human Capital Management

• Information Technology / Digital Technology

• Mortgage / Real Estate

• Operations

• Risk Management

Skills and Qualifications

Mr. Thornberry possesses a broad understanding of the mortgage and real estate industries and has significant experience building and leading innovative and values-driven organizations in the mortgage and real estate industries. In addition, his past experiences provide him with financial management, human capital management and risk management expertise that gives him a unique perspective and set of skills to lead our Company and contribute to the Board.

Experience

Mr. Thornberry has served as Radian’s Chief Executive Officer since March 2017. Before joining Radian, from 2006 until 2017, Mr. Thornberry served as the Chairman and Chief Executive Officer of NexSpring Group, LLC (“NexSpring Group”), a company that he co-founded in 2006. NexSpring Group has provided mortgage industry advisory and technology services to private equity investors, mortgage lenders, financial institutions, mortgage investors and other mortgage industry participants. Mr. Thornberry also has served as the Chairman and Chief Executive Officer of NexSpring Financial, LLC, a fintech company that he co-founded to focus on improving the overall value proposition for all participants in a residential mortgage origination transaction. Prior to founding NexSpring Group, from 1999 until 2005, Mr. Thornberry served as President and Chief Executive Officer of Nexstar Financial Corporation, an end-to-end mortgage business process outsourcing firm, which he co-founded in 1999 and sold to MBNA Home Finance in 2005. Mr. Thornberry has also held executive positions with MBNA Home Finance from 2005 until 2006, Citicorp Mortgage Inc. from 1996 until 1998 and Residential Services Corporation of America/ Prudential Home Mortgage Company from 1987 until 1996. Mr. Thornberry currently serves as an executive council member of the Housing Policy Council and on the board of directors of MBA Open Doors Foundation, which provides mortgage and rental payment assistance to families with a critically ill or injured child. Mr. Thornberry began his career as a certified public accountant at Deloitte where he primarily worked with financial services clients and entrepreneurial businesses.

Additional Information Regarding Directors

For additional information regarding our Board, its standing committees, and our standards for corporate governance and director independence, refer to the sections entitled “Corporate Governance and Board Matters” and “Compensation of Executive Officers and Directors—Director Compensation” below.

Recommendation

Radian’s Board of Directors recommends a vote “FOR” each of the director nominees. Signed proxies will be voted “FOR” each of the director nominees unless a stockholder provides other instructions on the proxy card.

20 2025 Proxy Statement	Proposal 1 – Election of Directors

Corporate Governance and Board Matters

Corporate Governance Highlights

As further discussed below, we maintain the following strong governance practices:

■ Comprehensive Board succession planning to ensure regular Board refreshment and alignment of skills against our strategic plan

■ Strong Board independence, with all directors independent other than the CEO

■ Independent Non-executive Chairman with robust responsibilities

■ Board diversity of background, experience, skills, gender, race/ethnicity and age/tenure

■ Regular executive sessions of independent directors without management

■ Comprehensive process for annual Board, committee and individual director evaluations to ensure accountability and leadership growth

■ Proactive communication and engagement with stockholders

■ Dedicated standing Risk Committee to ensure effective Board and committee oversight of Enterprise Risk Management (“ERM”) and material risks

■ Annual elections of all directors with majority voting resignation policy for directors in uncontested elections

■ Stockholder right to call special meetings

■ Simple majority vote standard for Certificate of Incorporation and By-Law amendments and transactions

■ Robust stock ownership guidelines

■ Anti-hedging, anti-pledging and comprehensive compensation clawback policies

■ Robust CEO evaluation process, conducted by the independent directors

■ Director overboarding policy

Corporate Governance and Board Matters	2025 Proxy Statement 21

Board of Directors and its Standing Committees

Our Board holds regularly scheduled quarterly meetings and a regularly scheduled annual strategic planning session. In addition, the Board holds special meetings as and when necessary. Our Board held its customary five regularly scheduled meetings in 2024 as well as one special meeting. Our independent directors meet in one or more executive sessions in connection with each regularly scheduled Board meeting and frequently meet in executive session in connection with special meetings of the Board. Each director participated in at least 75% of the meetings of the Board and the committees on which the director served during 2024. Our Non-executive Chairman of the Board presides over all meetings of the Board, including executive sessions of the independent members of the Board. Our policy is that all of our director nominees are expected to attend our annual meeting, and all of our director nominees who were serving as directors last year attended the 2024 annual meeting. As discussed below under “Director Independence,” all of our directors, except our Chief Executive Officer, Mr. Thornberry, satisfy the requirements for independent directors under the NYSE listing standards and SEC rules.

Directors are expected to devote the time, effort and attention required to serve effectively on the Board. The Company’s Guidelines of Corporate Governance limit directors to serve on no more than two boards of publicly traded companies in addition to the Company. For the Company’s Chief Executive Officer, the limit is no more than one board of a publicly traded company in addition to the Company. Finally, a director who is a member of the Audit Committee may not serve on the audit committees of more than two publicly traded companies in addition to the Company’s Audit Committee.

Board Standing Committees

The Board currently has five standing committees and also may form special committees, as necessary. The current composition of the Board’s standing committees is as follows:

Director Name	Audit	Compensation & Human Capital Management	Finance & Investment	Governance	Risk
Fawad Ahmad				✓	✓
Brad L. Conner		✓		✓	Chair
Debra Hess (1)	Chair		✓
Lisa W. Hess		✓		✓	✓
Anne Leyden		Chair	✓
Brian D. Montgomery	✓			✓	✓
Lisa Mumford (1)	✓		Chair
Jed Rhoads (2)
Gregory V. Serio	✓		✓		✓
Noel J. Spiegel		✓		Chair

(1)
Our Board has determined that each of Mses. Debra Hess and Mumford qualify as an “audit committee financial expert” under the SEC’s rules.
(2)
As part of our Board orientation process, Mr. Rhoads is expected to attend all meetings of the Board’s standing committees for the first two quarters following his appointment in February 2025. The Board expects to appoint Mr. Rhoads to at least one standing committee later in the year.

22 2025 Proxy Statement	Corporate Governance and Board Matters

Audit Committee	No. of meetings in 2024: 8
Members*: Debra Hess (Chair) Brian D. Montgomery Lisa Mumford Greg V. Serio

Key responsibilities:

▪
Appoints and oversees the work of our independent registered public accounting firm.
▪
Reviews our annual audited and interim financial statements and related disclosures.
▪
Reviews our accounting and reporting principles and policies and oversees the effectiveness of internal control over financial reporting.

See “Audit Committee Report” below for additional information regarding the work of this committee.

* Each Audit Committee member meets the additional NYSE independence criteria applicable to audit committee members.
Compensation and Human Capital Management Committee	No. of meetings in 2024: 6
Members*: Anne Leyden (Chair) Brad L. Conner Lisa Hess Noel J. Spiegel

Key responsibilities:

▪
Oversees our human capital management policies, programs and practices, as well as our work environment, including our culture, the “people” aspects of our corporate responsibility program and our compensation and benefits policies and programs.
▪
Reviews long-term and interim succession plans for Radian officers, as well as our overall talent development and succession practices and programs.

See “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” for additional information regarding the work of this committee.

* Each CHCM Committee member meets the additional NYSE independence criteria applicable to compensation committee members.
Finance and Investment Committee	No. of meetings in 2024: 4
Members: Lisa Mumford (Chair) Debra Hess Anne Leyden Greg V. Serio

Key responsibilities:

▪
Reviews and monitors the Company’s capital structure, capital sourcing and liquidity management.
▪
Provides oversight with respect to our capital and liquidity strategies and activities, including our capital markets activities.
▪
Monitors and evaluates the performance of the investment portfolio and the investment managers and oversees adherence to our investment policy guidelines.

Governance Committee	No. of meetings in 2024: 5
Members: Noel J. Spiegel (Chair) Fawad Ahmad Brad L. Conner Lisa Hess Brian D. Montgomery

Key responsibilities:

▪
Oversees regular Board, committee and individual director assessments, reviews director skills and ensures that Board succession planning and Board refreshment is conducted to support the Board’s oversight over the Company’s evolving needs and strategic focus.
▪
Oversees Board governance, including recommending committee membership and chair appointments and ensuring that the results of assessments drive actions to continuously improve performance.
▪
Develops and monitors compliance with our Guidelines of Corporate Governance.
▪
Examines our overall corporate governance processes and reviews the Company’s government relations function and activities.

See “Consideration of Director Nominees” below for additional information regarding the work of this committee.

Corporate Governance and Board Matters	2025 Proxy Statement 23

Risk Committee	No. of meetings in 2024: 4
Members: Brad L. Conner (Chair) Fawad Ahmad Lisa Hess Brian D. Montgomery Greg V. Serio

Key responsibilities:

▪
Oversees the Company’s management of risks and exposures that could materially impact the Company (“Material Risks”), including by overseeing the Company’s ERM function.
▪
Coordinates with the Board and other committees to ensure the effective oversight over Material Risks.
▪
Oversees certain Material Risks facing the Company, including risks related to the Company’s risk-taking businesses, comprising our mortgage insurance, mortgage conduit and title insurance businesses.

In addition to the key responsibilities of the standing committees described above, see “Board and Board Committee Roles in Risk Oversight” for more information about the work of these committees.

Board Leadership Structure

Our Non-executive Chairman of the Board and Chief Executive Officer are separate positions. We believe that separating these positions enhances the independent oversight of the Company and the effective functioning of the Board, as well as the Board’s monitoring and objective evaluation of the Chief Executive Officer’s performance. In addition, by separating these positions, the Board is able to remain fully engaged in providing an objective perspective with respect to the Company’s strategy and in effectively evaluating the implementation of this strategy.

Our Non-executive Chairman of the Board is independent of management and, as provided in our Guidelines of Corporate Governance, is responsible for the management, development and effective performance of the Board and for serving in an advisory capacity to the Chief Executive Officer and to other members of management on all matters concerning the interests of the Board. The Non-executive Chairman of the Board sets the agenda for Board meetings and presides over meetings of the Board.

The Chief Executive Officer is responsible for the strategic direction and day-to-day leadership and performance of the Company. As described in our Guidelines of Corporate Governance, the responsibilities of the Chief Executive Officer include:

■
providing strong, ethical and principled leadership of the Company’s businesses;
■
establishing and promoting the Company’s mission, culture and core values;
■
determining and implementing corporate strategies and policies and managing the Company’s capital and liquidity positions;
■
overseeing risk management, including the design and maintenance of policies, processes and controls for identifying, monitoring and mitigating material risks;
■
facilitating an effective framework for Board and management interactions;
■
ensuring complete and accurate disclosures of financial, operational and management matters to the Board for its consideration and approval, as necessary;
■
ensuring regulatory compliance and the integrity of all financial filings and other corporate communications; and
■
providing information to the Board so that the directors may be current with respect to Company, industry and corporate governance matters.

24 2025 Proxy Statement	Corporate Governance and Board Matters

Board and Board Committee Roles in Risk Oversight

Our Board is actively involved in the oversight of Material Risks. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business and to ensure there is an effective governance process in place for reviewing the systems and processes that management has developed to manage and mitigate Material Risks, including those that could arise in the future. The Board has formed a standing committee, the Risk Committee, for the primary purpose of overseeing the Company’s management of Material Risks. In carrying out this responsibility, the Risk Committee’s primary role is coordination, working with the Board and other committees to ensure the effective oversight over Material Risks.

In conducting its risk oversight responsibilities, the Risk Committee oversees the Company’s ERM function, including by:

■
reviewing the methodologies, policies, processes, resources and reporting structures established by management to identify, assess, monitor and ensure appropriate mitigation of Material Risks;
■
reviewing and approving the Company’s enterprise risk appetite statements and management’s procedures for ensuring the Company is operating in a manner consistent with such statements;
■
receiving reports regarding management’s compliance with regulatory requirements related to ERM, including any related filings or disclosures; and
■
regularly reviewing and analyzing management’s assessment of Material Risks, including any significant changes or developments with respect to existing risks or the emergence of new risks or risk trends.

The Risk Committee utilizes the information derived from its oversight over ERM to coordinate oversight responsibilities over Material Risks among the Board and its committees as follows:

■
The Audit Committee oversees Materials Risks that could impact the Company’s financial statements and internal controls over financial reporting such as the risk of fraud or illegal acts, and oversees our enterprise compliance program and risks pertaining to the Company’s Code of Conduct and Ethics.
■
The Compensation and Human Capital Management Committee (the “CHCM Committee”) oversees Material Risks pertaining to the Company’s compensation and human capital management policies and practices. In conducting this oversight, this committee reviews and discusses with management an annual risk assessment of the Company’s compensation policies and practices prepared by the Company’s independent compensation consultant.
■
The Finance and Investment Committee oversees Material Risks pertaining to the Company’s investment portfolio, liquidity position, capital structure and credit and financial strength ratings.
■
The Governance Committee oversees Material Risks pertaining to the Company’s corporate governance structure and practices, including by overseeing: the Company’s Policy Regarding Related Person Transactions to ensure that the Company does not engage in transactions that would create or give the impression of a conflict of interest or that could cause harm to the Company; and the Company’s interactions and engagement with stockholders.
■
In addition to its oversight over ERM and its role in coordinating risk oversight among the Board and its committees, the Risk Committee directly oversees Material Risks related to: the Company’s risk-taking businesses, comprising our mortgage insurance, mortgage conduit and title insurance businesses; our information security function, including the management of risks related to data security, cybersecurity and privacy; our policies and procedures for monitoring and managing counterparty risk; our enterprise insurance program for managing business risks; and our program for maintaining business continuity and resilience.

Corporate Governance and Board Matters	2025 Proxy Statement 25

Each committee chair provides regular reports to the full Board regarding their committee’s risk oversight responsibilities as discussed above. The Board conducts its risk oversight responsibility in the areas discussed above through these reports, as well as through regular discussions and reports from management regarding other Material Risks not otherwise allocated to the committees. Finally, the full Board further considers current and potential future strategic risks facing the Company, as part of its annual strategic planning session with management.

CEO and Management Succession Planning

Our CHCM Committee reviews the quality and depth of officers throughout Radian, as well as our talent development and succession practices and programs, which include leadership programs, mentorship initiatives and cross-functional training experiences to ensure that our leadership bench is deep and well prepared to meet the opportunities of an ever-evolving business landscape.

Consistent with its charter, the CHCM Committee reviews long-term and interim succession planning for the CEO and other senior officers. As part of this process, the CHCM Committee meets regularly with the CEO and Chief People and Operating Officer (“CP&OO”) to review the Company’s top and emerging talent and their development plans. In addition, to further increase Board visibility to the Company’s top talent, the Board and management regularly pursue opportunities to facilitate interactions among the Board and these individuals inside and outside the boardroom.

Director Independence

Our Guidelines of Corporate Governance provide that a substantial majority of our Board must consist of independent directors, as independence is determined under the NYSE’s listing standards and applicable SEC rules. Our Board has determined that all of the members of the Board, except our Chief Executive Officer, Richard G. Thornberry, are “independent” under current NYSE listing standards and SEC rules. In determining that each of our non-executive directors is independent, the Board considered whether there were any related person transactions (within the meaning of our related person transaction policy) or other facts and circumstances that might impair the independence of each director, as further discussed below. The Board concluded that no material direct or indirect relationship exists between the Company and any of its non-executive directors, other than those compensatory matters that are a direct consequence of serving on our Board and which are detailed below in “Compensation of Executive Officers and Directors—Director Compensation.”

In concluding that each of our non-executive directors is independent, the Governance Committee and the Board considered that certain director nominees hold board positions with other entities that are either Radian customers, potential Radian customers or otherwise involved in mortgage-related businesses or activities. Specifically, the Governance Committee and the Board considered the following relationships.

■
Mr. Conner serves as a director of USAA and chairman of the board of USAA Federal Savings Bank, a bank owned by USAA. USAA is a current customer of Radian’s Mortgage Insurance and Title businesses.
■
Ms. Debra Hess serves as the non-executive chair of the board of directors of AG Mortgage Investment Trust, Inc., a publicly-traded mortgage real estate investment trust that owns a non-controlling interest in Arc Home LLC (“Arc”). Arc is a mortgage enterprise that, among other things, originates loans purchased by the government-sponsored enterprises (“GSEs”) and is a current customer of Radian’s Mortgage Insurance business.
■
Ms. Mumford serves on the Board of Ellington Financial, a publicly-traded company that invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities and residential and commercial mortgage loans. Ellington Financial has ownership interests in six mortgage loan originators, two of which, American Heritage Lending LLC and Beeline Loans, Inc., are customers of Radian’s Mortgage Insurance business.

26 2025 Proxy Statement	Corporate Governance and Board Matters

With regard to each of the foregoing relationships, the Governance Committee determined that the dual board positions did not impair the director’s independence based on, among other factors, the current size of the relevant customer relationships, that the customer relationships are arms-length transactions on customary terms and the director’s lack of oversight and compensation benefits related to the business relationships. Based on the recommendation of the Governance Committee, the Board considered these relationships and concluded, in each case, that it did not impair the applicable director’s independence.

Consideration of Director Nominees

Director Qualifications

Our Governance Committee recommends candidates for nomination to our Board based on a number of factors, including the following minimum criteria:

■
the highest standards of personal character, conduct and integrity;
■
the intention and ability to act in the best interests of our stockholders;
■
the ability to understand and exercise sound judgment on issues related to Radian and its businesses;
■
the ability and commitment to devote the time and effort required to serve effectively on our Board, including preparation for and attendance at the annual meeting of stockholders and Board and committee meetings; and
■
for non-executive directors, the lack of any interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, actual or perceived.

Identifying and Evaluating Director Nominees

In evaluating candidates for the Board, the Governance Committee and the Board seek to foster a board that collectively possesses the qualifications and characteristics to most effectively oversee the Company’s businesses and to support our strategic focus. The Board’s director search process has, in recent years, been guided first by identifying the desired skill sets to best oversee the Company’s businesses and strategic plan in light of existing and emerging risks. The Governance Committee then conducts a search that prioritizes the desired skill sets, while also ensuring that the pool of candidates it evaluates includes qualified persons who reflect a broad range of experiences and backgrounds, including underrepresented areas of race, ethnicity and gender. See “Proposal 1 – Election of Directors” for additional information.

When seeking and evaluating candidates for the Board, the Governance Committee considers qualified candidates identified by members of the Governance Committee, by other members of the Board, by senior management, by stockholders (if their recommendations of candidates are submitted in accordance with the procedures described below) and by national search firms. In all cases, the Governance Committee will facilitate several interviews of a candidate if the committee believes the candidate to be suitable after an initial evaluation, and will perform a comprehensive background investigation on the candidate. The Governance Committee also may discuss a candidate at multiple meetings and provide the candidate with the opportunity to meet with members of senior management and the full Board.

Corporate Governance and Board Matters	2025 Proxy Statement 27

Stockholder Nominations and Recommendations

Our By-Laws describe the procedures for stockholders to follow for nominating candidates to our Board. For our 2026 annual meeting of stockholders, stockholders may nominate a candidate for election to our Board by sending written notice to our Corporate Secretary at our principal office, which must be received on or before February 20, 2026, but no earlier than January 21, 2026 (except that if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be received between the close of business on the 120th day and 90th day before the date of the 2026 annual meeting or, if the first public announcement of the date of the 2026 annual meeting is less than 100 days before the date of the meeting, then the notice by the stockholder must be received by the 10th day after the public announcement).

The notice to our Corporate Secretary must contain or be accompanied by the information required by Section 4.13 of our By-Laws, which includes, among other things: (i) the name, age, principal occupation, and business and residence address of each person nominated; (ii) the class and number of shares of our capital stock which are directly or indirectly beneficially owned by each person nominated; (iii) the name and record address of the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (iv) the class and number of shares of our capital stock owned directly or indirectly by the stockholder making the nomination or the beneficial owner, if any, on whose behalf the nomination is made; (v) a description of any direct or indirect compensation or other material monetary agreements, arrangements or understandings, or any other material relationships (including any familial relationships) between the stockholder giving notice (or the beneficial owner) and the nominee or any respective affiliates, associates or others with whom they are acting; and (vi) a representation regarding whether the nominating stockholder or beneficial owner, if any, or any of their respective affiliates, associates or others with whom they are acting intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”), as well as certain other information. A copy of the full text of the relevant By-Law provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Corporate Governance section of our website (www.radian.com).

To comply with the SEC’s universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than the Company’s nominees must provide in their notice of nomination the information required by Rule 14a-19 during the period prescribed by our By-Laws as set forth above.

In addition to a stockholder’s ability to nominate candidates to serve on our Board as described above, stockholders also may recommend candidates to the Governance Committee for its consideration. The Governance Committee is pleased to consider recommendations from stockholders regarding director nominee candidates that are received in writing and accompanied by sufficient information to enable the Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary at our principal office. Any recommendation received from a stockholder after January 1st of any year is not assured of being considered for nomination in that year.

Board, Standing Committee and Individual Director Performance Evaluations

The Board recognizes that a constructive board evaluation is an important component of good governance practices and promotes board effectiveness and accountability. In accordance with our Guidelines of Corporate Governance, the Governance Committee facilitates an annual assessment of each director’s board performance (including the Non-executive Chairman), as well as the performance of the Board as a whole and the performance of each of the Board’s standing committees. The Governance Committee facilitates this process for the Board by conducting it internally, and on occasion, may engage an independent governance consultant to conduct the process and to provide an unbiased

28 2025 Proxy Statement	Corporate Governance and Board Matters

perspective on the effectiveness of the Board and its standing committees as well as director performance, board succession planning and board dynamics.

Individual Director Performance

For individual director assessments, the process begins with each director conducting a self-assessment, comparing their performance to the expectations set forth in our Guidelines of Corporate Governance. Our Non-executive Chairman also performs an assessment of each director’s performance compared to these expectations and then meets with each director to discuss their performance, taking into consideration the director’s self-assessment, with the primary goal of identifying opportunities for improvement and growth, as well as to identify whether they have sufficient time to dedicate to Board responsibilities. With respect to the Non-executive Chairman, the full Board reviews the Non-executive Chairman’s performance against the expectations set forth in the Guidelines of Corporate Governance, and the Governance Committee Chair meets with the Non-executive Chairman to provide this feedback, taking into consideration the Non-executive Chairman’s self-assessment. The results of the director evaluation process are reported by the Non-executive Chairman (by the Governance Committee Chair for the Non-executive Chairman’s evaluation) to the Governance Committee for consideration by the Governance Committee as part of its determination as to whether to recommend each director’s nomination for reelection to our Board.

Board and Standing Committee Performance

For the full Board and each of its standing committees, the Board and the committees conduct an annual self-assessment compared to the expectations set forth in the Guidelines of Corporate Governance. Each Board committee reviews their self-assessment to identify areas for potential improvement, and the results of all assessments (i.e., each committee and the full Board assessments) are reviewed by the Governance Committee and discussed with the full Board. For 2024, the annual Board evaluation focused on the following areas:

■
Overall Board effectiveness;
■
Board meetings, with an emphasis on structure, conduct, outcome and effectiveness;
■
Board dynamics, operations and culture;
■
The Board’s oversight over strategy;
■
Financial monitoring, risk management and crisis preparedness;
■
The Board’s relationship with management; and
■
Our corporate governance practices, including:
▪
Board and committee composition, structure, roles and responsibilities;
▪
Board succession planning; and
▪
Stockholder relations and stockholder priorities.

The Board is committed to ensuring its continuous improvement in overseeing management and the Company. The information derived from the Board and committee self-assessment evaluations, as well as feedback that may be provided by individual directors as part of their evaluation discussions with the Non-executive Board Chairman, provide the primary basis for the development by the Governance Committee, upon the recommendation of the Non-executive Board Chairman, of improvement priorities for the Board, and also inform Board committee assignments as well as board and committee leadership succession planning. Taking into consideration the information and feedback derived from the 2024 evaluations, the Board remains committed to its continuous focus and improvement in the following areas: (i) oversight of the Company’s strategy and driving accountability; (ii) management succession planning; (iii) enterprise risk management and crisis preparedness; and (iv) board refreshment and succession planning.

Corporate Governance and Board Matters	2025 Proxy Statement 29

Compensation and Human Capital Management Committee Interlocks and Insider Participation

Mses. Leyden (Chair) and Lisa Hess and Messrs. Conner and Spiegel currently serve on the CHCM Committee and served during 2024. In addition, former director Gaetano J. Muzio served as Chair of the CHCM Committee until his retirement from the Board in May 2024. No director who served on the CHCM Committee during 2024: (i) has ever been an officer or employee of Radian or any of its subsidiaries or (ii) had any relationship with Radian or its subsidiaries during 2024 that would require disclosure under Item 404 of the SEC’s Regulation S-K.

During 2024, none of our executive officers served as a director or member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any other entity, one of whose executive officers is or has been a director of Radian or a member of the CHCM Committee.

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy regarding related person transactions. This policy establishes procedures by which the Governance Committee must review certain transactions that could present a conflict of interest based on the interests of the Company and a related party in such transaction. The policy applies to any transaction, other than certain excluded transactions (e.g., compensation arrangements with executive officers or directors that have been approved by the CHCM Committee), in which: (i) Radian or any of its subsidiaries was or is to be a participant and (ii) any related person had or will have a direct or indirect material interest. For purposes of this policy, a related person is any of our directors or nominees for director, any of our executive officers, any stockholder known to us to own in excess of 5% of our common stock, and any immediate family member of one of our directors, nominees for director or executive officers. Under the policy, in order for a related person transaction to proceed, it must be reviewed and approved or ratified by our Governance Committee. Our Governance Committee is also responsible for providing ongoing oversight of any related person transaction. See “Corporate Governance and Board Matters—Director Independence.”

The policy regarding related person transactions provides that the Governance Committee may approve or ratify a related person transaction (including, if applicable, as modified) only upon affirmatively concluding that the transaction: (i) is on terms no less favorable to the Company than those that could be obtained in arm’s length dealings with an unrelated third-party; (ii) is consistent with the applicable independence rules of the SEC and NYSE; and (iii) does not create or otherwise give the impression of a conflict of interest that could result in harm to the Company. If the Governance Committee determines that an existing related person transaction has failed to meet this standard for ratification, the transaction must be unwound promptly unless the Governance Committee further determines that: (i) the transaction was entered into in good faith (i.e., in the absence of fraud and not with the intention of circumventing the pre-approval requirements of our related person transactions policy) and (ii) the risks to the Company of unwinding the transaction outweigh the risks associated with not unwinding the transaction.

Anti-Hedging Policy and Anti-Pledging Policy

Radian’s Insider Trading Policy prohibits all Radian employees, temporary or contract workers and Board members, while employed by or providing services to Radian, from engaging in any form of hedging or monetization transaction that allows a covered person to continue to own Radian securities without taking on the full risks and rewards of such ownership; and from the pledging of Radian securities that could result in a forced sale when a person may possess material nonpublic information. This general prohibition specifically includes: (i) short sales of Radian securities; (ii) buying or selling puts or calls of Radian securities; and (iii) pledging Radian securities as collateral for a loan or holding

30 2025 Proxy Statement	Corporate Governance and Board Matters

Radian securities in a margin account. The Insider Trading Policy is available in the Corporate Governance section of our website (www.radian.com).

Information on Our Website

In addition to our Amended and Restated Certificate of Incorporation and our By-Laws, the Corporate Governance section of our website (www.radian.com) includes the following corporate governance materials, any of which are also available in print and free of charge upon request.

Board Committee Charters

Each of the standing committees of our Board operates under a written charter adopted by the full Board upon the recommendation of the Governance Committee. Each committee considers the need for amendments or enhancements to its charter at least annually and more frequently as necessary.

Guidelines of Corporate Governance

In addition to our By-Laws, our Board has adopted Guidelines of Corporate Governance to manage its operations. Among other things, these guidelines delineate the qualifications for our directors and the relative responsibilities of our Board, its standing committees, our Non-executive Chairman, our Chief Executive Officer and our Corporate Secretary. The Governance Committee and Board consider the need for amendments or enhancements to our Guidelines of Corporate Governance at least annually and more frequently as necessary.

Code of Conduct and Ethics

Our Code of Conduct and Ethics (the “Code of Conduct”) is binding on all of our employees and directors, and includes a “code of ethics” applicable to our senior executive officers.

Certain provisions of the Code of Conduct also apply to former employees and directors. We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct that applies to our Chief Executive Officer, principal financial officer or principal accounting officer or that relates to any element of the SEC’s definition of a “code of ethics.”

Stockholder Communications

We encourage stockholders to freely communicate with management and our Board. In that regard, we have established an email address that enables stockholders to convey their concerns, questions and comments to the members of our Board. The address is: directors@radian.com. In addition, interested persons may write to the Non-executive Chairman at Radian Group Inc., 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087, or to Elizabeth A. Diffley, Senior Corporate Counsel and Corporate Secretary, at the same address. This contact information also is available on our website.

Corporate Governance and Board Matters	2025 Proxy Statement 31

Annual Report and Proxy Statement

This proxy statement and our 2024 Annual Report to Stockholders are available at available at
www.radian.com/StockholderReports.

Any updated or amended versions of the items listed above will be posted to our website promptly after adoption. The information contained on our website is not deemed to be incorporated by reference into this proxy statement.

32 2025 Proxy Statement	Corporate Governance and Board Matters

Audit Committee Report

The functions of the Audit Committee are outlined in its charter posted on the Corporate Governance section of the Company’s website (www.radian.com) and, as more fully described in the Audit Committee’s charter, include general responsibilities within the categories of oversight, audit and financial reporting, compliance and risk. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of an independent registered public accounting firm to audit the Company’s financial statements each year. The committee is also assigned other responsibilities, including, without limitation, to: (i) monitor the independent registered public accounting firm’s independence; (ii) monitor the professional services provided by the independent registered public accounting firm, including pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm in accordance with federal law and the rules and regulations of the SEC; (iii) review audit results with the independent registered public accounting firm; (iv) review and discuss with management and the independent registered public accounting firm the Company’s financial statements and other financial disclosures in the Company’s filings with the SEC; (v) establish procedures for receiving, retaining and treating complaints regarding the Company’s accounting and internal accounting controls or other auditing matters; (vi) review with management, the independent registered public accounting firm and the Company’s internal audit department the Company’s accounting and reporting principles, practices and policies and the adequacy of the Company’s internal control over financial reporting; and (vii) provide oversight regarding certain significant risks or exposures facing the Company, including in particular, financial and accounting risk exposures, such as the risk of fraud, as well as legal and compliance risk exposures.

The Audit Committee discusses with the independent registered public accounting firm and the Company’s Chief Audit Executive the overall scope and plans for their respective audits and meets with them, with and without management present, to discuss their respective audits. Further, the Audit Committee meets in separate, executive sessions regularly with management, the independent registered public accounting firm and the Chief Audit Executive to discuss the adequacy and effectiveness of internal accounting and financial controls of the Company.

Before the 2024 Annual Report on Form 10-K was filed with the SEC, the Audit Committee reviewed and discussed with management the Company’s audited Consolidated Financial Statements for the year ended December 31, 2024, and the notes thereto and other financial information included in the report, including the section of the report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC including, among other things, matters related to the conduct of the audit of the Company’s financial statements as well as PwC’s identification and communication of Radian’s critical audit matter in PwC’s report included in the 2024 Annual Report on Form 10-K. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from the Company.

Based on its reviews and discussions described in this report, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2024 Annual Report on Form 10-K for filing with the SEC.

Members of the Audit Committee
Debra Hess (Chair)	Brian D. Montgomery	Lisa Mumford	Gregory V. Serio

Corporate Governance and Board Matters	2025 Proxy Statement 33

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”), as disclosed in the “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” section of this proxy statement (“CD&A”) and the accompanying tabular and narrative disclosures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation.

Our executive compensation program is designed under the direction of the CHCM Committee to attract, motivate and retain high quality executive officers and to align our pay-for-performance philosophy with our overall business and strategic objectives. This pay-for-performance philosophy is intended to ensure that our NEOs’ interests are aligned with those of our stockholders in incentivizing long-term value creation, while disincentivizing inappropriate actions, including unnecessary or excessive risk taking. We urge you to read the CD&A in its entirety for a discussion regarding our 2024 executive compensation program, including the CHCM Committee’s application of our pay-for-performance philosophy through:

▪
Compensation that is heavily weighted towards non-fixed, performance-based pay;
▪
Competitive base salaries that are independently benchmarked against multiple benchmark reference points;
▪
A short-term incentive program (“STI”) that is primarily quantitative and tied to robust objectives in furtherance of our strategic plan;
▪
A long-term incentive program (“LTI”) that is 60% performance based, requiring strong growth in LTI Book Value per Share (as defined in the CD&A below) and, beginning with 2023 awards, with the award payout modified based on how our total stockholder return (“TSR”) compared to the average TSR of a peer group comprised of our closest mortgage insurance peers;

▪
Accountability through a strong clawback policy that goes beyond applicable legal requirements, rigorous stock ownership thresholds, and a one-year post-vesting hold for performance-based equity awards; and
▪
No problematic pay practices such as excessive perquisites; gross-ups for excise taxes (except for limited circumstances such as relocation costs); “single-trigger” change of control payments; hedging, pledging or other speculative transactions in Radian stock; excessive termination or change of control severance payments; or dividends paid on unvested equity awards.

The Company currently holds advisory votes on an annual basis. Although the vote on the compensation of our NEOs is advisory and non-binding, our Board values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation matters. We are asking our stockholders to indicate their support for the compensation of our NEOs by voting “FOR” this proposal and the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosures.”

Recommendation

Radian’s Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement. Signed proxies will be voted “FOR” approval unless a stockholder gives other instructions on the proxy card.

34 2025 Proxy Statement	Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP

General

The Audit Committee of our Board is responsible for selecting an independent registered public accounting firm to perform the annual audit of our financial statements. In determining to reappoint PwC as the Company’s independent registered public accounting firm for 2025, the Audit Committee took into consideration a number of factors, including PwC’s independence and objectivity, PwC’s capability and expertise and information with respect to audit quality, including recent PCAOB inspection reports of PwC. The Audit Committee’s appointment of PwC as our independent registered public accounting firm for 2025 is being submitted to our stockholders for ratification. PwC has been Radian’s independent registered public accounting firm since 2007. The Audit Committee believes that the continued engagement of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. A representative of PwC is expected to attend our Annual Meeting, and will have an opportunity to make a statement if he or she desires and be available to respond to questions.

If the stockholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether to retain the firm. Regardless of whether the stockholders ratify the appointment of PwC at the Annual Meeting, the Audit Committee, in its discretion, may retain PwC or select a new independent registered public accounting firm at any time if it determines that doing so would be in the Company’s best interests and those of our stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed for professional services rendered to Radian by PwC for the fiscal years ended December 31, 2024, and December 31, 2023.

Type of Fees	2024	2023
Audit Fees	$3,895,775	$3,568,835
Audit-Related Fees	235,000	300,000
Tax Fees	362,163	386,168
All Other Fees	2,120	10,494
Total	$4,495,058	$4,265,497

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP	2025 Proxy Statement 35

For purpose of the above table, in accordance with the SEC’s definitions and rules:

■
“Audit Fees” are for professional services for the audit of the financial statements included in our Annual Report on Form 10-K (which includes an audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), for the review of our financial statements included in our Quarterly Reports on Form 10-Q, for the review of registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”), and for services that normally are provided in connection with statutory and regulatory filings. The increase in audit fees for the year ended December 31, 2024, includes fees for the issuance of a comfort letter in connection with our public debt offering in March 2024.
■
“Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For both 2024 and 2023, these fees relate primarily to SOC (Service Organization Controls) reports. In addition, the fees in 2023 also include amounts related to agreed upon procedures performed in connection with our reinsurance transactions.
■
“Tax Fees” are for professional services for tax compliance and tax consulting.
■
“All Other Fees” are for products and services provided by PwC other than those services reported above. For 2024 and 2023, these fees relate to licenses for accounting research software.

Pre-Approval Policy

In addition to retaining PwC to audit our consolidated financial statements for 2024, we retained PwC to provide other auditing and advisory services as discussed above. We understand the need for PwC to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could impair (or appear to impair) the objectivity of PwC, our Audit Committee is required to pre-approve all non-audit work performed by PwC in accordance with applicable SEC rules and our pre-approval policy. Under our pre-approval policy, the Audit Committee approves in advance all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The Audit Committee pre-approves these services by pre-approving specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent registered public accounting firm may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the Chair of the Audit Committee pre-approval authority with respect to permitted services, provided that the Chair of the Audit Committee reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services and fees provided by PwC and listed in the table above were pre-approved by the Audit Committee in accordance with our pre-approval policy.

The Audit Committee considered the nature and proposed extent of the non-audit services provided by PwC and determined that those services were in compliance with the provision of independent audit services by the firm.

Recommendation

Radian’s Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Radian’s independent registered public accounting firm for the year ending December 31, 2025. Signed proxies will be voted “FOR” ratification unless a stockholder gives other instructions on the proxy card.

36 2025 Proxy Statement	Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP

Executive Officers

The following information is provided with respect to each of our current executive officers other than our Chief Executive Officer whose information is set forth under “Proposal 1 – Election of Directors.” Our executive officers are appointed by our Board to serve in their respective capacities until their successors are duly appointed and qualified or until their earlier resignation or removal.

Derek V. Brummer President, Mortgage Insurance Age: 54

Mr. Brummer was appointed to serve in his current role in February 2020 and oversees the strategic direction and operations for Radian’s Mortgage Insurance business. Prior to assuming his current role, Mr. Brummer served as Senior Executive Vice President, Mortgage Insurance and Risk Services, and as Executive Vice President, Chief Risk Officer of the Company, and he held several positions with Radian Asset Assurance, our former financial guaranty business, which was sold to Assured Guaranty Corp. in April 2015. As previously disclosed, Mr. Brummer has notified the Company of his intent to retire in 2025. Prior to joining Radian in 2002, Mr. Brummer was a corporate associate at Allen & Overy LLP, and Cravath, Swaine & Moore LLP, both in New York. Mr. Brummer currently serves on the board of directors of USMI, the public policy trade group for private mortgage insurance.

Mary C. Dickerson Senior Executive Vice President, Chief People and Operating Officer Age: 52

Ms. Dickerson joined Radian in January 2021 and is responsible for Radian’s Title and Real Estate Services businesses and the following business functions: human resources (people), procurement and vendor management, facilities, administration, safety, security and business resiliency. From 2017 until 2020, Ms. Dickerson served as Executive Vice President, Human Resources at DLL Group, a subsidiary of Rabobank Group, where she oversaw the company’s global human resources function and worked to build the organization’s globally connected workforce, culture, and learning and development programs. Prior to that, she served as Senior Vice President, Human Resources at XL Catlin plc from 2015 until 2017 and Executive Vice President, Human Resources at Accolade Inc. from 2012 through 2015. Ms. Dickerson has held various roles for The Hartford, AIG, VisionQuest, Allied Irish Banks, Wawa Inc. and Fitzpatrick’s Hotel Group.

Edward J. Hoffman Senior Executive Vice President, General Counsel Age: 51

Mr. Hoffman was appointed General Counsel of Radian in 2008 and Senior Executive Vice President in January 2018. In addition to serving as the Company’s General Counsel, Mr. Hoffman also provides executive oversight for the Company’s ERM function and has provided executive oversight over other enterprise functions in the past, including our information security function from 2022 through 2024, our government relations function from 2017 through 2021 and human resources function from 2011 through 2020. He also served as Radian’s Corporate Secretary from the time of his appointment as General Counsel in 2008 until January 2025. Prior to joining Radian in 2005, Mr. Hoffman practiced in the Corporate and Securities Group of Drinker Biddle & Reath LLP in Philadelphia.

Executive Officers	2025 Proxy Statement 37

Sumita Pandit Senior Executive Vice President, Chief Financial Officer Age: 47

Ms. Pandit was appointed Chief Financial Officer of Radian in May 2023. In this role, Ms. Pandit is responsible for the Company’s financial functions, including financial reporting, financial planning and analysis, enterprise capital planning, investment portfolio management and other treasury activities, investor relations and tax, along with the Company’s strategic and business development plans. As previously disclosed, effective upon the retirement of Mr. Brummer from his current role, Ms. Pandit will assume the role of President and Chief Financial Officer of the Company. In this new role, Ms. Pandit will assume responsibility for overseeing all aspects of our mortgage insurance business in addition to her current responsibilities as Chief Financial Officer of the Company. Ms. Pandit joined Radian in March 2023 as the Company’s Chief Growth Officer, after serving as the Chief Operating Officer of dLocal, a global digital payment company, where since 2021 she oversaw client management, marketing, investor relations, key commercial accounts and corporate development. Prior to that, Ms. Pandit held various Managing Director positions at J.P. Morgan Chase & Co. from 2015 through 2021, including Managing Director and Global Head of Fintech Investment Banking. Ms. Pandit also served as Vice President, Financial Institutions Group for Goldman Sachs from 2008 until 2015. From October 2021 to May 2023, Ms. Pandit also served on the board of Pushpay Holdings Limited, a public company that offers donor engagement software to non-profit companies.

Eric R. Ray Senior Executive Vice President, Chief Digital Officer Age: 63

Mr. Ray oversees our enterprise digital strategy and our information technology and information security organizations. Prior to joining Radian in 2018, Mr. Ray served in various roles with IBM Corporation (“IBM”) in Armonk, New York from 1983 until 2018. Most recently, Mr. Ray served as IBM’s General Manager, Global Technology Services from 2015 until 2018 and was responsible for the IBM North American technology consulting business, project-based services and enterprise-wide technology offerings. Prior to that, he served as IBM’s General Manager, Global Financial Services Sector from 2009 until 2014 and General Manager, Financial Services Sector from 2007 until 2009. Mr. Ray currently serves on the board of directors of FinLocker, a privately-held company that has developed a secure financial fitness tool to help consumers increase their credit score, save for a down payment and qualify for a mortgage.

Robert J. Quigley Executive Vice President, Controller and Chief Accounting Officer Age: 53

Mr. Quigley was appointed to his current role in August 2020, and has served as the Company’s principal accounting officer since November 2018. Mr. Quigley also served as the Company’s principal financial officer from December 2022 until May 2023. Mr. Quigley joined Radian in 2009 as Senior Vice President, Assistant Corporate Controller and has also served as Radian’s Senior Vice President, Financial Planning and Analysis during his time with the Company. Prior to joining Radian, Mr. Quigley spent 10 years with Capmark Financial Group, Inc., a global provider of financial services to investors in commercial real estate-related assets, where he held positions of increasing responsibility leading to his appointment as Senior Vice President, Chief Accounting Officer, North America. Mr. Quigley began his career in public accounting and auditing with KPMG US LLP and then Ernst & Young LLP.

38 2025 Proxy Statement	Executive Officers

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows all shares of our common stock that were beneficially owned, as of March 24, 2025, by: (i) each of our current directors and nominees for director at the Annual Meeting; (ii) our NEOs; and (iii) all of our current directors and executive officers as a group. In general, a person “beneficially owns” shares if that person has, or shares with others, the right to vote or dispose of them, or if that person has the right to acquire them within 60 days of March 24, 2025 (such as by the conversion of stock-settled restricted stock units (“RSUs”) or exercising options).

Name (1)	Shares Beneficially Owned (#) (2)	Percent of Class

Fawad Ahmad	10,994	*
Brad L. Conner	34,020	*
Howard B. Culang	259,501	*
Debra Hess	21,712	*
Lisa W. Hess	120,177	*
Anne Leyden	4,101	*
Brian D. Montgomery	14,922	*
Lisa Mumford	24,836	*
Jed Rhoads (3)	1,315	*
Gregory V. Serio	104,185	*
Noel J. Spiegel	154,649	*
Richard G. Thornberry	1,292,478	*
Derek V. Brummer	319,761	*
Sumita Pandit	32,639	*
Edward J. Hoffman	268,129	*
Eric. R. Ray	70,306	*
Brien J. McMahon	225,372	*
All current directors and executive officers as a group (18 persons)	2,832,576	2.01%

* Less than one percent of class. Percentages are calculated in accordance with Rule 13d-3 under the Exchange Act.

(1)
The address of each person listed is c/o Radian Group Inc., 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania, 19087.

Beneficial Ownership of Common Stock	2025 Proxy Statement 39

(2)
Each individual has or is entitled to have within 60 days of March 24, 2025, sole voting or dispositive power with respect to the shares reported as beneficially owned, other than: (i) Mr. Spiegel, whose spouse owns 10,004 of the shares reported as beneficially owned and as to which shares Mr. Spiegel disclaims beneficial ownership and (ii) Mr. Hoffman, who shares voting and dispositive power with his spouse with respect to 19,500 of the shares reported as beneficially owned. In addition to shares owned outright, the amounts reported include:
■
Shares of our common stock allocable to our NEOs based on their holdings in the Radian Group Inc. Stock Fund under the Savings Plan as of March 24, 2025.
■
Shares that may be acquired within 60 days of March 24, 2025, through the exercise of non-qualified stock options, as follows: Mr. Brummer—23,600 shares; Mr. Hoffman—20,520 shares; Mr. McMahon—16,420 shares; and all current directors and executive officers as a group—49,270 shares.
■
Shares that may be acquired within 60 days of March 24, 2025, upon the conversion of stock-settled RSUs awarded to our non-executive directors and executive officers as follows: Mr. Ahmad—5,109 shares; Mr. Conner—5,109 shares; Mr. Culang—182,255 shares; Ms. Debra Hess—5,768 shares; Ms. Lisa Hess—113,760 shares; Ms. Mumford—5,109 shares; Mr. Rhoads—1,315 shares; Mr. Serio—103,841 shares; Mr. Spiegel—124,637 shares; Mr. Thornberry—443,026 shares; Ms. Pandit—15,107 shares; Mr. Brummer—129,134 shares; Mr. Hoffman—88,640 shares; Mr. Ray—70,306 shares; Mr. McMahon—58,146 shares; and all current directors and executive officers as a group—1,332,912 shares.
▪
For our directors, the amounts referenced above include shares payable upon: (i) the vesting in May 2025 of time-based RSUs issued in 2024 (or, in the case of Mr. Rhoads, issued upon his appointment to the Board in
February 2025) and (ii) the conversion of vested RSUs for which conversion remains subject to a director’s departure from the Board. The amounts referenced in the table above exclude RSUs that have been deferred by directors pursuant to the Radian Voluntary Deferred Compensation Plan For Directors as follows: Ms. Debra Hess—18,091 RSUs; Ms. Lisa Hess—32,724 RSUs; Ms. Leyden—5,109 RSUs and Mr. Montgomery—8,651 RSUs.
▪
For our executive officers, the amounts referenced above include shares payable upon: (i) the vesting in May 2025 of time-based RSUs and (ii) the conversion in May 2025 of vested RSUs that have been subject to a one-year post vest hold.
■
Shares that may be issued within 60 days of March 24, 2025, upon the conversion of phantom stock awards granted to Mr. Culang—69,196 shares, which amount is also included for all current directors and executive officers as a group. All phantom stock awards granted to Mr. Culang are vested and will be converted into shares of our common stock upon his departure from our Board.
(3)
Mr. Rhoads joined the Board on February 10, 2025, and received a pro-rated award of RSUs.

40 2025 Proxy Statement	Beneficial Ownership of Common Stock

Security Ownership of Certain Stockholders

The following table provides information concerning the beneficial ownership of our common stock by the only persons shown by our records or the SEC’s public records as beneficially owning more than 5% of our common stock. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we rely on filings of Schedules 13D and 13G with the SEC as of any date, subject to our actual knowledge of the ownership of our common stock.

Name and Business Address	Shares Beneficially Owned (#)	Percent of Class*

BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	20,974,388	14.9%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	18,430,383	13.1%

First Trust Portfolios L.P. (3) 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	10,017,782	7.1%

* Based on 141,220,430 shares of common stock outstanding at March 24, 2025.

(1)
Based on a Schedule 13G/A filed with the SEC on February 5, 2025, BlackRock, Inc. reports that it has sole dispositive power with respect to 20,974,388 shares and sole voting power with respect to 20,680,599 shares. These shares are beneficially owned by funds and accounts managed by BlackRock, Inc. and its subsidiaries.
(2)
Based on a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group reports that it has sole dispositive power with respect to 18,105,234 shares, shared dispositive power with respect to 325,149 shares and shared voting power with respect to 149,217 shares. These shares are beneficially owned by funds and accounts managed by The Vanguard Group, Inc. and its subsidiaries.
(3)
Based on a Schedule 13G filed with the SEC on July 25, 2024, jointly filed by First Trust Portfolios L.P., First Trust Advisors, L.P. and The Charger Corporation, First Trust Portfolios L.P. reports that it has shared dispositive power with respect to 555,039 shares, and each of First Trust Advisors, L.P. and The Charger Corporation reports that it has shared dispositive power with respect to 10,017,782 shares and shared voting power with respect to 9,462,743 shares. Based on the Schedule 13G, the Charger Corporation is the General Partner of both First Trust Portfolios L.P. and First Trust Advisors L.P., and First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold shares of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on the review of such reports, and written representations received from our executive officers and directors with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made during 2024 were made on a timely basis.

Beneficial Ownership of Common Stock	2025 Proxy Statement 41

Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

The following CD&A includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may include, without limitation, projections regarding our future performance, results of operations and financial condition, are made on the basis of management’s current views and assumptions with respect to future events and are not a guarantee of future performance. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Cautionary Note Regarding Forward-Looking Statements—Safe Harbor Provisions section and the Risk Factors detailed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this CD&A. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

In this CD&A, we discuss the executive compensation program for our NEOs, consisting of: (i) our Chief Executive Officer; (ii) our Senior EVP, Chief Financial Officer; (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2024; and (iv) a former executive officer who, had he been serving as an executive officer at December 31, 2024, would have been one of our three other most highly compensated executive officers during 2024. Accordingly, for 2024, our NEOs were as follows:

42 2025 Proxy Statement	Compensation of Executive Officers and Directors

Our Named Executive Officers*
Richard G. Thornberry Chief Executive Officer (principal executive officer)	Sumita Pandit Senior EVP, Chief Financial Officer (principal financial officer)	Derek V. Brummer President, Mortgage Insurance	Edward J. Hoffman Senior EVP, General Counsel	Eric R. Ray Senior EVP, Chief Digital Officer	Brien J. McMahon Former Senior EVP, Chief Franchise Officer

*
See “Executive Officers” above for additional information regarding our NEOs.

I. Compensation Principles and Objectives

Our executive compensation program is designed under the direction of the CHCM Committee to attract, motivate and retain high quality executive officers and to align our pay-for-performance philosophy with our overall business and strategic objectives. This pay-for-performance philosophy is intended to ensure that our NEOs’ interests are aligned with those of our stockholders in incentivizing long-term value creation, while disincentivizing inappropriate actions, including unnecessary or excessive risk taking. The CHCM Committee has developed a set of principles and objectives to guide decisions about how to compensate executive officers appropriately for their contributions toward achieving our strategic, operational and financial objectives. Specifically, the CHCM Committee believes our executive compensation program should:

■
Support the execution of our business strategy and performance;
■
Focus executives on long-term performance that aligns with stockholders’ interests;
■
Maintain an appropriate balance between short-term and long-term compensation, while weighting total compensation in favor of longer-term variable pay;
■
Manage risk with appropriate protections and controls;
■
Maintain pay practices that are reasonable and externally competitive; and
■
Remain flexible to respond to changes in our businesses and strategies and to current market developments.

Compensation of Executive Officers and Directors	2025 Proxy Statement 43

II. Executive Summary

As background for the discussion that follows, we provide the following summary information regarding our 2024 financial performance and the 2024 compensation program for our NEOs.

OUR 2024 FINANCIAL PERFORMANCE

$1.3 billion Total Revenues	Compared to $1.2 billion in 2023	$224 million Shares Repurchased $152 million Dividends Paid	Purchased $224 million or 7.0 million shares of our common stock and paid $152 million in dividends in 2024 after increasing our dividend 9% to $0.245 per share in February 2024
$604 million Net Income	Compared to $603 million in 2023	$52.0 billion New Insurance Written (“NIW”)	Compared to $52.7 billion in 2023
$3.92 Diluted Net Income Per Share	Compared to $3.77 in 2023	$275.1 billion Primary Insurance in Force (“IIF”)	Increased year-over-year to an all-time high, compared to $270.0 billion as of December 31, 2023
$4.11 Adjusted Diluted Net Operating Income Per Share (1)	Compared to $3.88 in 2023	$2.2 billion PMIERs Excess Available Assets (2)	Compared to $2.3 billion as of December 31, 2023
13.4% Return on Average Equity	Compared to 14.5% in 2023	$885 million Available Holding Company Liquidity	Continued to maintain significant liquidity following a reduction in our outstanding senior debt and use of $376 million in 2024 for share repurchases and dividend payments
$31.33 Book Value Per Share	Compared to $28.71 as of December 31, 2023	18.7% Holding Company Debt-to-Capital	Compared to 24.4% as of December 31, 2023
14.5% Absolute Total Shareholder Return (“TSR”) (3)

(1)
Adjusted diluted net operating income per share is a non-GAAP financial measure used in our compensation programs. See pages 84 through 86 of our Annual Report on Form 10-K for the year ended December 31, 2024, for definitions of our non-GAAP financial measures, including a reconciliation of the most comparable GAAP (generally accepted accounting principles in the U.S.) measure of diluted net income per share to our non-GAAP financial measure of adjusted diluted net operating income per share.
(2)
Represents Radian Guaranty’s excess of Available Assets over its Minimum Required Assets (each as defined in the Private Mortgage Insurance Eligibility Requirements (“PMIERs”)), calculated in accordance with the PMIERs financial requirements in effect for each date shown.
(3)
Reflects Radian’s stock price return between December 31, 2023, through December 31, 2024, adjusted for dividends paid during that time period and assuming dividend reinvestment.

For a discussion regarding our 2024 strategic performance, see “IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM—2024 STI ANALYSIS—2024 STI CORPORATE FUNDING LEVEL—Strategic Objectives.”

For a detailed discussion of the primary factors driving our financial results, see our Annual Report on Form 10-K for the year ended December 31, 2024.

44 2025 Proxy Statement	Compensation of Executive Officers and Directors

OUR 2024 COMPENSATION PROGRAM

89% of Chief Executive Officer’s Total Target Compensation is Non-Fixed, Variable Pay

Fixed compensation continues to represent a limited portion of our NEOs’ total compensation. Base salary represented only 11% of Mr. Thornberry’s 2024 total target compensation and, on average, only 21% of the total target compensation for our other NEOs. The remaining compensation of our NEOs is variable incentive compensation that was tied to, and is contingent upon, Company and individual performance.

	100% Independence	All members of the CHCM Committee are fully independent and the CHCM Committee engages a fully independent compensation consultant to support NEO compensation
100% Accountability

We impose a strong compensation clawback policy that goes beyond applicable legal requirements and is triggered in the event of a material restatement of the Company’s financial results among other reasons

74% 2024 Average STI Award for NEOs as Compared to Maximum Payout Opportunity of 200% of Target

The CHCM Committee recognized the strong performance of our NEOs in 2024 despite difficult macroeconomic and market conditions, including another year of strong financial results as highlighted above and actions to optimize our capital and liquidity positions, including by returning value to our stockholders through share repurchases and an increased quarterly dividend, while driving further execution of our strategic plan as discussed in more detail in “IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM—2024 STI ANALYSIS — 2024 STI CORPORATE FUNDING LEVEL—Strategic Objectives.”

	72% Average 10-year Chief Executive Officer STI Award as Compared to Maximum Payout Opportunity of 200% of Target	STI awards for our NEOs have consistently demonstrated a strong correlation between pay and performance

STI Payout (as % of Target)
200%
150%
100%
50%
0%
'15 '16 '17 '18 '19 '20 '21 '22 '23 '24
CEO (Current and Former)
Other NEOs
Stock Price Ratio (1)

60% of 2024 LTI Awards are Performance Based 25% Potential Adjustment of 2024 Performance Awards based on Relative TSR Modifier

2024 LTI awards are 60% performance based, requiring strong growth in LTI Book Value per Share (as defined below) and with the award payout modified based on how our TSR compares to the average TSR of a peer group comprised of our closest mortgage insurance peers.

7.0x Base Salary Stock Ownership Requirement for Chief Executive Officer 2.5x Base Salary Stock Ownership Requirement for Other NEOs

We have:

▪
Rigorous stock ownership thresholds pursuant to which performance-based equity awards are not credited until the end of the performance period
▪
A one-year post-vesting holding period for performance-based equity awards
▪
A “double-trigger” for payments upon a change of control

Compensation of Executive Officers and Directors	2025 Proxy Statement 45

40% Weighting for Strategic Execution under Strategic Objectives

For our 2024 STI program, the CHCM Committee increased the weighting of Strategic Execution as a strategic priority. This reflects and reinforces our commitment to ensuring heightened management focus on the execution of our strategic objectives. For a discussion of our 2024 strategic objectives see “IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM—2024 STI ANALYSIS — 2024 STI CORPORATE FUNDING LEVEL—Strategic Objectives.”

Zero Problematic Pay Practices
▪
No excessive perquisites
▪
No gross-ups for excise taxes (except for limited circumstances such as relocation costs)
▪
No hedging, pledging or other speculative transactions in Radian stock permitted
▪
No excessive termination or change of control severance payments
▪
No dividends paid (only accrued) on unvested equity awards

(1)
For each STI plan year, represents the percentage resulting from dividing the closing price of Radian’s common stock on the last trading day of the year by the closing stock price on the last trading day of the previous year.

III. Compensation Process and Oversight

A. COMMITTEE PROCESS AND ROLE

The CHCM Committee provides direction and oversight over our compensation and human resources programs, processes and functions. The CHCM Committee is supported by our CP&OO, who serves as a liaison to the CHCM Committee. The CHCM Committee has the sole authority to engage and terminate consulting firms and legal counsel as it deems appropriate to advise it and the Board with respect to executive compensation and human capital management related matters, including the sole authority to approve the compensation and other terms related to their engagement. The CHCM Committee currently retains Korn Ferry as its sole independent compensation consultant. Korn Ferry provides advisory services to the CHCM Committee relating to the compensation of executive officers and non-executive directors. Generally, these services include advising the CHCM Committee on the principal aspects of our compensation programs and evolving industry practices and providing market information, risk assessments and other analyses regarding our program design and incentive plan practices. Other than this work, Korn Ferry performs no services for the Company. The CHCM Committee chair approves the payment of all work performed by the independent compensation consultant for the Company, and the CHCM Committee annually reviews the independence and performance of Korn Ferry. In 2024, the CHCM Committee assessed the independence of Korn Ferry and concluded that the work performed by this advisor does not raise any conflict of interest. For a complete discussion of the responsibilities delegated by our Board to the CHCM Committee, please see the CHCM Committee charter, which is available on our website at https://www.radian.com/who-we-are/corporate-governance/board-committee-charters.

B. CONSIDERATION OF STOCKHOLDER INPUT REGARDING OUR EXECUTIVE COMPENSATION PROGRAM

As part of our commitment to engage with our investors, management frequently meets with stockholders to discuss strategy, financial performance, capital allocation, governance and board oversight, corporate responsibility initiatives, and other matters of significance to them, including our executive compensation program. These engagement meetings are conducted in the ordinary course of business regardless of the level of stockholder support we receive for our executive compensation program in any given year. In addition, to the extent stockholders have indicated a concern with respect to any aspects of our executive compensation program (through negative say-on-pay votes or otherwise), management frequently seeks to identify those stockholders and better understand their concerns. This may occur as part of our solicitation efforts in connection with our annual meeting of stockholders or by other means.

46 2025 Proxy Statement	Compensation of Executive Officers and Directors

Through our stockholder engagement process, we learn about our stockholders’ voting considerations, influences and processes, as well as their perspectives and priorities with respect to executive compensation, human capital management and how our programs are designed to support our strategy and corporate purpose. Management shares this information with the CHCM Committee and with the Governance Committee, as relevant, and our Board committees regularly report to the full Board. Management and the CHCM Committee consider the outcome of our most recent say-on-pay vote and the information we learn from our solicitation and outreach efforts in designing our executive compensation program each year. At our 2024 annual meeting of stockholders, approximately 83% of the votes cast were voted in support of our executive compensation program. We very much appreciate this support from our stockholders.

For our 2024 executive compensation program, the CHCM Committee considered feedback from various stakeholders, including the generally positive feedback we received from stockholders through our annual outreach regarding the program’s alignment with our strategy and the addition of a relative TSR modifier into the design of our annual long-term incentive awards beginning with the 2023 awards. Based on these considerations, the CHCM Committee determined not to make any significant changes to the overall structure of the executive compensation program in 2024, however, to further emphasize our strategic focus, the CHCM Committee did increase the weighting of Strategic Execution as a standalone strategic priority in our 2024 STI program, See “IV. Primary Components of Compensation—C. LONG-TERM INCENTIVE PROGRAM—ANNUAL LTI AWARDS GRANTED IN 2024.” In addition, in response to stockholder feedback, we have enhanced our disclosure to provide more information about CEO and management succession planning, see “CEO and Management Succession Planning,” and about performance-based equity awards that vested in 2024, see “IV. Primary Components of Compensation—C. LONG-TERM INCENTIVE PROGRAM—2024 VESTING OF 2021 PERFORMANCE-BASED RSUs.”

C. SETTING COMPENSATION

To set compensation for the NEOs, the CHCM Committee utilizes different compensation tools, including benchmarking analyses. These collectively represent the CHCM Committee’s “primary compensation tools” for establishing appropriate compensation levels for our NEOs. In addition, when evaluating a NEO’s compensation, the CHCM Committee typically assesses the NEO’s overall performance, skill sets and experience, as well as the NEO’s current and potential future career path within the Company. For the compensation of the NEOs other than the Chief Executive Officer, the main participants in our compensation process are the CHCM Committee, its independent compensation consultant and two members of management—the Chief Executive Officer and the CP&OO. The CHCM Committee has ultimate authority over compensation decisions for the NEOs other than the Chief Executive Officer. The process for establishing the compensation of our NEOs other than for the Chief Executive Officer is as follows:

Independent Compensation Consultant Annually prepares an analysis of competitive market compensation data for these NEO positions, which is provided to the CHCM Committee and the CP&OO	à	CP&OO Prepares initial compensation proposals for the NEOs using the competitive market compensation data along with data from the primary compensation tools	à

CEO

Prepares a recommendation to the CHCM Committee, taking into consideration the recommendations of the CP&OO and the competitive market compensation data provided by the independent compensation consultant

à

CHCM Committee

Reviews the recommendations of the CEO. It may approve the proposals or may make adjustments based on its own review of the primary compensation tools, additional information it seeks from the CEO, the CP&OO or the independent compensation consultant or other factors before making a final determination with respect to the compensation for each NEO

We believe that management’s participation in the compensation process is critical to creating an equitable program that is effective in motivating our NEOs, and to ensure that the process appropriately reflects our pay-for-performance culture, current strategies and our focus on risk management. Our NEOs annually develop a set of shared performance

Compensation of Executive Officers and Directors	2025 Proxy Statement 47

goals and associated metrics, which are predominantly based on the Company’s annual operating plan that is approved by our Board, including annual objectives that are intended to further drive our long-term strategic vision. In addition, each NEO develops a set of individual performance goals and presents them to the Chief Executive Officer, who reviews and adjusts them, as necessary, and then presents them to the CHCM Committee. Achievement against these shared and individual performance goals and metrics serve as the primary basis for determining a NEO’s STI award. The process for assessing performance against these objectives is discussed in greater detail below. See “IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM.”

With respect to the Chief Executive Officer, the independent directors of our Board have the ultimate authority over all compensation decisions. The process for establishing the compensation of our Chief Executive Officer is as follows:

Independent Compensation Consultant

Annually prepares an analysis of competitive market compensation data for the CEO, which is provided to the CHCM Committee and made available to the Independent Directors

à

CHCM Committee

The CHCM Committee solely develops an annual compensation recommendation, utilizing the primary compensation tools and competitive compensation market data developed by the independent compensation consultant

à

Independent Directors

Review the recommendation of the CHCM Committee. They may approve the recommendation or may make adjustments based on their own review of the primary compensation tools, additional information they seek from the CHCM Committee or the independent compensation consultant or other factors before making a final determination with respect to compensation for the CEO

BENCHMARKING COMPENSATION

We consider external benchmarking to be an important analytical tool to help us establish competitive points of reference for evaluating executive compensation. We benchmark each executive officer position annually and, if necessary, when a search for a new executive officer position is undertaken. It has been our practice to collaborate with the CHCM Committee’s independent compensation consultant in this process to apply a consistent and disciplined approach in the preparation of the benchmarking methodology, philosophy and analysis.

For 2024 compensation, we benchmarked each of the primary components of our 2024 compensation program, as well as the 2024 total target cash and direct compensation for each NEO, against external market reference points. In benchmarking a NEO’s total target cash compensation, we consider base salary plus cash-based short-term incentives. A NEO’s total target direct compensation consists of total target cash compensation plus the target value of long-term incentives. To the extent information was available, our NEOs’ compensation was benchmarked against similarly situated executive positions at other companies using one or all of the peer group, financial services and general industry reference points (collectively referred to as the “benchmark references”) described below, as appropriate.

Primary Compensation Peer Group Reference Point. On an annual basis, the independent compensation consultant supports management in preparing, and the CHCM Committee reviews and approves, a group of peer companies to serve as the primary compensation peer group that the CHCM Committee references for evaluating executive officer compensation. The primary compensation peer group approved by the CHCM Committee for benchmarking 2024 executive officer compensation was as follows:

48 2025 Proxy Statement	Compensation of Executive Officers and Directors

2024 Peer Group	Mortgage Insurance Competitor	Other Competitor	List Radian as a Peer	Primary Business

Arch Capital Group Ltd. (NASDAQ: ACGL)	X			Multiline Insurer and Reinsurer
Assured Guaranty Ltd. (NYSE: AGO)			X	Insurance and Other Real Estate Services
Enact Holdings, Inc. (NASDAQ: ACT)	X		X	Mortgage Insurance
Essent Group Ltd. (NYSE: ESNT)	X		X	Mortgage Insurance
First American Financial Corporation (NYSE: FAF)		X		Title & Other Real Estate Services
MGIC Investment Corporation (NYSE: MTG)	X		X	Mortgage Insurance
Mr. Cooper Group, Inc. (NASDAQ: COOP)		X	X	Mortgage Servicing and Lending
NMI Holdings, Inc. (NASDAQ: NMIH)	X		X	Mortgage Insurance
Old Republic International Corporation (NYSE: ORI)		X		Title & Other Real Estate Services
PennyMac Financial Services, Inc. (NYSE: PFSI)		X	X	Mortgage Servicing and Lending
RenaissanceRe Holdings Ltd. (NYSE: RNR)		X		Multiline Insurer and Reinsurer
Stewart Information Services Corp. (NYSE: STC)		X	X	Title & Other Real Estate Services
Walker & Dunlop, Inc. (NYSE: WD)		X	X	Insurance and Other Real Estate Services

(In millions)	2024 Peer Median (1)	Radian (1)

Revenue	$2,321	$1,191
Market Cap	$4,585	$4,263

(1)
Determined as of September 2023 in connection with the CHCM Committee’s assessment of our primary compensation peer group for benchmarking 2024 compensation. For 2024 benchmarking, the CHCM Committee made changes to the Company’s primary compensation peer group by: (i) removing Black Knight Inc., which was acquired in 2023 and (ii) adding RenaissanceRe Holdings Ltd. and Walker & Dunlop, Inc., based on their comparable areas of focus on mortgage credit and real estate finance, respectively.

We believe the companies included within our 2024 primary compensation peer group were appropriate to consider in evaluating our NEOs’ 2024 compensation based on the following:

■
In most cases, the roles and responsibilities of our NEOs were sufficiently similar to the equivalent executive positions within the primary compensation peer companies;
■
These peers represented our primary competition for talent; and
■
We considered each of these peers to be a primary competitor of our businesses or otherwise to have significant operations in the insurance, mortgage or real estate industries.

Third parties such as proxy advisory institutions also establish peer groups for the Company for the purpose of assessing the Company’s relative performance and compensation. The CHCM Committee reviews these peer groups in the ordinary course, including when constructing our primary compensation peer group. However, the CHCM Committee does not utilize these peer groups for the purpose of evaluating our NEOs’ compensation and the Company’s performance, mainly because the CHCM Committee believes the primary compensation peer group approved by the CHCM Committee represents the most appropriate compensation peer group for the Company for the reasons discussed above.

Compensation of Executive Officers and Directors	2025 Proxy Statement 49

Financial Services Reference Point and General Industry Reference Point. Because we compete for talent in markets other than those in which we compete for business, we also use broader financial services and general industry compensation reference points.

For benchmarking 2024 compensation, the financial services data and the general industry data were compiled by Willis Towers Watson, an independent third-party, from 261 organizations that participate in Willis Towers Watson’s Financial Services Executive Compensation Database (Financial Services) and from 893 organizations across a range of industries that participate in Willis Towers Watson’s General Industry Executive Compensation Database (General Industry).

For these financial services and general industry benchmark references, we used pre-established subsets of companies contained in the databases of Willis Towers Watson, so that we compared our NEOs’ compensation to that of companies of reasonably similar size to us. The subsets were based on standard revenue and asset ranges that are provided in published compensation surveys. We did not select or have any influence over the companies that participated in these surveys, and we were not made aware of the companies that constituted these reference points. The subset of companies we used consisted of a broad array of companies in the financial services industry, including property/casualty insurance, life/health insurance, and investment, brokerage and retail and commercial bank organizations. The financial services data was focused on companies with comparable assets of between $5 billion and $15 billion, while the general industry data was focused on companies with revenues of between $1 billion and $3 billion to ensure an appropriate alignment to market.

We use one or more of the benchmark references discussed above to identify a competitive compensation range for each executive officer position. From a quantitative perspective, we generally consider an executive officer’s compensation to be market competitive if it is within a 15% range of the median of the applicable benchmark references. However, because executive officer roles and responsibilities often vary within the industries in which we participate and in the broader financial services segment, our benchmarking process is tailored for each executive officer position with an emphasis on benchmark data for comparable positions and, in particular, comparable positions in our primary compensation peer group, if available. For each executive officer, the CHCM Committee may use one or more of the three benchmark references or, in some cases, a subset of the primary compensation peer group, depending on its judgment concerning the comparability of executive officer roles to these benchmark references. As a result, the CHCM Committee’s assessment of market competitiveness, in addition to the quantifiable benchmark data, may take into consideration other factors such as the scale and scope of the companies as well as specific roles against which our executive officer positions are being compared and the potential market demand for such positions.

External benchmarking is important in assessing the overall competitiveness of our executive compensation program. In addition, our compensation program may also consider each executive officer’s compensation in relation to our other executive officers, while recognizing that individual compensation should continue to be reflective of each executive’s responsibilities and contributions to value creation. As a result, when setting compensation for our NEOs, we may make adjustments to compensation to achieve a degree of internal alignment and consistency among our executive officers, as appropriate.

IV. Primary Components of Compensation

Our executive compensation program provides a balanced mix of pay through three primary components, as highlighted by our NEOs’ pay mix discussed below. The following charts highlight, for the Chief Executive Officer and our other NEOs, the percentage of 2024 total target compensation that was attributable to each primary component of compensation (average of each component for the other NEOs). The information presented is based on components of compensation at target, and therefore is not directly comparable to amounts set forth in the 2024 Summary Compensation Table.

50 2025 Proxy Statement	Compensation of Executive Officers and Directors

Chief Executive Officer and NEO 2024 Compensation		(1) Base Salary
CEO’s Percentage of Total Target Compensation	Other NEOs’ Average Percentage of Total Target Compensation
▪
Established to provide a competitive level of compensation for day-to-day performance of job responsibilities

(2) Short-Term Incentive

▪
100% performance-based, ensuring that a significant portion of annual compensation is at risk
▪
Performance metrics designed to incent achievement of short-term corporate and individual performance goals that are critical to our strategic plan

(3) Long-Term Incentive

▪
Designed to drive sustained business performance, encourage retention, and align NEOs’ interests with stockholders’ long-term interests through time-based and performance-based RSUs
▪
Performance-based RSU awards (60% of LTI) are payable only if performance targets are met, while time-based RSU awards (40% of LTI) vest in equal installments over three years

A. BASE SALARY

Base salaries are paid to executive officers to provide them with a competitive level of compensation for the day-to-day performance of their job responsibilities. As discussed above, base salaries for the NEOs primarily are established based on competitive market compensation data. See “III. Compensation Process and Oversight—C. SETTING COMPENSATION—BENCHMARKING COMPENSATION” above for more information on the benchmarking process.

The following table provides the 2023, 2024 and current base salaries for each of the NEOs.

Executive Officer	2023 Base Salary	2024 Base Salary		2025 Base Salary

Mr. Thornberry	$1,000,000	$1,000,000		$1,000,000
Ms. Pandit	$500,000	$550,000	(1)	$600,000	(2)
Mr. Brummer	$575,000	$600,000	(1)	$600,000
Mr. Hoffman	$500,000	$525,000	(1)	$525,000
Mr. Ray	$475,000	$475,000		$475,000
Mr. McMahon	$475,000	$475,000	(3)	N/A

(1)
Each of these NEO’s salaries was increased for 2024 to continue to improve competitiveness against the primary compensation peer group established for 2024 compensation benchmarking, and with respect to Ms. Pandit, to take into consideration her appointment to CFO in May 2023.
(2)
The base salary for Ms. Pandit was increased for 2025 to improve competitiveness against the primary compensation peer group established for 2025 compensation benchmarking.
(3)
Reflects Mr. McMahon’s full-year annual salary. Mr. McMahon’s employment with the Company ended in September 2024, and as reported in “Executive Compensation - 2024 Summary Compensation Table”, Mr. McMahon was paid $337,981 in salary during 2024.

Compensation of Executive Officers and Directors	2025 Proxy Statement 51

B. SHORT-TERM INCENTIVE PROGRAM

This discussion refers to the 2024 performance objectives for the Company and the NEOs as well as to the Company’s and NEOs’ actual 2024 performance results. These objectives and results are disclosed in the limited context of our compensation programs. We specifically caution investors not to apply these statements to other contexts.

OVERVIEW OF ANNUAL PROGRAM DESIGN

Each year, the CHCM Committee considers the design of our STI program, with a primary focus on creating a program that appropriately motivates the NEOs to achieve those financial and strategic objectives that are critical to driving long-term value for our stockholders. In designing the STI program each year, the CHCM Committee is guided by the following principles:

■
Metrics should align with and support our strategic plan;
■
Metrics should be appropriately tailored to drive short-term objectives that are intended to contribute to long-term value creation, and should not incent excessive risk-taking;
■
STI and LTI metrics should be complementary, but should consist of different types of metrics;
■
To ensure a continuity of focus, significant year-to-year changes should be avoided, unless changes are necessary to align our compensation programs with changing business needs and priorities;
■
Unnecessary complexity should be avoided wherever possible to increase transparency and clarity for the NEOs and others; and
■
Discretion should be limited and used only where necessary.

The CHCM Committee (or the independent directors in the case of the Chief Executive Officer) retains ultimate authority with respect to amounts awarded to the NEOs under the STI Plan. The NEOs’ STI awards are determined based on:

(i)
the Company’s financial and strategic performance over the performance period (represented by the “2024 STI ANALYSIS —2024 STI CORPORATE FUNDING LEVEL” discussed below); and
(ii)
each NEO’s performance against their individual performance goals. See “III. Compensation Process and Oversight—C. SETTING COMPENSATION” above for a discussion of how each NEO’s individual performance objectives are established.

Following each year, the CHCM Committee determines the STI Corporate Funding Level based on the Company’s performance against a shared set of financial and strategic goals that were approved by the CHCM Committee prior to that year. The STI Corporate Funding Level serves as a baseline payout level for the NEOs’ STI awards, and therefore, is the primary consideration for the amount to be awarded to each NEO. However, the amount of STI ultimately awarded to each NEO is then determined based on the CHCM Committee’s assessment of how the NEO performed against the NEO’s individual performance objectives. The Chief Executive Officer initially makes this determination for each of the other NEOs based on this evaluation of the performance of each NEO and recommends an STI award for each NEO to the CHCM Committee for its consideration and ultimate determination. For the Chief Executive Officer, the independent directors conduct a performance review of the Chief Executive Officer, and based on this assessment, the CHCM Committee recommends an STI award for the Chief Executive Officer to the independent directors.

The CHCM Committee or the independent directors may weigh each NEO’s performance differently in light of the NEO’s role, giving appropriate consideration to the degree to which each NEO impacted our performance and contributed to the STI Corporate Funding Level. Based on this assessment, the CHCM Committee or the independent directors may, depending on the circumstances, award the NEO an STI award at a level relative to the NEO’s target

52 2025 Proxy Statement	Compensation of Executive Officers and Directors

that is equal to, or greater or less than, the STI Corporate Funding Level. See “2024 STI ANALYSIS — 2024 STI PAYOUTS FOR NEOs” below for a discussion regarding how this process was applied to the NEOs’ 2024 STI awards.

2024 STI ANALYSIS — 2024 STI CORPORATE FUNDING LEVEL

For 2024, the STI Corporate Funding Level for the NEOs’ STI awards was determined based on the CHCM Committee’s assessment of the Company’s performance against a pre-established set of shared financial and strategic performance metrics and objectives. Considering the design principles set forth above under “OVERVIEW OF ANNUAL PROGRAM DESIGN,” and in particular to ensure alignment to our strategic plan and to reflect market and business developments, the CHCM Committee made the following changes to the 2024 STI program, as compared to the 2023 STI program:

■
Added adjusted pretax operating income as a new financial metric to further incent management to maximize our adjusted pretax operating income. The additional metric is not affected by changes in our share count, which can impact the Company’s existing STI program financial metric – adjusted diluted net operating earnings per share (“EPS”) – as we strategically manage our capital and liquidity, including through share repurchases;
■
Weighted each of the new adjusted pre-tax operating income and existing adjusted diluted net operating EPS financial performance metrics at 35% to ensure our financial performance is equally measured under both approaches; and
■
Eliminated homegenius revenue as a standalone metric given the limited impact that businesses outside of our mortgage insurance business currently have on our overall financial results. For the 2024 STI program, the CHCM Committee concluded that these businesses are best evaluated strategically as part of the Strategic Execution metric included in the strategic objectives category. To reflect this focus, the CHCM Committee increased the weighting of the Strategic Execution metric to 40% and reduced the other three metrics within the strategic objectives category under our 2024 STI program to 20% each.

Financial Performance Metrics

With respect to the financial performance metrics category of the 2024 STI program, the following table highlights: (i) the 2024 metrics with corresponding targets and weightings; (ii) the Company’s actual performance against these targets; and (iii) the percentage of target achievement for each area of performance.

		2024 Performance Level (1)							% of Target
Performance Area and Weighting	Metric	Threshold	Target: Low End	Target	Target: High End	Maximum	2024 Result	Metric Weighting	Payout Achieved

	Adjusted Diluted Net Operating EPS	$2.00	$2.84	$3.12	$3.40	$4.00	$4.11	35%	200%
Financial Performance Metrics (70% Weighting)	Adjusted Pretax Operating Income	$390M	$554M	$608M	$663M	$780M	$803M	35%	200%
	New Insurance Written	$20B	$40B	$51B	$60B	$80B	$52B	30%	101%

Achievement Prior to Plan Permitted Discretionary Adjustment									170%
Plan Permitted Discretionary Adjustment (2):									0%
Final Achievement of Financial Performance Metrics:									170%
Weighted Achievement of Financial Performance Objectives (170% x 70%):									119%

(1)
Measured quantitatively, with performance relative to target resulting in the following funding levels: at or below Threshold = 0%; Target Low End = 90%; Target = 100%; Target High End = 110%; at or above Maximum = 200%. Funding percentages are interpolated for results between the referenced funding levels.
(2)
For the financial performance metrics, within the parameters of the annual STI program design structure, the CHCM Committee has discretion to adjust the quantitative results negatively or positively by up to 15%, primarily to reflect factors impacting results that were not foreseeable at the time targets were established. For 2024 STI, consistent with its STI design principles, the CHCM Committee determined that it was unnecessary to use this structural program discretion.

Compensation of Executive Officers and Directors	2025 Proxy Statement 53

Adjusted Diluted Net Operating EPS (200% Target Payout Achieved)

Adjusted diluted net operating EPS is measured as (A) adjusted pretax operating income attributable to common stockholders, net of taxes computed using the Company’s statutory tax rate, divided by (B) the sum of the weighted average number of shares of common stock outstanding and all dilutive potential shares of common stock outstanding.

Adjusted pretax operating income and adjusted diluted net operating EPS are non-GAAP financial measures. See pages 84 to 86 of our 2024 Form 10-K for definitions of our non-GAAP financial measures including reconciliations of the most comparable GAAP measures of consolidated pretax income and diluted net income per share to our non-GAAP financial measures of adjusted pretax operating income and adjusted diluted net operating EPS (referred to as adjusted diluted net operating income per share in our 2024 Form 10-K).

2024 Target Setting

The 2024 STI target for adjusted diluted net operating EPS ($3.12 per share) represented a 20% decrease from our 2023 actual performance of $3.88 per share, but a 9% increase over our 2023 STI target of $2.85 per share. Our performance in both 2023 and in 2024 was positively impacted by management’s actions to write high-quality NIW, proactively manage mortgage insurance claims, reduce expenses, and optimize our capital and liquidity positions. In addition, our performance in both years was further positively impacted by favorable changes in our mortgage insurance loss reserve estimates for defaults occurring in prior periods (“prior period defaults”), in particular due to a greater number of these prior period defaults becoming current on payments or “curing” than we previously assumed would be the case. We experience variability in our provision for losses as a result of development in prior period defaults such that actual performance is not indicative of future results. Because we make favorable reserve adjustments only after we determine, based on recently observed trends in prior period defaults, that they are warranted, we are not able to forecast potential loss reserve developments on prior period defaults in setting our targets each year, including in setting our target for 2024. Our 2024 target was particularly challenging in light of: (i) the ongoing uncertainty presented by the macroeconomic environment, including inflationary pressures and increasing interest rates; (ii) the size of the mortgage insurance market given the anticipated reduction in the penetration rate or share of private mortgage insurance in the overall insurable market and high interest rate environment; and (iii) the ambitious expense reduction targets we established for our Company for 2024 as compared to our 2023 expenses.

Adjusted Pretax Operating Income (200% Target Payout Achieved)

Adjusted pretax operating income is a non-GAAP financial measure. See pages 84 to 86 of our 2024 Form 10-K for definitions of our non-GAAP financial measures, including a reconciliation of the most comparable GAAP measure of consolidated pre-tax income to our non-GAAP financial measure of adjusted pretax operating income.

2024 Target Setting

The 2024 STI target for adjusted pretax operating income ($608 million) represented a 23% decrease from our 2023 actual performance of $786 million. As discussed above with respect to adjusted diluted net operating EPS, in addition to management’s actions, our financial performance in both 2023 and in 2024 was positively impacted by favorable changes in our mortgage insurance loss reserve estimates for prior period defaults, which we do not consider in setting our targets each year, including in setting our target for 2024. Our 2024 target was particularly challenging in light of: (i) the ongoing uncertainty presented by the macroeconomic environment, including inflationary pressures and increasing interest rates; (ii) the size of the mortgage insurance market given the anticipated reduction in the penetration rate or share of private mortgage insurance in the overall insurable market and high interest rate environment; and (iii) the ambitious expense reduction targets we established for our Company for 2024 as compared to our 2023 expenses.

54 2025 Proxy Statement	Compensation of Executive Officers and Directors

NIW Achievement (101% Target Payout Achieved)
NIW is measured as new mortgage insurance written, which represents the aggregate original principal amount of the mortgages underlying the primary mortgage insurance.
2024 Target Setting

NIW targets for any particular year may not be directly comparable to actual NIW performance in the prior year given that our NIW expectations are fully reset each year based on the projected size and composition of the expected mortgage and mortgage insurance markets, among other variables.

The NIW target for 2024 STI ($51 billion) represented a 4% decrease compared to our 2023 actual performance of $53 billion. Our target for 2024 NIW was established primarily based on: (i) the projected decrease in the size of the mortgage market (using an average of estimates from the Mortgage Bankers Association, Fannie Mae and Freddie Mac); (ii) our estimate of the private mortgage insurance industry’s share of the mortgage origination market (i.e., the use of private mortgage insurance as compared to FHA or other forms of credit enhancement); and (iii) our projection regarding our market share, taking into consideration competition in the mortgage insurance industry and our strategic focus on writing NIW that we view as generating an acceptable level of economic value.

Strategic Objectives

Strategic objectives are measured qualitatively, taking into consideration the various factors that influence our NEOs’ decision-making throughout the performance period. For the 2024 program, the CHCM Committee adjusted the weightings of the strategic objectives by increasing Strategic Execution from 25% to 40% while reducing the weightings of each of the other strategic objectives from 25% to 20%. The following table highlights: (i) our 2024 strategic performance metrics and their weightings and (ii) the percentage payout achieved for each performance metric.

Performance Area and Weighting	Metric	Metric Weighting	% of Target Achievement

	Strategic Execution	40%	100%
Strategic Objectives	Portfolio and Risk Management	20%	100%
(30% Weighting)	Capital and Liquidity	20%	125%
	Human Capital Management	20%	100%

Achievement of Strategic Objectives:			105%
Weighted Achievement of Strategic Objectives (105% x 30%):			32%

Compensation of Executive Officers and Directors	2025 Proxy Statement 55

Strategic Execution (100% of Target Payout Achieved)

Strategic Execution is defined as execution of the Company’s strategic plan to drive increased stockholder value by developing and pursuing organic and inorganic growth opportunities across the mortgage and real estate markets leveraging innovative business models and operational excellence.

Performance Rationale: We grew our primary mortgage insurance-in-force portfolio to an all-time high, launched our inaugural transaction in the private label securitization market in our mortgage conduit business and repositioned and reduced expenses in our other businesses.

We grew our primary insurance in force (“IIF”) in our mortgage insurance business by 2% to an all-time high of $275.1 billion in 2024. In our mortgage conduit business, we added over 50 new mortgage sellers to increase our pipeline of loans for acquisition, and with respect to loan distributions, we completed two private label prime jumbo securitizations, including our inaugural transaction in this strategically important channel for the growth of our mortgage conduit business. We took action in 2024 towards achieving our ambitious annual expense savings goals by implementing a structural reorganization to better position our title, real estate services and real estate technology businesses while also consolidating our enterprise-wide technology functions. As a result of these actions, we are positioned to achieve an expected $20 million to $25 million reduction in our annual operating expenses in 2025 as compared to 2023.

Portfolio and Risk Management (100% of Target Payout Achieved)

Portfolio and Risk Management is defined as managing our mortgage insurance portfolio by focusing on growing economic value and long-term profitability and ensuring that the Company maintains comprehensive enterprise risk management, including operational, credit, underwriting, and counterparty risk.

Performance Rationale: We grew the value of our mortgage insurance portfolio through focused credit management, pricing discipline and claims management while enhancing our enterprise risk management processes and oversight.

Our mortgage insurance business produced strong results in 2024 by growing our primary mortgage insurance portfolio while maintaining the overall health, balance and profitability of the insured portfolio through focused credit management and risk management, pricing discipline and claims management. In 2024, we enhanced our proprietary mortgage insurance pricing model to further improve our ability to target and win an outsized share of the economic value in the private mortgage insurance market. With respect to credit management, our strong risk selection and proactive loss mitigation efforts contributed to lower claim frequencies and claim payment amounts, and we instituted a new quota-share reinsurance agreement to continue our strategy of proactively managing the risk profile and capital position of Radian Guaranty.

We further enhanced our overall focus on ERM in 2024 by: (i) reconstituting our ERM portfolio of material risks in light of developing trends and ensuring Board and Board committee oversight over the material risks; (ii) further maturing our enterprise compliance program by developing a comprehensive compliance risk assessment process to complement our ERM program and to serve as the framework for assessing, managing and reporting compliance risk; and (iii) further developing our risk-focused approach to areas such as counterparty management, data governance, model governance, business continuity and business insurance coverage.

56 2025 Proxy Statement	Compensation of Executive Officers and Directors

Capital and Liquidity (125% of Target Payout Achieved)

Capital and Liquidity is defined as optimizing our capital and liquidity to achieve strategic objectives by ensuring ongoing compliance with PMIERs, increasing our financial flexibility and aligning our credit ratings to our business objectives.

Performance Rationale: We enhanced our capital and liquidity positions to further strengthen our financial and strategic flexibility, while remaining focused on returning value to our stockholders.

We successfully executed our capital and liquidity management plans in 2024, including by: (i) successfully conducting the first investment grade senior note offering by a monoline mortgage insurer since the financial crisis and reducing our holding company debt-to-capital ratio in 2024, from 24.4% at December 31, 2023, to 18.7% at December 31, 2024; (ii) positioning Radian Guaranty to pay $675 million in ordinary dividends to Radian Group in 2024, a 69% increase compared to ordinary dividends paid in 2023; (iii) enhancing the value we returned to our stockholders by increasing the quarterly dividend on our common stock and purchasing 7.0 million shares of our common stock for $224 million via an expanded and more opportunistic repurchase program; (iv) successfully executing a new quota-share reinsurance agreement for Radian Guaranty on attractive terms; and (v) managing our investment portfolio though a volatile market to optimize returns.

Our strong financial position was recognized by an upgrade of Radian Group’s issuer credit rating to investment grade from S&P Global Ratings (“S&P”) in January 2024 and an upgrade from Fitch Ratings Inc. (“Fitch”) in January 2025. As a result of our actions in 2024, we remain well positioned from a capital and liquidity perspective with significant financial and strategic flexibility.

Human Capital Management (100% of Target Payout Achieved)

Human Capital Management is defined as maximizing the power of our Radian team by enhancing and celebrating our inclusiveness and diversity, developing our talent for future success, fostering a culture based on our values and utilizing data and analytics to adapt for the future.

Performance Rationale: Guided by our values, we remained focus on employee development and engagement to maximize individual contributions and organizational performance.

We continued to build on our strong culture and employee engagement while also optimizing our talent and operations, including managing significant expense cutting in certain business areas and supporting consolidation and growth in other areas. Despite these organizational changes, we continued to achieve above benchmark employee engagement scores and achieved a low voluntary turnover rate of 3.9%, while enhancing our overall talent development and succession planning efforts to ensure that the Company is fit for the future from a talent perspective. In addition to our executive development program, we launched a middle management program to advance our internal leadership capabilities.

Total 2024 STI Corporate Funding Level

The STI Corporate Funding Level for the 2024 STI awards was derived based on the combined percentages of target achieved for the financial performance metrics and strategic performance objectives discussed above, weighted 70% and 30%, respectively. As described above regarding 2024 performance against the metrics, the 2024 STI Corporate Funding Level was calculated as follows:

2024 STI Corporate Funding Level (as a percent of target)
Financial Performance Objectives	+	Strategic Performance Objectives	=	STI Corporate Funding Level
170% x 70% = 119%		105% x 30% = 32%		151%

Compensation of Executive Officers and Directors	2025 Proxy Statement 57

2024 STI ANALYSIS — 2024 STI PAYOUTS FOR NEOs

The amount of STI awarded to a NEO is based on the NEO’s achievement of specified individual performance goals for the applicable year. As discussed above, corporate and business unit/departmental goals are established each year in the context of our annual business planning process and are approved by our Board. Using these objectives, individual performance goals are established by each NEO and adjusted and approved by the Chief Executive Officer and reviewed with the CHCM Committee (or approved by the independent directors in the case of the Chief Executive Officer), as discussed in “III. Compensation Process and Oversight—C. SETTING COMPENSATION” above. By tying the STI award to our annual operating plan, the CHCM Committee aims to ensure accountability, focus and alignment throughout the Company with respect to those matters determined to be most critical to driving long-term stockholder value.

At the end of each performance year, each NEO (other than the Chief Executive Officer) provides a performance self-assessment to the Chief Executive Officer, and the Chief Executive Officer provides a similar self-assessment to the CHCM Committee, in each case including their level of attainment of their individual performance goals. The Chief Executive Officer reviews the performance of each of the other NEOs against their respective performance goals and makes a recommendation to the CHCM Committee regarding the amount of STI, if any, to be awarded. The CHCM Committee is provided with a copy of each NEO’s performance self-assessment to support the CHCM Committee’s STI award determination. Maximum achievement can result in an STI award of up to 200% of the target amount, while performance below expectations can result in a below-target award or no award.

The following tables set forth, for each NEO: (i) the maximum amount that could have been awarded under the STI Plan for 2024 STI performance; (ii) the NEO’s target 2024 STI award; (iii) the total amount actually awarded to the NEO based on 2024 STI performance; and (iv) individual performance highlights for each NEO supporting their 2024 STI award relative to the STI Corporate Funding Level.

2024 STI Awards

				2024 Total Amount Awarded
Name (1)	2024 Maximum STI Award	2024 Target STI Award	2024 Total Amount Awarded	% of Target	% of Maximum STI Award

Mr. Thornberry	$4,000,000	$2,000,000	$3,020,000	151%	76%
Ms. Pandit	$1,300,000	$650,000	$1,025,000	158%	79%
Mr. Brummer	$1,800,000	$900,000	$1,360,000	151%	76%
Mr. Hoffman	$1,050,000	$525,000	$830,000	158%	79%
Mr. Ray	$950,000	$475,000	$600,000	126%	63%

(1)
As a result of his separation from the Company, subject to the terms of his Transition, Separation and Release Agreement (the “Transition Agreement”), Mr. McMahon received severance payments and other benefits applicable to a “qualifying termination” under the terms of his Executive Severance Agreement and did not receive a 2024 STI payout based on actual performance like the other NEOs. See “Potential Payments Upon Termination of Employment or Change of Control—Payments and Benefits under Severance Agreement” for more information.

58 2025 Proxy Statement	Compensation of Executive Officers and Directors

2024 Individual Performance Highlights

Mr. Thornberry - Performance Highlights

Mr. Thornberry received an award at the 2024 STI Corporate Funding Level based on his leadership in:

■
Producing the Company’s strong 2024 financial results, including a structural reorganization to better position our title, real estate services and real estate technology businesses while also consolidating our enterprise-wide technology functions, and other actions taken to position us to achieve an expected $20 million to $25 million reduction in our annual operating expenses in 2025 as compared to 2023;
■
Effectively managing our capital and liquidity positions, including by: (i) executing the first investment grade senior note offering by a monoline mortgage insurer since the financial crisis; (ii) taking actions to reduce our holding company debt-to-capital ratio; (iii) executing new excess of loss and quota share reinsurance transactions for Radian Guaranty; and (iv) positioning Radian Guaranty to significantly increase the level of dividends paid from Radian Guaranty to Radian Group;
■
Supporting our mortgage insurance business in navigating the high-interest rate and highly competitive pricing environment to achieve $52.0 billion of NIW while winning a meaningful share of the economic value in the markets we were targeting through enhancements to our proprietary MI pricing data and analytics;
■
Advancing our strategic plan by growing our primary mortgage insurance in force through a focused approach to NIW intended to maximize the economic value of our insured portfolio and, for our mortgage conduit business, adding new mortgage sellers to increase our pipeline of mortgage loans for acquisition and completing two private label prime jumbo securitizations, including our inaugural transaction in this distribution channel for our mortgage conduit business; and
■
Enhancing our focus on ERM in 2024 and strengthening and deepening our corporate culture and the engagement of our employees through reinforcement of our core enterprise values.

See “II. Executive Summary—OUR 2024 FINANCIAL PERFORMANCE” and “IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM—2024 STI ANALYSIS—2024 STI CORPORATE FUNDING LEVEL” for additional information regarding our performance.

Ms. Pandit - Performance Highlights

Ms. Pandit received an award slightly above the 2024 STI Corporate Funding Level based on her leadership in:

■
Successfully leading our Finance team to contribute to the Company’s strong financial results and enhanced financial position;
■
Deepening relationships with current and potential future investors and other stakeholders to further our growth and diversification objectives;
■
Successfully completing the first investment grade senior note offering by a monoline mortgage insurer since the financial crisis and reducing our holding company debt-to-capital ratio in 2024, with our strong financial position being recognized by an upgrade of Radian Group’s issuer credit rating to investment grade by S&P in January 2024 and an upgrade from Fitch in early 2025;
■
Overseeing an organizational restructuring of our Finance department to support the development of leaders within the department and to align resources to our strategic areas; and
■
Overseeing our expense management initiative, including actions taken to position us to achieve an expected $20 million to $25 million reduction in our annual operating expenses in 2025 as compared to 2023, including a structural reorganization to better position our title, real estate services and real estate technology businesses while also consolidating our enterprise-wide technology functions.

Mr. Brummer - Performance Highlights

Mr. Brummer received an award at the 2024 STI Corporate Funding Level based on his leadership in:

■
Driving strong performance in our mortgage insurance business, including: using proprietary data and analytics to continue to capture a meaningful share of the economic value in the markets we were targeting; and by writing $52.0 billion of high quality NIW and successfully growing our primary IIF;
■
Leveraging pricing and customer engagement strategies to expand our mortgage insurance customer base, adding 68 new mortgage insurance customers that produced approximately $1.4 billion in NIW in 2024;
■
Improving operational efficiency of our mortgage insurance business through analytics, process reengineering and automation while meeting or exceeding essentially all service-level targets across our mortgage insurance business; and
■
Instituting enhancements in our mortgage risk analytics function to further drive strong credit performance in our insured mortgage insurance portfolio and to improve outcomes in our loss mitigation function, including: (i) expanding the use of property acquisition

Compensation of Executive Officers and Directors	2025 Proxy Statement 59

options available under our master insurance policies to capitalize on the high levels of embedded equity in homes associated with mortgage insurance claims; (ii) executing various lender, underwriter and operational quality control processes to identify emerging risks and institute policy and process responses; and (iii) continuing to refine and leverage our customer and servicer segmentation frameworks to better inform our business decisions and to improve the value of our engagement with lenders and servicers.

Mr. Hoffman - Performance Highlights

Mr. Hoffman received an award slightly above the 2024 STI Corporate Funding Level based on his leadership in:

■
Serving as an advisor to the Board regarding governance and related matters, including with respect to: (i) developing a comprehensive Board governance roadmap; (ii) engaging in Board succession planning; (iii) implementing best practices regarding individual director and full Board evaluations; and (iv) further enhancing the Board’s risk oversight;
■
Providing legal support in connection with the ongoing execution of our strategic plan, including: (i) the development and go-to market strategies for our various products and services; (ii) the development and growth of our mortgage conduit business; and (iii) the successful execution of various transactions that enhanced our capital and liquidity positions;
■
Overseeing the Company’s compliance function and protecting the Company from legal and regulatory challenges; and
■
Enhancing the Company’s ERM and Enterprise Compliance programs to align with the growing and changing nature of the Company’s businesses, while increasing each program’s efficiency and effectiveness.

Mr. Ray - Performance Highlights

Mr. Ray received an award above his STI target, but below the 2024 STI Corporate Funding Level based on his leadership in:

■
Overseeing the restructuring of our enterprise information technology function, resulting in increased efficiency and a reduction in IT expenses;
■
Repositioning our homegenius technology platform in light of market conditions, including a significant reduction in operating expenses;
■
Overseeing the deployment of generative AI to produce gains in productivity; and
■
Protecting Radian’s data and assets through cyber security protection and preparedness.

C. LONG-TERM INCENTIVE PROGRAM

Each year, in designing the annual LTI awards for the NEOs, the CHCM Committee reviews and assesses the types of awards that would best complement our existing LTI program to enhance long-term stockholder value. As part of its assessment, the CHCM Committee considers, among other things, the following factors:

■
Whether the awards will motivate the NEOs to achieve rigorous, performance-based objectives in line with our long-term strategic vision for the Company;
■
Whether the awards will remain both motivational and retentive through various economic cycles;
■
Whether the award objectives will be clear to the NEOs, stockholders and other constituencies;
■
The potential impact of the awards on risk behavior;
■
The potential financial, accounting and tax impact of the awards; and
■
Input, if any, from our stockholders with respect to the design and performance metrics for our awards.

60 2025 Proxy Statement	Compensation of Executive Officers and Directors

ANNUAL LTI AWARDS GRANTED IN 2024

For 2024, the CHCM Committee granted the following annual LTI awards to our NEOs: (i) performance-based restricted stock units (the “BV RSUs”) that will vest based on growth in our “LTI Book Value per Share” (as defined below) over a three-year performance period, subject to a performance modifier (as defined below, the “Relative TSR Modifier”) based on how our TSR during the performance period compares to the average TSR of a peer group of our closest mortgage insurance peers, comprised of Enact Holdings, Inc., Essent Group Ltd., MGIC Investment Corporation and NMI Holdings, Inc. (collectively, the “MI Peers”), subject to potential changes in circumstances specified in the award agreements and (ii) time-based restricted stock units that will vest over three years in pro rata installments (“Time-Based RSUs”). The CHCM Committee chose the combination of these LTI components to:

■
Incent our NEOs to drive growth in our book value, which more than any other financial performance metric, best reflects our ultimate success in executing upon our strategic plan;
■
Incent our NEOs to outperform our MI Peers, which consist of our closest peers in terms of primary business focus, revenue generation and trading correlation, by including a performance modifier for the BV RSUs that effectively adjusts the number of BV RSUs that will vest, if any, based on how our TSR compares to these peers; and
■
Ensure that the annual LTI awards continue to include a retention component through various business and economic cycles.

The CHCM Committee chose a mix of 40% time-based awards and 60% performance-based awards to ensure the LTI award was predominantly performance-based, but also to ensure that a meaningful number of RSUs would vest annually for our NEOs, creating an on-going retention element to our LTI program that would persist through various business and economic cycles.

2024 PERFORMANCE-BASED RSUs

On May 22, 2024, the CHCM Committee granted a target number of BV RSUs to each NEO (“BV RSU Target”) equivalent to 60% of the NEO’s total target 2024 LTI Award. The 2024 BV RSUs will vest on May 15, 2027, subject to the attainment of specified performance goals (as defined below) as well as certain conditions described below under “TERMINATION OF EMPLOYMENT EVENTS.” Each vested BV RSU will be payable in one share of the Company’s common stock.

On the vesting date, each NEO will become vested in a number of BV RSUs (from 0% to 200% of the NEO’s BV RSU target, the “BV Performance Level”) based on the Company’s cumulative growth in LTI Book Value per Share (resulting in the “BV Payout Percentage”), as modified by the Relative TSR Modifier, over a three-year performance period from April 1, 2024, through March 31, 2027 (“Performance Period”). In establishing the payout reference points for the BV Payout Percentage, the CHCM Committee evaluated the Company’s strategic plan, together with various performance sensitivities related to potential future macroeconomic and other conditions to ensure that there is an appropriate degree of rigor in the reference points established.

The BV Payout Percentage associated with the cumulative growth in LTI Book Value per Share will be determined based on a comparison to the following reference points:

Cumulative Growth in LTI Book Value per Share (1)	BV Payout Percentage (1) (Percentage of BV RSU Target)

≥45%	200%
=30%	100%
≤15%(2)	0%

(1)
If the Company’s cumulative growth in LTI Book Value per Share falls between two referenced percentages, the BV Payout Percentage will be interpolated. The Company’s “LTI Book Value per Share” is defined as: (A) book value

Compensation of Executive Officers and Directors	2025 Proxy Statement 61

adjusted to exclude: (i) accumulated other comprehensive income/(loss) and (ii) the impact, if any, during the Performance Period from declared dividends on shares of common stock and dividend equivalents on outstanding equity awards; divided by (B) basic shares of common stock outstanding.
(2)
If the Company’s cumulative growth in LTI Book Value per Share is less than or equal to 15%, the BV Payout Percentage will be zero, and no BV RSUs would vest.

For the 2024 BV RSUs, the Company’s LTI Book Value per Share as of April 1, 2024, was $31.70. The following chart illustrates the reference points for the cumulative growth performance measure under the BV RSUs, expressed in terms of the Company’s LTI Book Value per Share.

2024 Performance-Based RSUs Book Value Per Share Growth Measures (beginning April 1, 2024)

The results of the BV Payout Percentage, as described above, will be modified by a Relative TSR Modifier based on the Company’s cumulative three-year total stockholder return for the Performance Period (“Company Absolute TSR”) as compared to a simple average total stockholder return of the MI Peers (“Average Peer Group TSR”) based on the following reference points:

Company Absolute TSR vs. Average Peer Group TSR (“Relative TSR Performance”)	Relative TSR Modifier (1) (2)

≥10.5%	25.0%
8.0%	18.8%
5.5%	12.5%
3.0%	6.3%
0.5%	0.0%
(2.0)%	(6.3)%
(4.5)%	(12.5)%
(7.0)%	(18.8)%
≤(9.5)%	(25.0)%

(1)
If the Relative TSR Performance falls between two referenced percentages, the Relative TSR Modifier will be interpolated.
(2)
Pursuant to the terms of the BV RSU Awards, if the Company Absolute TSR is negative, no positive adjustment will be made to the BV Payout Percentage as a result of the Relative TSR Modifier.

The BV Payout Percentage will be adjusted by the Relative TSR Modifier by adding or subtracting the Relative TSR Modifier to the BV Payout Percentage. The actual number of BV RSUs that vest with respect to the Performance Period will be determined by multiplying an executive’s BV RSU Target by the BV Payout Percentage, after adjustment by the Relative TSR Modifier, but in no event will the number of BV RSUs that vest exceed 200% of the executive’s BV RSU Target.

62 2025 Proxy Statement	Compensation of Executive Officers and Directors

The BV RSUs include a one-year holding period after vesting, such that the vested BV RSUs will not be convertible into shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary of the vesting date of the BV RSUs. However, as set forth in the applicable grant instrument, the post-vesting holding period will cease to apply in certain circumstances, such as: (i) the Executive’s death or disability; (ii) the Executive’s Involuntary Termination (as defined below) in connection with a change of control before the end of the Performance Period; or (iii) the occurrence of a change of control after the end of the Performance Period.

The treatment of the BV RSU awards upon the occurrence of certain employment termination events is described under “TERMINATION OF EMPLOYMENT EVENTS” below. The BV RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the three-year performance period, absent an Involuntary Termination (as defined below), the BV RSUs will become vested on the vesting date of the BV RSUs following the end of the three-year performance period in an amount equal to the projected BV Payout Percentage for the full performance period, estimated as of the end of the fiscal quarter immediately prior to the change of control, and as modified by the Relative TSR Modifier by applying the Relative TSR Modifier as of the end of the fiscal quarter immediately prior to the change of control (the “CoC Performance Level”).

Dividend equivalents will accrue on unvested BV RSUs in a non-interest-bearing book account and will not be paid to the NEOs prior to vesting of the BV RSUs. For more information regarding dividend equivalents on the BV RSUs, see “DIVIDENDS ON LTI AWARDS” below.

2024 TIME-BASED RSUs

The Time-Based RSUs granted in 2024 are scheduled to vest in pro rata installments on May 15th of 2025, 2026 and 2027, as long as the NEO is an employee of Radian on the vesting date.

The treatment of the Time-Based RSUs upon the occurrence of certain employment termination events is described under “TERMINATION OF EMPLOYMENT EVENTS” below. Dividend equivalents will accrue on unvested Time-Based RSUs in a non-interest-bearing book account and will not be paid to the NEOs before vesting of the Time-Based RSUs as described below under “DIVIDENDS ON LTI AWARDS.”

Compensation of Executive Officers and Directors	2025 Proxy Statement 63

TERMINATION OF EMPLOYMENT EVENTS

Generally, the 2024 annual LTI awards would be treated as follows upon a termination of the NEO’s employment.

Termination Event	BV RSUs	Time-Based RSUs
Voluntary Termination	Unless Retirement Eligible, all unvested BV RSUs are forfeited	Unless Retirement Eligible, all unvested Time-Based RSUs are forfeited
Involuntary Termination* (No Change of Control)

Except as set forth below, the target number of BV RSUs will be prorated for the number of months served between the grant date and the date of termination, with vesting occurring on the original vesting date at the BV Performance Level

If terminated on or before the first vesting date, 33% of the Time-Based RSUs will automatically vest, and the remaining Time-Based RSUs will be forfeited (unless there is a Change of Control within 90 days after such termination)

■
If terminated within six months of the grant date, the BV RSUs will be forfeited
■
If terminated during the six months prior to the original vesting date, the target BV RSUs will not be prorated (NEO is eligible for full value of award)
If terminated after the first vesting date, any unvested Time-Based RSUs will automatically vest on the date of termination
Involuntary Termination* (Occurring 90 Days Before or Within One Year After Change of Control)	Accelerate vesting of BV RSUs as of the termination date (or, if later, on the date of the Change of Control) at the CoC Performance Level	Accelerate vesting of Time-Based RSUs in full on the termination date (or, if later, on the date of the Change of Control)
Death / Disability	Accelerate vesting of BV RSUs as of the date of death or disability at the BV RSU Target or, if a change of control has occurred, at the CoC Performance Level	Accelerate vesting of Time-Based RSUs in full on date of death or disability
Retirement	BV RSUs are not forfeited and vest on the original vesting date at the BV Performance Level or, if a change of control has occurred, at the CoC Performance Level	Accelerate vesting of Time-Based RSUs in full on retirement date
*
An “Involuntary Termination” is generally defined as a termination of the NEO’s employment by the Company other than for “cause” or an executive’s termination of employment for “good reason.”

The 2024 LTI awards include a provision that prohibits the NEO from competing with the Company and from soliciting the Company’s employees or customers for the “Restricted Period” (a period of 18 months with respect to Mr. Thornberry and a period of 12 months for each of the other NEOs) following termination of the NEO’s employment for any reason.

DIVIDENDS ON LTI AWARDS

NEOs are entitled to receive dividend equivalents on their 2024 LTI awards. In general, these awards provide that upon the declaration and payment by the Company of a cash dividend on its common stock, each NEO will be entitled to receive a cash amount equal to the per-share cash dividend paid by the Company (a “dividend equivalent”), multiplied by the total number of BV RSUs and Time-Based RSUs subject to such award, with the number of BV RSUs initially measured at target and adjusted at vesting based on actual performance under the awards. Any dividend equivalents credited to a 2024 LTI award are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award, including, as it relates to the BV RSUs, the requirement that certain specified performance conditions be met.

64 2025 Proxy Statement	Compensation of Executive Officers and Directors

Dividend equivalents will accrue on unvested 2024 LTI awards in a non-interest-bearing book account and will not be paid to the NEOs prior to vesting of the 2024 LTI awards. Unless the 2024 LTI award is otherwise deferred under the Company’s deferred compensation plan for executive officers, such dividend equivalents, as adjusted to take into account achievement of the applicable performance goals with respect to the BV RSUs, will be paid when the 2024 LTI awards vest. If the underlying 2024 LTI awards are forfeited, all related dividend equivalents will be forfeited. With respect to the BV RSUs, which are subject to a one-year holding period after vesting, dividend equivalents will be paid following the vesting of the BV RSUs when dividends are paid on the underlying common stock of the Company.

2024 VESTING OF 2021 PERFORMANCE-BASED RSUs

In 2021, the NEOs who were executive officers at the time were awarded performance-based RSUs having a three-year performance period beginning on March 31, 2021, and ending on March 31, 2024, and subject to a one-year post-vesting holding period from the May 15, 2024, vesting date (the “2021 BV RSUs”). The number of vested 2021 BV RSUs was based on the cumulative growth in the Company’s LTI Book Value per Share (defined in the same manner as the BV RSUs granted in 2024), ranging from 0% at a growth rate of less than 10% to a maximum of 200% for a growth rate equal to or greater than 40%.

Over the three-year performance period, the Company’s LTI Book Value per Share grew 60%. Consequently, the 2021 BV RSUs vested at 200% of the NEO’s target number of RSUs on May 15, 2024. The number of 2021 BV RSUs that vested for each NEO is included in the “Options Exercises and Stock Vested During 2024” table below. The 2021 BV RSUs will convert to shares on May 15, 2025, following the one-year holding period after vesting.

TIMING OF LTI AWARDS

The Company’s practice has been to grant annual LTI awards to employees and to grant the annual equity compensation award to non-executive directors during the CHCM Committee and Board meetings held in conjunction with the Company’s annual meeting of stockholders. The CHCM Committee generally meets in May of each year, at which time it reviews and approves the LTI plan for the coming year, approves grants of LTI awards to executive and non-executive employees, with the CEO’s award subject to approval by the independent directors of the Board, and approves, subject to the approval of the Board, grants of the annual equity awards to those non-executive directors who have been duly elected by the Company’s stockholders at the completed annual meeting of stockholders. The Board generally meets shortly after the CHCM Committee, during which meeting it reviews and approves the CEO’s LTI award and the non-executive directors’ annual equity awards.

In addition to the annual grants, equity awards may be granted at other times during the year to new hires, to employees receiving promotions and for other special circumstances. The CHCM Committee approves any such off-cycle grants to executive officers (other than awards to the CEO, which must be approved by the independent directors of the Board). The CHCM Committee has delegated to Mr. Thornberry the authority to make off-cycle awards to employees other than executive officers, subject to annual individual limits and annual aggregate limits.

We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events or sale events. Although permitted by our plan, we stopped granting stock options with our 2017 LTI awards and do not currently use stock options as part of our equity compensation arrangements.

STOCK OWNERSHIP

Consistent with our compensation philosophy, we believe that executive management, including the NEOs, should have a significant equity investment in the Company to further align their interests and actions with the long-term interests of our stockholders.

Compensation of Executive Officers and Directors	2025 Proxy Statement 65

Under our stock ownership guidelines, within five years of being designated an executive officer, Mr. Thornberry and the other NEOs are required to hold shares with a minimum aggregate market value equal to 7.0 times base salary and 2.5 times base salary, respectively. In determining compliance with these guidelines, shares of common stock, unvested time-based RSUs and in-the-money options are included in the calculation of ownership, while unvested performance-based RSUs are not counted.

As of December 31, 2024, each of our NEOs was in compliance with our stock ownership guidelines. A NEO’s failure to comply with the guidelines will be considered by the CHCM Committee in determining subsequent equity compensation awards to the NEO, including potentially reducing or eliminating future equity awards and making awards otherwise paid in cash, such as STI awards, payable in stock and subject to these guidelines. Willful or intentional violations may also be considered “cause” for purposes of termination from employment.

V. Other Compensation

In addition to the primary components of their compensation, the NEOs receive additional compensation through their participation in our benefit plans as well as, to a limited extent, through perquisites.

A. RETIREMENT COMPENSATION

We are committed to providing all of the Company’s employees with competitive benefits that make sense for their financial security.

SAVINGS PLAN

The Savings Plan serves as the primary retirement savings plan for the NEOs and other employees. The Savings Plan, among other things, provides for quarterly matching contributions by Radian equal to 100% of employee contributions (up to 6% of eligible pay for 2024). Each of the NEOs participated in the Savings Plan in 2024.

BENEFIT RESTORATION PLAN

We maintain the Radian Group Inc. Benefit Restoration Plan (“BRP”) to provide additional retirement benefits to our employees who are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable Internal Revenue Service (“IRS”) limits on eligible compensation. We believe the BRP is an appropriate plan for employees and stockholders for the following reasons.

■
Participation is predominately based on compensation earned rather than an employee’s title or position. All employees whose eligible pay exceeds the IRS compensation limit are eligible to participate in the BRP in the same year in which they exceed the IRS limit. The Company makes annual contributions to each participant’s account based on eligible compensation;
■
The same formula for calculating benefits under the BRP is used for all participants, creating alignment throughout the organization; and
■
In determining benefits under the BRP, bonus and commissions will affect a participant’s total contribution (capped at 125% of base salary) only for the year in which they occur. As a result, compensation in one year is not locked into the benefit formula going forward.

66 2025 Proxy Statement	Compensation of Executive Officers and Directors

B. DEFERRED COMPENSATION

We maintain a voluntary deferred compensation plan for the Company’s executive officers. The deferred compensation plan allows executive officers to defer receipt of all or a portion of cash received under their STI awards and the shares and accumulated cash dividends associated with RSUs. In deferring cash compensation, including STI awards and accumulated dividends on deferred RSUs, executive officers are able to receive credits based on notional investments during the deferral period. The deferred compensation program complies with the requirements of applicable IRS regulations. See “Nonqualified Deferred Compensation” below.

C. OTHER BENEFITS

Other than our health and welfare benefits provided broadly to our employees, we provide limited benefits to our executive officers. In the ordinary course, perquisites generally represent an immaterial component of our NEOs’ compensation. The primary personal benefit offered to our NEOs is the Company’s matching gift program, pursuant to which the Company will match contributions made by employees to eligible non-profit organizations in accordance with specified annual limits (up to $25,000 for the CEO and up to $10,000 for other NEOs).

In addition, we maintain an executive relocation program (which may include gross-ups for related taxes) that may be offered to certain key employees to facilitate relocations that support our business priorities. As detailed in the “All Other Compensation” column of the Summary Compensation table herein, Ms. Pandit received reimbursement and payment of certain relocation costs in 2024 in connection with her relocation from California to a location near our corporate headquarters in Wayne, Pennsylvania. The Company provided Ms. Pandit with the option to relocate as part of her agreement to join the Company in 2023, and for the primary purpose of optimizing Ms. Pandit’s working time by eliminating time-zone differences, eliminating lengthy travel and allowing for more in-person connectivity with our team in Wayne, Pennsylvania.

For additional information, see the “All Other Compensation” column and related footnote in the 2024 Summary Compensation Table herein.

VI. Severance Agreements

The CHCM Committee believes that maintaining severance arrangements is a necessary means for recruiting, motivating and retaining executive officers in the competitive industries in which we participate. We want our NEOs’ sole focus to be on our business and the interests of our stockholders. Further, we believe it is important to be transparent with respect to amounts that the NEOs could receive in the event of their termination. We believe our existing severance agreements, including the benefits provided, are consistent with, and in some cases more conservative than, current market practice.

The CHCM Committee regularly evaluates the ongoing need for severance agreements for the NEOs. We have designed and implemented a termination pay strategy for the Company with the primary purposes of:

■
Responsibly tailoring termination payment levels based on current market standards;
■
Providing clarity regarding future potential severance payments to the NEOs;
■
Applying a consistent approach to severance among the Company’s executive officers;
■
Imposing certain restrictive covenants that are important to the Company; and
■
Avoiding excessive payouts on an executive officer’s termination in connection with a change of control of the Company.

Compensation of Executive Officers and Directors	2025 Proxy Statement 67

Consistent with these objectives, our current severance agreements provide for a multiple of the sum of the NEO’s base salary and target incentive award under our STI Plan (two times for Mr. Thornberry and 1.5 times for all other NEOs currently employed by the Company) as well as a pro-rated target STI incentive award for the year of termination. Under these agreements, there is no accelerated or enhanced payment in the event of a change of control absent termination of employment and no gross-up for taxes.

See “Potential Payments Upon Termination of Employment or Change of Control” below for a detailed discussion, including a quantification of, potential payments to the NEOs in connection with a termination event.

VII. Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) precludes deduction for compensation paid to our “covered employees” in excess of $1.0 million (other than with respect to certain arrangements that were in place on November 2, 2017, and that were not later materially modified). While the CHCM Committee considers tax deductibility in structuring compensation paid to executive officers, the primary goals of our executive compensation program are to attract, incentivize and retain key employees and align pay with performance. The CHCM Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

VIII. Anti-Hedging, Anti-Pledging and Clawbacks

Our Insider Trading Policy specifically prohibits our employees and directors from engaging in all forms of speculative transactions in Radian securities. See “Corporate Governance and Board Matters—Anti-Hedging Policy and Anti-Pledging Policy” for additional information.

In addition, the Company has long maintained a comprehensive compensation recovery, or clawback, policy. Effective October 2, 2023, the Board updated this long-standing policy by adopting a new clawback policy (the “2023 Clawback Policy”) to: (i) comply with new rules implemented by the SEC under Dodd-Frank and corresponding NYSE listing standards that require the Company to clawback compensation of executive officers under certain circumstances (the “Mandatory Clawback Requirements”) and (ii) to preserve certain additional clawback provisions from the Company’s long-standing clawback policy that go beyond the SEC and NYSE requirements in granting the Company discretion to clawback compensation for any officer under a broader set of circumstances.

Under the 2023 Clawback Policy, the Mandatory Clawback Requirements apply to current and former executive officers of the Company, including the NEOs. Under the Mandatory Clawback Requirements, in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Company must recoup any erroneously received Incentive-Based Compensation (as defined in the 2023 Clawback Policy) that was in excess of the amount that would have been received by the executive officer had such Incentive-Based Compensation been based on the restated results, without respect to any tax liabilities incurred or paid by the executive officer. Recovery of any erroneously awarded compensation under the Mandatory Clawback Requirements is not dependent on fraud or misconduct by any executive officer in connection with a material restatement.

In addition to the Mandatory Clawback Requirements, the 2023 Clawback Policy goes beyond the SEC and NYSE requirements in providing the CHCM Committee with the authority, in its sole discretion, to seek to recoup incentive-based compensation from: (i) executive officers in connection with a material overstatement of the level of achievement of an objectively quantifiable financial performance measure or goal, including a material overstatement of measures or goals that would not require a restatement covered by the Mandatory Clawback Requirements and (ii) any officer of the Company (including executive officers) who engaged in fraud or other misconduct in connection with a restatement or material overstatement of an objectively quantifiable financial performance measure.

68 2025 Proxy Statement	Compensation of Executive Officers and Directors

IX. Insider Trading Policy

We have adopted an Insider Trading Policy governing purchases, sales and other transactions in the Company’s securities that is applicable to our directors, officers, employees and temporary and contract workers that is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Radian’s Insider Trading Policy does not apply to the Company’s transactions in its own securities. However, the Company’s policy is that its transactions in its own securities be conducted in compliance with insider trading laws, rules and regulations and other applicable securities laws and exchange listing requirements.

Compensation and Human Capital Management Committee Report

The CHCM Committee of our Board has reviewed the “Compensation Discussion and Analysis” section included above and discussed that analysis with our management. Based on its review and discussions with management, the CHCM Committee has recommended to our Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024. This report is provided by the following independent directors, who constitute the CHCM Committee.

Members of the Compensation and Human Capital Management Committee
Anne Leyden (Chair)	Brad L. Conner	Lisa W. Hess	Noel J. Spiegel

Director Compensation

Each year, the CHCM Committee reviews and discusses the form and amount of our non-executive director compensation. As part of this process, the CHCM Committee engages the CHCM Committee’s independent compensation consultant to perform an annual analysis of the competitive positioning of our director compensation program and to suggest changes, as necessary. In evaluating director compensation, the CHCM Committee is guided by the following principles:

■
director compensation should be in proportion to the amount of work required of our directors, as well as in proportion to the compensation of directors in companies of a comparable size and/or complexity to that of the Company, and in light of the current business environment;
■
directors’ interests should be aligned with the long-term interests of our stockholders;
■
the structure of the compensation should be transparent so that it can be easily understood by our stockholders; and
■
compensation should be consistent with director independence.

Compensation of Executive Officers and Directors	2025 Proxy Statement 69

Guided by these principles, the CHCM Committee annually assesses whether changes should be made to our non-executive director compensation, and if the CHCM Committee determines such changes to be appropriate, the CHCM Committee then recommends such changes to our full Board for consideration and approval. In August 2024, upon the CHCM Committee’s recommendation, the Board approved changes to our non-executive director compensation program to: (i) improve the competitiveness of such compensation compared to benchmarking; and (ii) reflect the increased workloads required of the Non-executive Chairman and certain committee chairs.

The following table shows the components of our non-executive director compensation program prior to, and after, these changes to our non-executive director compensation program.

	2024 Compensation ($)	2025 Compensation (1) ($)

Annual Cash Retainer (2)
Non-executive Chairman	225,000	240,000
Other Non-executive Directors	125,000	140,000
Committee Chair Annual Additional Retainer
Audit	30,000	40,000
Compensation & Human Capital Management	25,000	25,000
Finance & Investment	25,000	25,000
Governance	25,000	25,000
Risk	30,000	40,000
Board Meeting Fee (3)	5,000	5,000
Annual Equity Compensation (4)
Non-executive Chairman	275,000	285,000
Other Non-executive Directors	160,000	160,000

(1)
All changes to non-executive director compensation were effective January 1, 2025.
(2)
All non-executive directors receive an annual fee for their Board service, and the chairs of our standing committees receive an additional annual fee for their chair services. All cash retainers are paid to directors quarterly for the prior completed quarter. Non-executive directors who join the Board during the year, and therefore, do not serve for the full year, receive a prorated annual fee for their Board Service.
(3)
A Board Meeting Fee in the amount of $5,000 is paid to our non-executive directors for any Board meetings that are in excess of the number of Board meetings that are two more than the average number of regularly scheduled meetings held in the prior three years (meetings in excess of 7 for both 2024 and 2025).
(4)
Non-executive directors receive an annual equity award to compensate them for services rendered as well as to further align their long-term interests with those of our stockholders. The amounts in the table represent the grant date fair value of awards granted to our non-executive directors. See “Equity Compensation” below. Effective for 2025 compensation, non-executive directors who join the Board during the year, and therefore, do not serve for the full year, receive a prorated equity award upon joining the Board.

Equity Compensation

Each year, the CHMC Committee considers and recommends to our Board the form of annual equity awards to be granted to our non-executive directors. The form of annual equity awards may include any equity instrument that is available for issuance to non-executive directors under the Company’s equity plan. The terms of the awards (e.g., cash vs. share settled, vesting, change of control, and retirement provisions) are approved by the Board upon the recommendation by the CHMC Committee. For the last several years, the annual equity awards granted to non-executive directors have been in the form of time-based RSUs. Unless the CHMC Committee determines otherwise (before the beginning of the year for which equity awards are earned), we anticipate that future equity awards will continue to be granted in the form of time-based RSUs. As discussed in “Compensation Disclosure and Analysis - Timing of LTI Awards,” the annual equity awards to our non-executive directors typically are granted during the regular quarterly Board meeting held in conjunction with and immediately following the annual meeting of stockholders.

70 2025 Proxy Statement	Compensation of Executive Officers and Directors

VESTING OF AWARDS

RSUs granted to non-executive directors vest in their entirety one year from the grant date or earlier upon the director’s retirement, death or disability. Messrs. Culang, Montgomery and Spiegel and Ms. Lisa Hess currently are retirement eligible (defined as age 65 and five years of service or age 55 and 10 years of service). In addition, the CHMC Committee, in its discretion, may accelerate vesting under certain circumstances if the non-executive director has a separation from service, including a separation from service following a change of control.

CONVERSION OF AWARDS INTO SHARES

Since 2020, RSUs granted to our non-executive directors have been convertible into shares at the time they vest (generally one year from the date of grant). The equity awards granted to our non-executive directors prior to 2020, including phantom shares and RSUs, generally are not converted into shares until the director’s termination of service with us, notwithstanding the earlier vesting of these awards. Each phantom share or RSU is convertible into one share of our common stock. The outstanding equity awards do not entitle our non-executive directors to voting rights. Separately, in order to ensure that directors continue to have substantial pay at risk associated with their annual equity awards for the full tenure of their service to the Company, non-executive directors are required to hold equity in Radian equal to a multiple of at least five times their annual cash retainer (excluding committee chair retainers). See “Stock Ownership Requirements” below. This ownership requirement is in addition to the structural ownership requirement for our independent directors’ outstanding RSUs granted prior to 2020, which remain non-convertible into shares until the director’s termination of service with us, as discussed above.

DIVIDENDS

For the non-executive directors’ outstanding equity awards, dividend equivalents are credited in an amount equal to the per-share cash dividend paid by the Company multiplied by the total number of RSUs subject to such award when dividends are paid on shares of Company common stock. Dividend equivalents accrue on unvested equity awards in a non-interest-bearing book account and will not be paid to non-executive directors before vesting of the awards. The dividend equivalents will be paid in cash when the equity awards vest. Any dividend equivalents credited to an RSU award are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award. If and to the extent that the underlying equity awards are forfeited, all related dividend equivalents will be forfeited. For vested equity awards that remain subject to post-vesting holding until a director’s termination of service, dividend equivalents will be paid in cash when dividends are paid on the underlying common stock of the Company, unless the equity award is deferred under the Company’s deferred compensation plans as discussed below.

Nonqualified Deferred Compensation

We maintain a voluntary deferred compensation plan for our non-executive directors. The voluntary deferred compensation plan allows non-executive directors to defer (or if amounts were previously deferred, to re-defer subject to certain limitations) receipt of all or a portion of their cash compensation and shares underlying equity awards, including accrued dividends on such shares. Our non-executive directors are not entitled to participate in our retirement plans. See “Executive Compensation” and “Nonqualified Deferred Compensation” below for more information.

Stock Ownership Requirements

Our Board views equity ownership in Radian as an important means of aligning directors’ and stockholders’ interests, and it has adopted meaningful stock ownership guidelines for the Company’s non-executive directors. Under these

Compensation of Executive Officers and Directors	2025 Proxy Statement 71

guidelines, our non-executive directors are required to hold equity in Radian equal to a multiple of at least five times their annual cash retainer (excluding committee chair retainers). Each non-executive director has a period of five years, measured from the time the director joins the Board, to comply with the ownership requirement. Unless a director holds more than the applicable ownership requirement, that director is not permitted to sell Company shares, subject to certain limited exceptions. Giving effect to the compliance period, each of our non-executive directors is currently in compliance with our stock ownership requirements.

Other Items

In addition to the compensatory items discussed above, we also pay directly, or reimburse directors for, travel expenses related to attending Board, committee or other company business meetings.

We hold educational sessions on particular topics during our regular Board and Board committee meetings, and we also encourage our directors to attend third-party director education sessions to enhance their effectiveness as a director. We reimburse reasonable and customary expenses incurred for third-party director education programs and related travel.

The following table provides information about compensation paid to each of our non-executive directors in 2024.

2024 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Change to Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)	Total ($)

Howard B. Culang	225,000	275,000	—	—	500,000
Fawad Ahmad	125,000	160,000	—	—	285,000
Brad L. Conner	153,750	160,000	—	—	313,750
Debra Hess	155,000	160,000	—	—	315,000
Lisa W. Hess (4)	125,000	160,000	—	—	285,000
Anne Leyden	134,000	160,000	—	—	294,000
Brian D. Montgomery	125,000	160,000	—	—	285,000
Lisa Mumford	148,750	160,000	—	—	308,750
Gaetano J. Muzio (5)	96,375	—	—	—	96,375
Gregory V. Serio	125,000	160,000	—	—	285,000
Jed Rhoads (6)	—	—	—	—	—
Noel J. Spiegel	148,750	160,000	—	—	308,750

(1)
Represents amounts paid to directors in 2024, including for service in the fourth quarter of 2023. Based on the number of Board meetings held in 2024, no Board Meeting Fees were required to be paid to directors in 2024.
(2)
Represents the grant date fair value of annual RSU awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 fair valuation methodology used to account for share-based compensation payments for financial accounting purposes consistent with GAAP. On May 22, 2024, Mr. Culang, our Non-executive Chairman, was awarded 8,781 RSUs and each other non-executive director who was elected at our 2024 annual meeting of stockholders was awarded 5,109 RSUs, with a grant date fair value of $31.32 per RSU. For a discussion of the assumptions used in calculating the grant date fair values, see Note 2 “Significant Accounting Policies” and Note 17, “Share-Based Compensation and Other Benefit Programs” of Notes to Consolidated Financial Statements in our 2024 Annual Report on Form 10-K.

72 2025 Proxy Statement	Compensation of Executive Officers and Directors

As of December 31, 2024, each of our non-executive directors held the following number of RSUs.

Name	Restricted Stock Units (#)

Mr. Culang (a)	182,255
Mr. Ahmad	5,109
Mr. Conner	5,109
Ms. Debra Hess	23,859
Ms. Lisa Hess	146,484
Ms. Leyden	5,109
Mr. Montgomery	8,651
Ms. Mumford	5,109
Mr. Serio	103,841
Mr. Spiegel	124,637

(a)
Mr. Culang also holds 68,633 shares of phantom stock.
(3)
We do not pay above-market or preferential interest or earnings on amounts deferred under the Radian Director Deferred Compensation Plan.
(4)
Ms. Lisa Hess deferred $125,000 of her cash compensation pursuant to the Radian Voluntary Deferred Compensation Plan for Directors.
(5)
Mr. Muzio retired from the Board on May 22, 2024.
(6)
Mr. Rhoads joined the Board on February 10, 2025, and therefore did not earn or receive compensation for 2024.

Compensation of Executive Officers and Directors	2025 Proxy Statement 73

Executive Compensation

The following table describes our compensatory arrangements with our NEOs, consisting of: (i) our Chief Executive Officer; (ii) our Senior EVP and Chief Financial Officer; (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2024; and (iv) a former executive officer who, had he been serving as an executive officer at December 31, 2024, would have been one of our three other most highly compensated executive officers during 2024.

2024 Summary Compensation Table

Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)

Richard G. Thornberry Chief Executive Officer (Principal Executive Officer)

2024	1,000,000	6,000,252	3,020,000	83,687	10,103,939
2023	1,000,000	9,080,151	2,600,000	108,189	12,788,340
2022	1,000,000	5,000,140	2,300,000	86,580	8,386,720

Sumita Pandit Senior EVP Chief Financial Officer (Principal Financial Officer)

2024	550,000	1,700,503	1,025,000	655,891	3,931,394
2023	413,462	2,250,353	540,000	31,924	3,235,739

Derek V. Brummer President, Mortgage Insurance

2024	600,000	2,000,483	1,360,000	48,323	4,008,806
2023	575,000	2,000,213	975,000	46,592	3,596,805
2022	575,000	1,750,087	825,000	46,592	3,196,679

Edward J. Hoffman Senior EVP, General Counsel

2024	525,000	1,300,235	830,000	42,778	2,698,013
2023	500,000	1,200,181	650,000	40,477	2,390,658
2022	500,000	1,100,203	600,000	40,477	2,240,680

Eric R. Ray Senior EVP, Chief Digital Officer

2024	475,000	900,253	600,000	42,972	2,018,225

Brien J. McMahon Former Senior EVP, Chief Franchise Officer

2024	337,981	900,253	—	1,858,405	3,096,639
2023	475,000	900,257	460,000	42,363	1,877,620
2022	475,000	900,215	400,000	66,417	1,841,632

(1)
Grant Date Fair Value of Equity Awards. Represents the grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718 fair valuation methodology used to account for share-based compensation payments for financial accounting purposes consistent with GAAP. For each year presented, the amounts represent the grant date fair value of the BV RSUs and Time-Based RSUs that comprise our annual LTI awards. In addition, for 2023, the amounts presented include the grant date fair value of: (i) the Outperformance BV RSUs and Outperformance Relative TSR RSUs that comprise the one-time special outperformance award of RSUs (the “One-Time Outperformance Award”) granted to Mr. Thornberry in 2023 with a performance period from July 1, 2023, through December 31, 2026 (the “Outperformance Period”), and (ii) 32,823 time-based RSUs granted to Ms. Pandit upon joining the Company.

In accordance with SEC rules, the grant date fair values of the BV RSUs that are reflected in the “Stock Awards” column take into account our estimate, as of the applicable grant date, regarding the probability for payout of the awards at 100% of target as of the applicable grant date for each award. In addition, the grant date fair value of the BV RSUs granted in each of 2023 and 2024 also incorporates the estimated impact of the Relative TSR Modifier that modifies the payout of

74 2025 Proxy Statement	Compensation of Executive Officers and Directors

the award based on how our TSR compares to the average TSR of a peer group comprised of our closest mortgage insurance peers.

Of the amount reflected for Mr. Thornberry in the “Stock Awards” column for 2023, $3,080,000 reflects the grant date fair value of the One-Time Outperformance Award granted to Mr. Thornberry in 2023. For the 50% portion of the One-Time Outperformance Award that is based on the Company’s cumulative growth in book value per share over the Outperformance Period (the “Outperformance BV RSUs”), this amount takes into account our estimate, as of the applicable grant date, regarding the probability for payout of this component of the One-Time Outperformance Award (0% of target as of the grant date, due to the significant outperformance required under the Outperformance BV RSUs), as well as the estimated impact of the absolute TSR condition attached to the vesting of this award that requires the Company to have a positive TSR over the Outperformance Period for any of the Outperformance RSUs to vest. The grant date fair value of the other 50% portion of the One-Time Outperformance Award that is based on the Company’s TSR over the Outperformance Period as compared the average TSR of the MI Peers (the same group used for the 2024 BV RSUs) over the Outperformance Period (the “Outperformance Relative TSR RSUs”) is based on a Monte Carlo simulation analysis based on multiple input variables, including expected volatility, correlation coefficients and risk-free interest rates, used to simulate a range of possible future stock prices for the Company and each member of the MI Peers over the Outperformance Period.

For further discussion of the assumptions used in calculating the grant date fair values, see Note 2 “Significant Accounting Policies” and Note 17, “Share-Based Compensation and Other Benefit Programs,” of Notes to Consolidated Financial Statements in our 2024 Annual Report on Form 10-K.

The actual value that may be received by our NEOs upon vesting of the performance-based equity awards will depend on our performance against the applicable performance metrics for the awards at the end of the performance period.

In the following table we compare: (i) the grant date fair value of equity awards granted in 2024 based on the fair values of the 2024 Time-Based RSUs and 2024 BV RSUs as of the applicable grant date taking into account our estimate, as of the applicable grant date, of the probable outcome for payout of the 2024 BV RSUs (100% of target) and (ii) the grant date fair value of equity awards granted in 2024 assuming that the highest level of the applicable performance conditions for the 2024 BV RSUs was achieved (200%).

	2024 Stock Awards
Name	Probable Outcome ($)	Highest Level of Performance ($)
Richard G. Thornberry	6,000,252	9,600,453
Sumita Pandit	1,700,503	2,720,736
Derek V. Brummer	2,000,483	3,200,740
Edward J. Hoffman	1,300,235	2,080,246
Eric R. Ray	900,253	1,440,326
Brien J. McMahon	900,253	1,440,326

(2)
Represents the STI award paid to each of our NEOs for 2024, 2023 and 2022 performance. Under the STI Plan, Mr. McMahon was not eligible to receive an STI award for 2024 given his termination of employment on September 13, 2024.
(3)
For 2024, “All Other Compensation” includes the following amounts.

Name	Savings Plan Contributions ($)	Benefit Restoration Plan Contributions ($)	Imputed Income for long-term disability insurance ($)	Imputed income for life insurance ($)	Other ($)		Tax Gross-Ups ($)		Total ($)
Richard G. Thornberry	20,700	54,300	2,243	4,694	1,750	(a)	—		83,687
Sumita Pandit	20,700	20,406	2,787	897	561,738	(b)	49,363	(b)	655,891
Derek V. Brummer	20,700	24,228	2,018	1,377	—		—		48,323
Edward J. Hoffman	20,700	18,603	2,167	1,308	—		—		42,778
Eric R. Ray	20,700	14,925	3,981	3,366	—		—		42,972
Brien J. McMahon	20,700	—	2,303	4,733	1,830,669	(c)	—		1,858,405

(a)
Represents contributions to charitable organizations made pursuant to the Company’s matching charitable gift program.

Compensation of Executive Officers and Directors	2025 Proxy Statement 75

(b)
For Ms. Pandit includes $10,000 in contributions to charitable organizations pursuant to the Company’s matching charitable gift program and the following amounts paid by the Company in accordance with Ms. Pandit’s employment agreement in connection with Ms. Pandit’s relocation from California to a location near the Company’s headquarters in Wayne, Pennsylvania:(i) $421,532 of reimbursement and payments for certain costs associated with the sale of her home in California; (ii) $130,206 of reimbursement and payments for certain relocation expenses in connection with the relocation; and (iii) a tax gross-up payment on the relocation assistance amounts.
(c)
For Mr. McMahon includes the following amounts that Mr. McMahon is eligible to receive pursuant to his previously disclosed Executive Severance Agreement in connection with his termination of employment on September 13, 2024: (i) cash severance of $1,759,452; (ii) $21,529 as reimbursement for the monthly cost of continued health coverage under the Company’s health plan for 18 months; (iii) $20,000 for outplacement services; and (iv) $29,688 for accrued and unused paid time off. In addition, the vesting of Mr. McMahon’s outstanding RSUs was accelerated as described above under “Compensation Discussion and Analysis—Termination of Employment Events.” See “Potential Payments upon Termination of Employment or Change of Control—Payments and Benefits under Severance Agreement” for the dollar value associated with such acceleration. Of the total amount shown, Mr. McMahon was paid $1,217,252 in 2024.

2024 Grants of Plan Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or		Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Units (#)		Awards (3) ($)
Richard G. Thornberry	2024	2,000,000	4,000,000
	5/22/2024					76,630	(4)	2,400,052
	5/22/2024			126,190	252,380			3,600,201
Sumita Pandit	2024	650,000	1,300,000
	5/22/2024					21,720	(4)	680,270
	5/22/2024			35,760	71,520			1,020,233
Derek V. Brummer	2024	900,000	1,800,000
	5/22/2024					25,550	(4)	800,226
	5/22/2024			42,070	84,140			1,200,257
Edward J. Hoffman	2024	525,000	1,050,000
	5/22/2024					16,610	(4)	520,225
	5/22/2024			27,340	54,680			780,010
Eric R. Ray	2024	475,000	950,000
	5/22/2024					11,500	(4)	360,180
	5/22/2024			18,930	37,860			540,073
Brien J. McMahon (5)	2024	475,000	950,000
	5/22/2024					11,500	(4)	360,180
	5/22/2024			18,930	37,860			540,073

(1)
Represents the target and maximum STI awards granted under the STI Plan for 2024. For more information on these target and maximum amounts, see “Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM.” These awards do not have any minimum amount payable for achievement of a certain level of performance under the plan.
(2)
Represents the target and maximum number of shares (100% and 200% of target, respectively) that may be issued pursuant to the BV RSU awards granted to each of the NEOs on May 22, 2024, as part of their annual LTI awards. At the end of the performance period, the NEOs will be entitled to receive a number of RSUs (from 0% to 200% of target) based

76 2025 Proxy Statement	Compensation of Executive Officers and Directors

on the Company’s absolute growth in LTI Book Value per Share (as defined under the awards), as modified based on how the Company’s TSR during the performance period compares to the average TSR of our peer group. For more information, see “ANNUAL LTI AWARDS GRANTED IN 2024—2024 PERFORMANCE-BASED RSUs” under “Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. LONG-TERM INCENTIVE PROGRAM.” These awards do not have any minimum amount payable for achievement of a certain level of performance under the plan.
(3)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 fair valuation methodology used to account for share-based compensation payments for financial accounting purposes consistent with GAAP. For a discussion of the assumptions used in calculating these amounts, see Note 2 “Significant Accounting Policies” and Note 17, “Share-Based Compensation and Other Benefit Programs” of Notes to Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. For the BV RSUs, the grant date fair value reflects the probable outcome for payout of the 2024 BV RSUs (100% of target). Actual amounts to be paid to our NEOs will depend on the Company’s performance against the applicable performance conditions.
(4)
Represents the 2024 Time-Based RSUs granted to our NEOs. For more information, see “Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. LONG-TERM INCENTIVE PROGRAM—ANNUAL LTI AWARDS GRANTED IN 2024—2024 TIME-BASED RSUs.”
(5)
For Mr. McMahon, reflects awards granted in 2024 prior to his involuntary termination in September 2024. For treatment of the awards in connection with Mr. McMahon’s involuntary termination, see “Potential Payments Upon Termination of Employment or Change of Control—Payments and Benefits Under Severance Agreement.”

Compensation of Executive Officers and Directors	2025 Proxy Statement 77

Outstanding Equity Awards at 2024 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested (1) ($)
Richard G. Thornberry						31,477	(2)	998,450
									311,700	(3)	9,887,124
						62,920	(4)	1,995,822
									148,090	(5)	4,697,415
						76,630	(6)	2,430,704
									126,190	(7)	4,002,747
									175,000	(8)	5,551,000
									175,000	(9)	5,551,000
Sumita Pandit						32,823	(10)	1,041,146
									37,030	(5)	1,174,592
						15,734	(4)	499,082
									35,760	(7)	1,134,307
						21,720	(6)	688,958
Derek V. Brummer	8,780		—	$18.42	7/8/2025
	14,820		—	$12.16	5/10/2026

						11,017	(2)	349,459
									109,100	(3)	3,460,652
						20,974	(4)	665,295
									49,370	(5)	1,566,016
						25,550	(6)	810,446
									42,070	(7)	1,334,460
Edward J. Hoffman	7,640		—	$18.42	7/8/2025
	12,880		—	$12.16	5/10/2026

						6,927	(2)	219,724
									68,580	(3)	2,175,358
						12,587	(4)	399,260
									29,620	(5)	939,546
						16,610	(6)	526,869
									27,340	(7)	867,225
Eric R. Ray						5,667	(2)	179,757
									56,120	(3)	1,780,126
						9,440	(4)	299,437
									22,220	(5)	704,818
						11,500	(6)	364,780
									18,930	(7)	600,460
Brien J. McMahon	6,110	(11)	—	$18.42	7/8/2025
	10,310	(11)	—	$12.16	5/10/2026

									56,120	(3)	1,780,126

									22,220	(5)	704,818

									18,930	(7)	600,460

(1)
The dollar amounts shown were calculated based on the closing price of our common stock on the NYSE on December 31, 2024, of $31.72.
(2)
Remaining Time-Based RSUs granted on May 11, 2022, that are scheduled to vest on May 15, 2025, subject to certain conditions.
(3)
BV RSUs granted on May 11, 2022, that are scheduled to vest on May 15, 2025, with a post-vesting holding period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual results for completed performance through December 31, 2024, our NEOs would have vested in a number of RSUs above the target amount. Accordingly, pursuant to SEC rules and guidance, we have reported the maximum number of RSUs that potentially may vest under

78 2025 Proxy Statement	Compensation of Executive Officers and Directors

these awards. The final number of RSUs that vest will not be determined until the vesting date, based on the Company’s actual performance through that time.
(4)
Remaining Time-Based RSUs granted on May 17, 2023, that are scheduled to vest pro rata on May 15, 2025, and 2026, respectively, subject to certain conditions.
(5)
BV RSUs granted on May 17, 2023, that are scheduled to vest on May 15, 2026, with a post-vesting holding period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual results for completed performance through December 31, 2024, our NEOs would have vested in a number of RSUs below the target amount. Accordingly, pursuant to SEC rules and guidance, we have reported the target number of RSUs that potentially may vest under these awards. The final number of RSUs that vest will not be determined until the vesting date, based on the Company’s actual performance through that time.
(6)
Time-Based RSUs granted on May 22, 2024, that are scheduled to vest pro rata on May 15, 2025, 2026 and 2027, respectively, subject to certain conditions.
(7)
BV RSUs granted on May 22, 2024, that are scheduled to vest on May 15, 2027, with a post-vesting holding period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual results for completed performance through December 31, 2024, our NEOs would have vested in a number of RSUs below the target amount. Accordingly, pursuant to SEC rules and guidance, we have reported the target number of RSUs that potentially may vest under these awards. The final number of RSUs that vest will not be determined until the vesting date, based on the Company’s actual performance through that time.
(8)
Outperformance BV RSUs scheduled to vest on December 31, 2026. These performance-based RSUs have a potential payout ranging from 0% to 150% of the target RSUs granted, subject to certain conditions. Based on actual results for completed performance through December 31, 2024, Mr. Thornberry would not have vested in any RSUs under this component of the One-Time Outperformance Award. This award does not have any minimum amount payable for achievement of a certain level of performance. Accordingly, pursuant to SEC rules and guidance, we have reported the target number of Outperformance BV RSUs that potentially may vest under the Outperformance BV RSUs. The final number of Outperformance BV RSUs that vest will not be determined until the vesting date, based on the Company’s actual performance through that time.
(9)
Outperformance Relative TSR RSUs scheduled to vest on December 31, 2026. These performance-based RSUs have a potential payout ranging from 0% to 150% of the target RSUs granted, subject to certain conditions. Based on actual results for completed performance through December 31, 2024, Mr. Thornberry would not have vested in any RSUs under this component of the One-Time Outperformance Award. This Award does not have any minimum amount payable for achievement of a certain level of performance. Accordingly, pursuant to SEC rules and guidance, we have reported the target number of Outperformance Relative TSR RSUs that potentially may vest under the One-Time Outperformance awards. The final number of Outperformance Relative TSR RSUs that vest will not be determined until the vesting date, based on the Company’s actual performance through that time.
(10)
Represents a sign-on equity award granted to Ms. Pandit in connection with her joining the Company in 2023. These Time-Based RSUs vested on March 6, 2025, in accordance with the terms and conditions of the award.
(11)
Consists of vested options that remained outstanding following the termination of Mr. McMahon’s employment and will expire on the dates set forth in the table unless earlier exercised.

Compensation of Executive Officers and Directors	2025 Proxy Statement 79

Option Exercises and Stock Vested During 2024

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Richard G. Thornberry	—	—	374,698	11,743,035
Sumita Pandit	—	—	7,866	246,520
Derek V. Brummer	11,790	171,191	135,027	4,231,746
Edward J. Hoffman	10,260	148,975	93,207	2,921,107
Eric R. Ray	—	—	74,451	2,333,294
Brien J. McMahon	8,210	253,607	103,411	3,341,741

(1)
Shares represent the total number of RSUs that vested during 2024, of which the following performance-based RSUs that were granted to each of the NEOs in 2021 (other than Ms. Pandit who was not employed by the Company during 2021) remain subject to a one-year post-vesting holding period: Mr. Thornberry—271,999 RSUs; Mr. Brummer—99,113 RSUs; Mr. Hoffman—69,884 RSUs; Mr. Ray—56,086 RSUs; and Mr. McMahon—58,146 RSUs.
(2)
Value realized on vesting reflects the number of RSUs that vested multiplied by the closing price of the Company’s common stock as reported on the NYSE on the vesting date and excludes dividend equivalents attributable to such RSUs. The following amount of dividend equivalents were paid upon the vesting of the RSUs but are not included in this column:

Name	Dividend Equivalents Paid ($)
Richard G. Thornberry	1,116,167
Sumita Pandit	7,237
Derek V. Brummer	398,406
Edward J. Hoffman	282,787
Eric R. Ray	228,810
Brien J. McMahon	235,900

Nonqualified Deferred Compensation

Directors and Officers Deferred Compensation Plans

We maintain a voluntary deferred compensation plan for senior officers and a voluntary deferred compensation plan for our non-executive directors. The voluntary deferred compensation plan for officers allows eligible officers (including the NEOs) to defer the receipt of: (i) all or a portion of amounts payable under the STI Plan and (ii) shares and dividend equivalents that would otherwise be payable upon the vesting of RSUs. The deferred compensation plan for non-executive directors allows the directors to defer the receipt of: (i) all or a portion of their cash compensation and (ii) shares and dividend equivalents that would otherwise be payable upon the vesting of RSUs.

With respect to cash compensation, a participant must generally make a binding written election before the calendar year in which the compensation is earned (or in the case of a multi-year performance period, before the first year of the performance period) to defer payment of such compensation for at least two full calendar years beyond the year for which the election is made (or until such other time as is specified under the applicable plan). With respect to RSUs, the election must generally be made before the calendar year in which the services related to the RSUs will be performed; provided that in the case of the officers’ deferred compensation plan, if the RSUs qualify as “performance-based compensation,” as set forth in Section 409A of the Code, a deferral election may be made no later than six months before the end of the performance period for which the RSUs are earned (and in no event later than the date on which

80 2025 Proxy Statement	Compensation of Executive Officers and Directors

the number of the RSUs to be issued becomes known). Subject to certain requirements and conditions set forth in the plan, non-executive directors may elect to further defer amounts previously deferred under the plan.

Cash amounts deferred under the plans that are credited to a participant’s deferred compensation account are credited with earnings and debited with losses based on a hypothetical investment selected by the participant in one or more investment funds designated by the CHMC Committee (the “Notional Fund Return”). We do not pay guaranteed, above-market or preferential interest or earnings on deferred amounts. The value of a participant’s account that is related to vested and unvested deferred stock-settled RSUs is based on the value of Radian’s common stock, and is adjusted to reflect any dividend equivalents credited, if applicable. Under the officers’ deferred compensation plan, if stock-settled RSUs are deferred, the accrued dividend equivalents with respect to such deferred RSUs will be paid in cash when the RSUs are distributed to the participants. Under the directors’ deferred compensation plan, if stock-settled RSUs are deferred, accrued dividend equivalents with respect to such deferred RSUs will be credited to the participant’s account to the extent that the grant agreement for such deferred RSUs provides for dividend equivalents, and will be payable in the form (cash or Radian’s common stock) that the grant agreement provides. Subject to the requirements of Section 409A of the Code, participants’ accounts are distributed on the dates specified in their deferral election forms or, in certain cases, upon an earlier termination of employment or service, in the form elected by the participant (either lump sum or installments in accordance with the terms of the plans), unless another form is specified by the terms of the applicable plan.

Deferring compensation defers income tax liability on that compensation until it is paid to the participant. The plans are not funded, and the deferred amounts are not segregated from our general assets. Accordingly, participants in each plan are general unsecured creditors of Radian with respect to the amounts due under the plans.

Benefit Restoration Plan

We maintain the BRP to provide additional retirement benefits to our employees who are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable IRS limits on eligible compensation. For each plan year, we credit each participant’s account (regardless of whether the participant contributed any amount to the Savings Plan during the plan year) with an amount equal to a percentage (6% for 2024) of the participant’s “eligible compensation,” defined generally as base salary, plus certain bonus and commission income (up to 125% of the participant’s base salary), if applicable, that is in excess of applicable IRS limits ($345,000 for 2024) with regard to contributions to the Savings Plan.

Participants are immediately vested in all amounts credited by us (along with any notional income and/or gains attributable to the credits) as part of the company credit and transition credits. Our Board also may make discretionary, pro rata (based on eligible compensation) credits to participants under the BRP. Discretionary credits, if any, would generally vest upon completion of three years of service with us. To date, our Board has not made any discretionary credits to participants under the BRP.

A participant’s interest in the BRP is an unfunded bookkeeping account that the participant may elect to invest in one or more notional investment alternatives designated by the CHMC Committee. Participants are not permitted to make voluntary contributions under the BRP. Subject to compliance with applicable tax rules, payouts under the plan are made in a lump sum following the participant’s death or separation from service.

The following table sets forth information relating to our voluntary deferred compensation plan for officers and the BRP for each of the NEOs.

Compensation of Executive Officers and Directors	2025 Proxy Statement 81

Fiscal Year 2024 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of our NEOs in and as of the end of 2024.

Name	Plan Name (1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Richard G. Thornberry	DCP	—	—	—	—	—
	BRP	*	54,300	39,303	—	463,179
Sumita Pandit	DCP	—	—	—	—	—
	BRP	*	20,406	641	—	26,055
Derek V. Brummer	DCP	—	—	—	—	—
	BRP	*	24,228	52,025	—	519,614
Edward J. Hoffman	DCP	—	—	—	—	—
	BRP	*	18,603	52,071	—	346,998
Eric R. Ray	DCP	—	—	—	—	—
	BRP	*	14,925	16,214	—	130,956
Brien J. McMahon	DCP	—	—	—	—	—
	BRP	*	—	(6,278)	—	205,335

*
Not applicable. Participants are not permitted to make voluntary contributions under the BRP.
(1)
The Radian Voluntary Deferred Compensation Plan for Officers (“DCP”) and the BRP.
(2)
These amounts are also included in the “All Other Compensation” column of the 2024 Summary Compensation Table.

Chief Executive Officer Employment Agreements

On August 9, 2023, the Company and Mr. Thornberry entered into an Amended and Restated Employment Agreement (the “2023 Employment Agreement”) effective as of July 1, 2023 (the “Effective Date”) pursuant to which Mr. Thornberry will continue to serve as the Company’s Chief Executive Officer through December 31, 2026, unless earlier terminated (the “Term”).

The 2023 Employment Agreement amends and restates Mr. Thornberry’s prior employment agreement with the Company, which was entered into as of November 19, 2019, and amended as of March 26, 2021 (the “Prior Agreement”), primarily to: (i) extend the term of the Mr. Thornberry’s employment through December 31, 2026; (ii) increase Mr. Thornberry’s total minimum annual target compensation to $9,000,000; and (iii) provide Mr. Thornberry with the One-Time Outperformance Award to incent Mr. Thornberry to further drive significant growth in the Company’s book value per share and to favorably differentiate the Company relative to our MI Peers by producing an outsized TSR relative to these companies.

Pursuant to the 2023 Employment Agreement, Mr. Thornberry will receive the following compensation: (i) an annual base salary of $1,000,000 (which will be reviewed annually and may be increased, but not decreased, during the Term); (ii) eligibility to earn an incentive award under the STI Plan (including any successor plan) in each fiscal year of the Term; and (iii) eligibility to receive long-term equity incentive awards in each fiscal year of the Term under the Company’s LTI program in amounts and on terms established by the independent directors of the Board. The 2023 Employment Agreement also provides that for each full fiscal year of the Term, Mr. Thornberry’s total target compensation (comprised of annual base salary, target award under the STI Plan and target LTI awards) will not be

82 2025 Proxy Statement	Compensation of Executive Officers and Directors

less than $9,000,000, with his STI target and LTI target in each year to be established by the independent directors of the Board in accordance with the Company’s process (for information on the Company’s process, see “Compensation Discussion and Analysis—III. Compensation Process and Oversight—C. SETTING COMPENSATION.”)

Pursuant to the 2023 Employment Agreement, Mr. Thornberry will receive the following severance benefits, in each case payable in accordance with the terms of the 2023 Employment Agreement, if his employment is terminated without “Cause” or if he terminates employment for “Good Reason” (each as defined in the 2023 Employment Agreement) and only if he executes and does not revoke a written release of any claims against the Company:

(1)
two times his base salary;
(2)
an amount equal to two times the greater of: (a) his target incentive award under the STI Plan for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year); or (b) the 2023 STI Target;
(3)
a prorated target incentive award under the STI Plan equal to a pro rata portion of the greater of: (a) his target incentive award for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year); or (b) the 2023 STI Target;
(4)
the monthly cost of continued medical coverage at or below the level of coverage in effect on the date of his termination until the earlier of: (a) 18 months after the termination date; (b) the date on which Mr. Thornberry becomes eligible to elect medical coverage under Social Security Medicare or otherwise ceases to be eligible for continued coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); or (c) the date he is eligible to elect medical coverage under a plan maintained by a successor employer. During any period of continued medical coverage, the Company has agreed to pay the monthly COBRA premiums for such continued health coverage, less an amount equal to the active employee premium charge paid by Mr. Thornberry for such coverage under the Company’s health plan immediately prior to the date of his termination;
(5)
other than the One-Time Outperformance Award, vesting of any outstanding equity grants in accordance with the requirements for retirement under the applicable grant agreements;
(6)
vesting of the One-Time Outperformance Award, in whole or part, in accordance with the terms of the award;
(7)
vesting of any retirement benefits under the Company’s BRP; and
(8)
the Accrued Obligations (as defined in the 2023 Employment Agreement).

The 2023 Employment Agreement does not provide for any additional benefits to Mr. Thornberry beyond those outlined above if his termination occurs in connection with a change of control; provided however, that the vesting of his equity awards would be treated in accordance with the terms of the awards as a termination in connection with a change of control. See “Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. LONG-TERM INCENTIVE PROGRAM—TERMINATION OF EMPLOYMENT EVENTS.”

The 2023 Employment Agreement does not include any tax gross up for excise taxes. If an excise tax under section 4999 of the Code is triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the 2023 Employment Agreement will be reduced to an amount that does not cause any amounts to be subject to this excise tax so long as the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration this excise tax.

The compensation payable to Mr. Thornberry under the 2023 Employment Agreement is subject to the Company’s written policies, including the Code of Conduct, Incentive Compensation Recoupment Policy, and stock ownership guidelines, as currently in place or as may be amended by the Board. The 2023 Employment Agreement further provides that Mr. Thornberry will comply with the Restrictive Covenants Agreement (described below) and other written restrictive covenant agreements with the Company.

Compensation of Executive Officers and Directors	2025 Proxy Statement 83

Mr. Thornberry has also entered into a Restrictive Covenants Agreement with the Company pursuant to which he has agreed that for 18 months following termination of his employment for any reason he will not compete with the Company. In addition, during this period, he has agreed to restrictions on hiring and soliciting the Company’s employees and on soliciting the Company’s customers.

Potential Payments Upon Termination of Employment or Change of Control

This section provides an estimate of the value of compensation and benefits that our NEOs serving as executive officers at December 31, 2024, would have received in the event of employment termination under specific circumstances. For Mr. McMahon, the amounts provided reflect the compensation and other benefits he received (or remains eligible to receive) in connection with his involuntary termination effective September 13, 2024, consistent with the terms of his previously disclosed Executive Severance Agreement and as described below under “Other Named Executive Officers – Compensation Related Agreements.”

For the NEOs other than Mr. McMahon, the calculation of the hypothetical amounts that would be paid to each of the NEOs in the circumstances described below relies on certain assumptions. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below and can only be determined at the time of any such event. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or establish an arrangement providing different amounts, or altering the terms of the benefits described below, as the CHCM Committee, or for Mr. Thornberry, the independent directors, may determine to be appropriate.

Unless otherwise specified, the information set forth in the tables below is estimated as of December 31, 2024, and assumes that a change of control of Radian or termination of the NEO’s employment with us, as the case may be, took place as of such date. The abbreviation “COC” in the tables refers to a “change of control” of Radian as defined in the applicable plan or agreement.

The Company’s compensation plans do not provide for the acceleration of any payments or the vesting of any equity LTI awards in the event of a change of control of the Company unless there is also a “Qualifying Termination” of employment. A Qualifying Termination occurs if a NEO’s employment is terminated without cause or the NEO terminates employment for good reason during the period beginning 90 days before the change of control and ending on the one-year anniversary of the change of control.

84 2025 Proxy Statement	Compensation of Executive Officers and Directors

Chief Executive Officer Payments and Benefits upon Termination or Change of Control

The following table describes the potential payments and benefits that Mr. Thornberry would be entitled to under the terms of his 2023 Employment Agreement, as well as under our other plans and arrangements, assuming the triggering events listed in each column had occurred on December 31, 2024. The terms of the 2023 Employment Agreement are discussed above. The footnotes to the table for Mr. Thornberry appear below the tables for our Other NEOs (as defined below).

		Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Retirement ($)	Death / Disability ($)

Richard G. Thornberry
Cash Severance:	Base Salary	2,000,000	2,000,000	—	—
	Bonus	6,000,000	6,000,000	—	—

STI: (1)		3,020,000	3,020,000	3,020,000	3,020,000

Equity-Based Performance Plans:	Outperformance RSUs (2)	—	—	—	11,602,500
	Performance-based RSUs (2)	20,120,909	19,854,406	20,120,909	14,368,070
	Time-based RSUs (3)	5,663,495	5,663,495	5,663,495	5,663,495

Plan Benefits (4) and Perquisites:	Continued Health and Welfare Benefits (5)	25,610	25,610	—	—
		36,830,014	36,563,511	28,804,404	34,654,065

Other Named Executive Officers – Compensation Related Agreements

Throughout the discussion that follows, Ms. Pandit and Messrs. Brummer, Hoffman, McMahon and Ray are referred to collectively as our “Other NEOs.” We have entered into severance agreements on substantially similar terms with each of our Other NEOs.

Under these severance agreements, if the Other NEO’s employment is terminated by the Company for any reason other than cause or disability or is terminated by the Other NEO for good reason, the Other NEO will be entitled to the following cash severance amounts.

(i)
150% of the NEO’s annual base salary, as described below, at the time of termination, to be paid in accordance with the Company’s normal payroll practices;
(ii)
150% of the NEO’s target incentive award (the “Target Incentive Award”), as described below, under the STI Plan, or any successor plan, for the year in which the termination occurs, to be paid in one lump sum payment on the 30th day following the termination date; and
(iii)
A prorated Target Incentive Award amount equal to the NEO’s Target Incentive Award for the year in which the termination occurs multiplied by a fraction, the numerator of which is the number of days that the NEO was employed by the Company during the year of termination and the denominator of which is 365, to be paid in one lump sum payment on the 30th day following the termination date.

Compensation of Executive Officers and Directors	2025 Proxy Statement 85

For an Other NEO to receive any severance amounts under the severance agreements, the Other NEO must execute a general release of claims against the Company and its affiliates. The severance agreements do not provide for accelerated vesting of equity awards granted to the Other NEOs (outside of the terms of such awards) or a tax gross-up. In addition, under the severance agreements, each Other NEO has agreed not to compete with the Company and not to solicit the Company’s employees or customers for the Restricted Period (12 months for each of the Other NEOs) following termination of the Other NEO’s employment for any reason.

Consistent with the Company’s standard severance policy for senior executive officers, the severance agreements also provide that: (i) the Company will reimburse the monthly cost of continued health coverage for the Other NEO and his/her spouse and dependents under the Company’s health plan for a period of 18 months and (ii) the Company will provide executive outplacement services for up to 12 months after termination. The severance agreements automatically renew at each year end for additional one-year periods unless the Company provides at least 45 days prior written notice that the severance agreements will not be extended.

86 2025 Proxy Statement	Compensation of Executive Officers and Directors

Other Named Executive Officers – Payments and Benefits upon Termination or Change of Control

The following table describes, for each Other NEO other than Mr. McMahon, the estimated potential payments and benefits to which the NEO would be entitled under his or her severance agreement, as well as under our other plans and arrangements, assuming the triggering events listed in each column had occurred on December 31, 2024.

		Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)

Sumita Pandit

Cash Severance:	Base Salary	825,000	825,000	—
	Bonus	1,625,000	1,625,000	—

STI: (1)		1,025,000	1,025,000	1,025,000

Equity-Based Performance Plans:	Performance-based RSUs (2)	1,197,677	2,831,282	2,396,467
	Time-based RSUs (3)	1,855,564	2,325,512	2,325,512

Plan Benefits (4) and Perquisites:	Continued Health and Welfare Benefits (5)	31,073	31,073	—
	Outplacement Services (5)	20,000	20,000	—
		6,579,314	8,682,867	5,746,979

Derek V. Brummer
Cash Severance:	Base Salary	900,000	900,000	—
	Bonus	2,250,000	2,250,000	—

STI: (1)		1,360,000	1,360,000	1,360,000

Equity-Based Performance Plans:	Performance-based RSUs (2)	4,822,388	6,769,816	4,878,716
	Time-based RSUs (3)	1,353,197	1,906,014	1,906,014

Plan Benefits (4) and Perquisites:	Continued Health and Welfare Benefits (5)	25,855	25,855	—
	Outplacement Services (5)	20,000	20,000	—
		10,731,440	13,231,685	8,144,730

Edward J. Hoffman
Cash Severance:	Base Salary	787,500	787,500	—
	Bonus	1,312,500	1,312,500	—

STI: (1)		830,000	830,000	830,000

Equity-Based Performance Plans:	Performance-based RSUs (2)	3,001,425	4,218,544	3,048,605
	Time-based RSUs (3)	836,687	1,196,072	1,196,072

Plan Benefits (4) and Perquisites:	Continued Health and Welfare Benefits (5)	27,554	27,554	—
	Outplacement Services (5)	20,000	20,000	—
		6,815,666	8,392,170	5,074,677

Eric R. Ray
Cash Severance:	Base Salary	712,500	712,500	—
	Bonus	1,187,500	1,187,500	—

STI: (1)		600,000	600,000	600,000

Equity-Based Performance Plans:	Performance-based RSUs (2)	2,380,377	3,250,748	2,315,618
	Time-based RSUs (3)	633,282	882,104	882,104

Plan Benefits (4) and Perquisites:	Continued Health and Welfare Benefits (5)	25,855	25,855	—
	Outplacement Services (5)	20,000	20,000	—
		5,559,514	6,678,707	3,797,722

The following footnotes relate to the preceding tables for both our CEO and our Other NEOs, other than Mr. McMahon.

(1)
Under our STI Plan, if a NEO’s employment is terminated by us without cause on or after December 31st of the STI period, but prior to the payment date of the STI award, the NEO will remain eligible to receive a STI award, with the amount to be paid at the same time as amounts are paid to other participants. In addition, if a NEO’s employment terminates on account of death or disability at any point during the performance period, the NEO’s personal representatives, or, in the case of death the NEO’s estate, heirs or beneficiaries, as applicable, remain eligible to receive a pro rata portion of the NEO’s STI award, following the end of the applicable performance period. As set forth in the

Compensation of Executive Officers and Directors	2025 Proxy Statement 87

tables, the amounts deemed to be paid to each NEO for termination without cause or upon death or disability as of December 31, 2024, represent the STI award that was paid to each NEO for 2024 performance.

Our NEOs are not entitled to receive a STI award if: (i) the NEO’s employment is terminated for any reason other than death or disability before December 31st of the STI Plan performance year; (ii) the NEO’s employment is terminated for cause; or (iii) the NEO voluntarily terminates employment after December 31st of a performance year but before the STI award is paid.

For additional information on our STI program, see “Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. SHORT-TERM INCENTIVE PROGRAM.”

(2)
Under our equity award agreements, performance-based equity awards would be treated as follows.

Change of Control. Vesting of performance-based RSUs granted to a NEO will be accelerated in connection with a Qualifying Termination associated with a change of control at the estimated performance achievement for the full performance period, which is estimated: (i) for the 2022 performance-based RSUs, using projected performance through the end of the performance period based on actual results as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the change of control occurs and (ii) for the 2023 and 2024 performance-based RSUs and the Outperformance RSUs, using projected performance through the end of the performance period based on actual results as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the change of control occurs or the date of the change of control if the change of control occurs on the last day of the fiscal quarter. Based on this, we have assumed in the tables that the 2022, 2023 and 2024 performance-based RSUs for each NEO would vest at 170%, 138% and 97% of target, respectively, and for the Outperformance RSUs granted to Mr. Thornberry, that the award would vest at 0% of target.

Death/Disability. Vesting of performance-based RSUs granted to a NEO will be accelerated and paid at target upon a NEO’s death or disability.

Retirement. As noted above, Mr. Thornberry met the retirement eligibility requirements as of December 31, 2024, and in the event of his retirement, all performance-based RSUs other than the Outperformance RSUs would remain outstanding and would vest and become payable only upon the attainment of performance goals set forth in such RSU agreement at the same time as those of other participants. The Outperformance RSUs are not retirement eligible and, therefore, upon Mr. Thornberry’s retirement, any outstanding Outperformance RSUs would be forfeited.

Termination without Cause/Resignation for Good Reason – Non-Retirement Eligible NEOs. For those NEOs who are not retirement eligible (i.e., all NEOs other than Mr. Thornberry), in the event the NEO’s employment is involuntarily terminated without cause or the NEO terminates employment for good reason, the target number of performance-based RSUs would be prorated in accordance with the terms of the grant instrument and the prorated award would continue to remain outstanding and would vest and become payable at the same time as for other participants based upon the attainment of the performance goals set forth in such RSU agreement. Notwithstanding the foregoing, in the event a NEO’s employment was terminated within six months of the grant date, the performance-based RSUs would be forfeited, and if terminated during the six months prior to the original vesting date, the full target award of performance-based RSUs would remain outstanding and would vest and become payable at the same time as for other participants only upon the attainment of performance goals set forth in such RSU agreement.

Termination without Cause/Resignation for Good Reason – Retirement Eligible NEOs. In the event that Mr. Thornberry was involuntarily terminated without cause or resigned for good reason, with the exception of the Outperformance RSUs granted to Mr. Thornberry, his performance-based RSUs would be treated as if he had retired as set forth above in this footnote. With regard to the One-Time Outperformance Award granted to Mr. Thornberry, the target number of Outperformance RSUs would be prorated in accordance with the terms of the grant instrument and the prorated award would remain outstanding and would vest and become payable only upon the attainment of the performance goals set forth in the RSU agreement. Further, notwithstanding the foregoing, in the event Mr. Thornberry’s employment was involuntarily terminated without cause or he resigned for good reason during the six months prior to the vesting date, the Outperformance RSUs would not be prorated and would vest and become payable only upon the attainment of performance goals set forth in such RSU agreement.

For purposes of the table above, the value of the performance-based RSUs is based on the closing price of our common stock on the NYSE at December 31, 2024 ($31.72), and except as provided for above with respect to a change of control and death/disability, reflects the estimated number of performance-based RSUs that would continue to remain outstanding based on projected performance through the end of the performance period using actual results for completed performance through December 31, 2024, as well as any accumulated dividend equivalents attributable to such RSUs. Based on this, except in relation to a change of control or death/disability, we have assumed in the tables that

88 2025 Proxy Statement	Compensation of Executive Officers and Directors

the 2022, 2023 and 2024 performance-based RSUs for each NEO would vest at 175%, 138% and 97% of target, respectively, and for the Outperformance RSUs granted to Mr. Thornberry, that the award would vest at 0% of target.

(3)
Unless a NEO is retirement eligible, vesting of time-based RSUs granted to a NEO will be accelerated (i) in connection with a Qualifying Termination associated with a change of control and (ii) upon a NEO’s death or disability. In the event a NEO’s employment is involuntarily terminated without cause or the NEO terminates employment for good reason, vesting of the time-based RSUs will be accelerated in accordance with the terms of the awards such that: (i) if the termination occurs up through and including the first anniversary of the grant date, one-third of the time based RSU award would become vested and the remaining time-based RSU award would be forfeited and (ii) if the termination occurred after the first anniversary of the grant date, all unvested time-based RSUs subject to the award would vest.

For NEOs who are retirement eligible, all time-based RSUs would vest.

The value of the time-based RSUs included in the tables above represent the aggregate value of the RSUs that would be accelerated based on the closing price of our common stock on the NYSE at December 31, 2024 ($31.72), as well as any accumulated dividend equivalents attributable to such RSUs on that date.

(4)
Upon termination of a NEO’s employment with us, the NEO may be entitled to other amounts under our benefit plans, as discussed above. Amounts payable under these plans are not subject to enhancement upon a termination or change of control and therefore are not presented in the tables above.
(5)
Under the agreements for the NEOs, each officer is entitled to: (i) reimbursement for the monthly cost of continued health coverage under the Company’s health plan for the applicable Restricted Period (18 months) and (ii) outplacement services for the Other NEOs for up to 12 months after termination (up to $20,000) in the event the NEO is terminated other than for cause or such NEO terminates employment for good reason.

Under the applicable agreements with the NEOs, if amounts payable constitute an “excess parachute payment” within the meaning of Section 280G of the Code, we are required to reduce (but not below zero) the amount of such payments if reducing such payments would, because of the impact of such reduction on the excise taxes payable in such situations, provide such NEO with a greater net after-tax amount than would be the case if no reduction was made.

In all cases, the actual payments to a NEO are subject to the terms and conditions of the actual agreements, plans, awards and programs described above.

Unless otherwise specified: (i) all of the payments described in this section would be made from the funds of, and the benefits described would be provided by, us, or by the surviving company in the event of a change of control of Radian, and (ii) all payments would be made in the form of a single lump sum.

Compensation of Executive Officers and Directors	2025 Proxy Statement 89

Payments and Benefits Under Severance Agreement

The following table describes the payments and benefits that Mr. McMahon received or will receive pursuant to his previously disclosed Executive Severance Agreement in connection with his involuntary termination of employment on September 13, 2024.

Brien J. McMahon
Cash Severance: (1)	Base Salary	712,500
	Bonus	1,046,952

Equity-Based Performance Plans: (2)	Performance-based RSUs	3,298,731
	Time-based RSUs	2,551,624

Plan Benefits and Perquisites: (3)	Continued Health and Welfare Benefits	71,217
		7,681,024

(1)
As a result of his separation from the Company, subject to the terms of his the Transition Agreement, Mr. McMahon received severance payments and other benefits applicable to a “qualifying termination” under the terms of his Executive Severance Agreement and did not receive a 2024 STI payout based on actual performance like the other NEOs. Cash severance is equal to 150% of his base salary, 150% of his 2024 target STI award and a pro-rated 2024 STI award equal to his 2024 target STI award multiplied by a fraction, the numerator of which is the number of days that he was employed in 2024.
(2)
At the time of his termination of employment, Mr. McMahon was retirement eligible under his outstanding equity awards. Accordingly, Mr. McMahon’s outstanding equity awards were treated as follows:
▪
The performance-based RSUs will continue to remain outstanding and vest and become payable at the same time as for other participants based upon the Company’s actual performance through that time. The performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. The amount set forth in the table for performance-based RSUs is equal to the number of RSUs that potentially may vest under these awards based on projected performance through the end of the performance period using actual results for completed performance through December 31, 2024, multiplied by the closing price of our common stock on the NYSE on December 31, 2024 ($31.72). Based on this, we have assumed in the table above that the 2022, 2023 and 2024 performance-based RSUs would vest at 175%, 138% and 97% of target, respectively.
▪
The time-based RSUs were subject to accelerated vesting as of his termination date. The amount set forth in the table for time-based RSUs represents the aggregate value of Mr. McMahon’s time-based RSUs based on the closing price of our common stock on the NYSE on September 13, 2024 ($35.13).

(3)
Consists of (i) reimbursement for the monthly cost of continued health coverage under the Company’s health plan for 18 months, (ii) outplacement services, and (iii) accrued and unused paid time off.

90 2025 Proxy Statement	Compensation of Executive Officers and Directors

Pay Ratio Disclosure

In this proxy statement, we have calculated the ratio of the annual total compensation of our Chief Executive Officer relative to the annual total compensation of our median employee (the “Chief Executive Officer Pay Ratio”), in accordance with certain procedures mandated by the SEC (the “Pay Ratio Rules”).

For purposes of calculating the Chief Executive Officer Pay Ratio for 2024, we selected December 31, 2024, as the date on which to determine our median employee. To identify the median employee, we used direct cash compensation plus the grant date fair value of equity awards granted in 2024 as our consistently applied compensation measure, as permitted by the Pay Ratio Rules.

Direct cash compensation included base pay, annualized base pay for employees who began employment after the start of the fiscal year, overtime, sales commissions paid in 2024 and bonuses paid for 2024 performance.

For 2024, total compensation for our median employee was calculated using the same methodology we used for our NEOs as set forth in the 2024 Summary Compensation Table above. Calculated on this basis, our median employee’s 2024 annual total compensation was $141,788.

Mr. Thornberry’s annual total compensation for 2024 as reflected in the Summary Compensation Table was $10,103,939. Based on the above, our Chief Executive Officer Pay Ratio for the year ended December 31, 2024, is 71:1.

Pay vs. Performance Disclosure

As required by SEC regulations, we are providing the following information for the years ended December 31, 2024, 2023, 2022, 2021 and 2020: (i) a comparison of the total compensation of our CEO and the average total compensation of our other NEOs, each as presented in the Summary Compensation Table above, to “compensation actually paid” (“CAP”) for our CEO and average CAP for our other NEOs, each as calculated in accordance with the SEC’s rules; (ii) the performance of the Company under certain financial performance measures; and (iii) the relationship between the CAP for our CEO and the average CAP for our other NEOs as compared to the performance of the Company under certain financial performance measures. The definition of CAP is determined in accordance with the SEC’s rules and is not used by the CHCM Committee in establishing pay for our NEOs or as part of the CHMC Committee’s pay-for-performance assessments for our NEOs. See “Compensation Discussion and Analysis” above for a discussion of the Company’s compensation philosophy, practices and programs.

Pay vs. Performance Table

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for CEO (1) ($)	CAP to CEO (1) (2) (3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (4) ($)	Average CAP to Non-CEO NEOs (2) (4) (5) ($)	TSR (6) ($)	Peer Group TSR (6) ($)	Net Income ($ in thousands)	Company- Selected Measure - Adjusted Book Value Per Share (7) ($)
2024	10,103,939	14,442,687	3,150,615	4,117,360	147.58	125.72	604,440	33.71
2023	12,788,340	23,724,432	2,434,119	4,462,851	128.84	105.65	603,119	30.87
2022	8,386,720	9,643,406	2,195,925	2,473,982	82.95	100.43	742,934	27.86
2021	9,286,766	16,605,932	2,685,012	4,480,327	88.57	116.80	600,671	23.59
2020	7,944,227	1,497,200	2,407,291	1,099,808	82.80	91.65	393,626	20.98

(1)
Richard G. Thornberry was the CEO for all periods shown.

Compensation of Executive Officers and Directors	2025 Proxy Statement 91

(2)
In calculating CAP, we determined the fair value of outstanding, vested and forfeited equity awards in the applicable year in a manner consistent with FASB ASC Topic 718 fair valuation methodology used to account for share-based compensation payments for financial accounting purposes consistent with GAAP. For a discussion of the assumptions used in calculations for values of share-based compensation, see Note 2 “Significant Accounting Policies” and Note 17 “Share-Based Compensation and Other Benefit Programs” of Notes to Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. RSUs were valued based on the closing price of our common stock on the NYSE on the relevant measurement date and, for performance-based RSUs, incorporates the estimated probability of achievement as of the measurement date. For more information about the probability of achievement, see “Outstanding Equity Awards at 2024 Fiscal Year-End” table.
(3)
A reconciliation of amounts reported under the “Summary Compensation Table Total for CEO” column in the table above to the “CAP to CEO” column is as follows:

	Summary Compensation Table Total for CEO ($)	Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	Plus: Fair Value as of Year End for Stock and Option Awards Granted in the Covered Year ($)	Change in Fair Value from End of Prior Year to End of Covered Year of Outstanding Unvested Stock and Option Awards from Prior Years ($)	Change in Fair Value from End of Prior Year to Vesting Date of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	CAP to CEO ($)
2024	10,103,939	6,000,252	6,827,963	2,399,204	1,111,833	14,442,687
2023	12,788,340	9,080,151	10,246,073	6,965,367	2,804,803	23,724,432
2022	8,386,720	5,000,140	5,227,267	926,737	102,822	9,643,406
2021	9,286,766	4,600,186	6,715,692	3,595,606	1,608,054	16,605,932
2020	7,944,227	5,175,383	6,785,137	(4,993,141)	(3,063,640)	1,497,200

(4)
The Non-CEO NEOs for each of the years presented were as follows:
2024: Sumita Pandit, Derek B. Brummer, Edward J. Hoffman, Eric R. Ray and Brien J. McMahon.
2023: Sumita Pandit, Robert J. Quigley, Derek B. Brummer, Edward J. Hoffman and Brien J. McMahon.
2022: Robert J. Quigley, Derek V. Brummer, Edward J. Hoffman, Brien J. McMahon and J. Franklin Hall.
2021: Derek V. Brummer, Edward J. Hoffman, Brien J. McMahon and J. Franklin Hall.
2020: Derek V. Brummer, Edward J. Hoffman, Eric R. Ray and J. Franklin Hall.
(5)
A reconciliation of amounts reported in the table above under “Average Summary Compensation Table Total for Non-CEO NEOs” column to “Average CAP to Non-CEO NEOs” column is as follows:

	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	Plus: Fair Value as of Year End for Stock and Option Awards Granted in the Covered Year ($)	Plus: Fair Value as of Vesting Date of Awards Granted and Vested in the Covered Year ($)	Change in Fair Value from End of Prior Year to End of Covered Year of Outstanding Unvested Stock and Option Awards from Prior Years ($)	Change in Fair Value from End of Prior Year to Vesting Date of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	Average CAP to Non-CEO NEOs ($)
2024	3,150,615	1,360,346	1,473,338	81,926	519,889	251,938	4,117,360
2023	2,434,119	1,330,234	1,703,642	—	1,178,583	476,741	4,462,851
2022	2,195,925	1,135,301	1,186,226	—	205,320	21,812	2,473,982
2021	2,685,012	1,253,944	1,830,574	—	920,129	298,556	4,480,327
2020	2,407,291	1,316,620	1,765,256	—	(1,028,318)	(727,801)	1,099,808

92 2025 Proxy Statement	Compensation of Executive Officers and Directors

(6)
TSR was calculated assuming a fixed investment of $100, including reinvestment of dividends (as applicable) measured from the market close on December 31, 2019, through and including the end of the year for each year reported in the table. Our peer group used for this TSR calculation is the S&P SmallCap 600 Financials index.
(7)
Our company-selected measure, Adjusted Book Value Per Share, is the measure that we believe represents the most important financial performance not otherwise presented in the table above that we use to link the compensation paid to our NEOs to our Company’s performance for the year ended December 31, 2024. “Adjusted Book Value Per Share” is calculated as: (A) total stockholders’ equity, adjusted to exclude accumulated other comprehensive income (loss); divided by (B) basic shares of common stock outstanding. As compared to Adjusted Book Value Per Share, the Company’s LTI Book Value per Share measure (used to determine the performance of our BV RSUs) also excludes the impact, if any, during the three-year performance period from declared dividends on common shares and dividend equivalents on outstanding equity awards. Since this dividend-related adjustment varies by award depending on, among other things, the beginning and ending dates of each distinct three-year performance period, we do not add back any declared dividends or dividend equivalents to the Adjusted Book Value Per Share measure shown as of December 31, 2024, 2023, 2022, 2021 or 2020.

List of Performance Measures

The following are the most important financial performance measures used by the Company to link the compensation paid to our NEOs to the performance of the Company for the year ended December 31, 2024:

■
Adjusted Book Value Per Share;
■
Adjusted diluted net operating income per share;
■
Adjusted pretax operating income; and
■
New Insurance Written.

See “Compensation Discussion and Analysis” above for further details on how these measures or a similar measure in the case of the Adjusted Book Value Per Share are utilized in our compensation plans.

Relationship between Compensation Actually Paid and Performance

The following charts demonstrate the relationship between CAP to the CEO and average CAP to the other NEOs as set forth in the Pay vs. Performance table above to the following performance measures: (i) Company TSR and Peer Group TSR; (ii) Company net income; and (iii) Company Adjusted Book Value Per Share and, on a supplemental basis, Book Value Per Share.

Compensation of Executive Officers and Directors	2025 Proxy Statement 93

CAP vs. TSR

($ in millions, except TSR)

CAP vs. Net Income

($ in millions)

94 2025 Proxy Statement	Compensation of Executive Officers and Directors

CAP vs. Adjusted Book Value Per Share

($ in millions, except per-share amounts)

Compensation of Executive Officers and Directors	2025 Proxy Statement 95

Other Information

Expenses of Solicitation

We will bear the entire cost of preparing and soliciting proxies. In addition to the solicitation of proxies by mail, we will request that Nominees send Notices or Proxy Materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse Nominees for their reasonable expenses in taking those actions. We have also made arrangements with D.F. King & Co., Inc. to assist us in soliciting proxies and have agreed to pay them a fee not expected to exceed $25,000 plus reasonable and approved expenses for these services. If necessary, we may use several of our regular employees or directors to solicit proxies from our stockholders, either personally or by telephone, email, facsimile or letter. These individuals will not be specially compensated, but will be entitled to reimbursement for actual expenses incurred in connection with the solicitation.

Incorporation by Reference

The information contained in this proxy statement under the headings “Compensation of Executive Officers and Directors—Compensation and Human Capital Management Committee Report” and “Corporate Governance and Board Matters—Audit Committee Report” is not “soliciting material,” nor shall it be deemed “filed” with the SEC nor incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Stockholder Proposals for the 2026 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting must do so in compliance with applicable SEC rules and regulations. Under Rule 14a-8 adopted by the SEC, to be considered for inclusion in our proxy materials for our 2026 annual meeting, a stockholder proposal must be received in writing by our Corporate Secretary at our principal office at 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087, no later than December 2, 2025. If the date of our 2026 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such stockholder proposals can be included or excluded from company-sponsored proxy materials.

96 2025 Proxy Statement	Other Information

If a stockholder desires to submit a proposal for consideration at the 2026 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2026 annual meeting, the stockholder must comply with the procedures set forth in our By-Laws. This means that the written proposal must be received by our Corporate Secretary at our principal office set forth on the cover page of this proxy statement on or before February 20, 2026, but no earlier than January 21, 2026 (except that if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be received between the close of business on the 120th day and 90th day before the date of the 2026 annual meeting or, if the first public announcement of the date of the 2026 annual meeting is less than 100 days before the date of the meeting, then the notice by the stockholder must be received by the 10th day after the public announcement). The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 3.05 and 3.06 of our By-Laws including, among other things: (i) the name and record address of the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made; (ii) the class and number of shares of our capital stock owned by the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made; (iii) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (iv) a description of any agreements, arrangements and understandings between such stockholder and beneficial owner and any other person or persons (including their names) related to the proposal, as well as certain other information. A copy of the full text of the relevant By-Law provisions, which includes the complete list of the information that must be submitted to us before a stockholder may submit a proposal at the 2026 annual meeting, may be obtained upon written request directed to our Corporate Secretary at our principal office set forth on the cover page of this proxy statement. A copy of our By-Laws is also posted on the Corporate Governance section of our website (www.radian.com).

The procedures for stockholders to follow to nominate candidates for election to our Board are described in the section of this proxy statement entitled “Corporate Governance and Board Matters—Consideration of Director Nominees.” We did not receive any such proposals with respect to the 2025 Annual Meeting.

Annual Report on Form 10-K

We filed the 2024 Annual Report on Form 10-K with the SEC on February 14, 2025. We will mail to you without charge, upon written request, a copy of the 2024 Annual Report on Form 10-K, excluding exhibits. Please send a written request to Investor Relations, Radian Group Inc., 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087.

The 2024 Annual Report on Form 10-K may also be accessed and printed directly from the Investor Relations section of our website at www.radian.com. Our 2024 Annual Report to Stockholders, which includes the 2024 Annual Report on Form 10-K, is not incorporated into this proxy statement and is not considered proxy soliciting material.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting

Pursuant to rules issued by the SEC, we have elected to provide access to our Proxy Materials by notifying you of the availability of our proxy statement on the internet. This proxy statement and our 2024 Annual Report to Stockholders are available on the Investor Relations page of our website at www.radian.com/StockholderReports.

Other Information	2025 Proxy Statement 97

Householding Proxy Materials

Stockholders residing in the same household who hold their stock through a Nominee may receive only one Notice or one copy of Proxy Materials in accordance with a notice sent earlier by their Nominee. This practice will continue unless instructions to the contrary are received by your Nominee from one or more of the stockholders within the same household. This practice of sending only one Notice or one copy of Proxy Materials is called “householding” and it saves us money in printing and distribution costs. We undertake to deliver promptly to any stockholder at a shared address, upon written or oral request, a copy of our Proxy Materials. You may request such additional copies by calling 215-231-1035 or writing to Investor Relations, Radian Group Inc., 550 East Swedesford Road, Suite 350, Wayne, Pennsylvania 19087.

If you hold your shares in “street name” and reside in a household that received only one Notice or one copy of the Proxy Materials, you can request to receive a separate copy in the future by following the instructions sent by your Nominee. If your household is receiving multiple copies of the Proxy Materials, you may request that only a single set of Proxy Materials be sent by following the instructions sent by your Nominee.

Other Matters

Management knows of no matters to be presented for action at the Annual Meeting other than those discussed in this proxy statement. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Radian.

98 2025 Proxy Statement	Other Information

Radian Group Inc.

www.radian.com

MMMMMMMMMMMM RADIAN GROUP INC.MMMMMMMMMMMMMMMC123456789 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext MMMMMMMMM 000001 MRASAMPLEDESIGNATION(IFANY) ADD1ADD 2ADD 3ADD 4ADD 5ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RDN or scan the QR code — the 15-digit controlnumber required to log in is located in the shaded bar below. You may attend the Annual Meeting via the Internet and vote during the AnnualMeeting. Have the 15-digit control number that is printed in the shaded barbelow available, and follow the instructions on the reverse side. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada ELECTRONIC DELIVERY OF FUTURE PROXY MATERIAL If you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via email or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Annual Stockholder Meeting Proxy Card1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified below. If no choice is specified, this proxy will be voted “FOR” all of the nominees in Item 1, and “FOR” Item 2 and “FOR” Item 3. The Proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. A Proposals — The Board of Directors recommends a vote “FOR” all of the director nominees in Item 1, and “FOR” Items 2 and 3, which were all proposed by the Company. Item 1 - Elect eleven directors, each for a one-year term, to serve until their successors have been duly elected and qualified, as follows: ForAgainstAbstainForAgainstAbstainForAgainstAbstain 01 - Howard B. Culang 05 - Anne Leyden 09 - Gregory V. Serio 02 - Fawad Ahmad 06 - Brian D. Montgomery 10 - Noel J. Spiegel 03 - Brad L. Conner 07 - Lisa Mumford 11 - Richard G. Thornberry 04 - Debra Hess 08 - Jed Rhoads ForAgainstAbstainForAgainstAbstain Item 2 - Advisory, non-binding vote to approve named executive Item 3 - Ratification of the appointment of officer compensation PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 MR A SAMPLE (THIS AREA IS SET UPTO ACCOMMODATE C 1234567890JNT 140 CHARACTERS) MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1UPX644696 MMMMMMM 043QAD Change of Address — Please print new address below. The 2025 Annual Meeting of Stockholders of Radian Group Inc. will be held on Wednesday, May 21, 2025 at 9:00 am Eastern Daylight Time, virtually via the Internet at meetnow.global/MT9KVSD. To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — RADIAN GROUP INC. PROXY FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2025 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby authorizes Elizabeth A. Diffley, Edward J. Hoffman and Sumita Pandit, and each of them, individually, as proxies and agents of the undersigned (the “Proxies”), each with power of substitution, to vote and otherwise represent, as indicated on the reverse side hereof, all of the shares of common stock of Radian Group Inc. (the “Company”) which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually via the internet at meetnow.global/MT9KVSD on May 21, 2025 at 9:00 a.m. Eastern Daylight Time, and any postponement(s) or adjournment(s) thereof. The undersigned acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders, the Proxy Statement and the 2024 Annual Report. All other proxies heretofore given by the undersigned to vote shares of the Company’s common stock at the Annual Meeting are expressly revoked. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items